UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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NorthWestern Corporation
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2023 Proxy Statement

NorthWestern Energy
Delivering a Bright Future

Table of Contents

Annual Meeting Notice 3

Message from CEO 4

Proxy Summary 5

Items of Business 6

2022 Executive Pay Overview 6

Corporate Governance Overview 7

Items of Business at Annual Meeting 8

Proposal 1
Election of Directors 9

Proposal 2
Ratification of Appointment of Independent Registered Public Accounting Firm for 2023 11

- Description of Audit Fees 11
- Audit Committee Report 12

Executive Pay 15

Compensation Discussion and Analysis 16

Compensation Committee Report 34

Executive Pay (cont'd)

2022 Executive Pay 35

2022 Director Pay 43

Pay Versus Performance 44

Supplemental Pay Versus Performance Information 47

Corporate Governance 50

Governance Overview 51

Board of Directors 52

Board Diversity 53

Director Nominees 56

Director Succession Planning 61

Board Independence 63

Board Committees 64

ESG Sustainability 68

Other Governance Practices 68

Stock Information 71

Who Owns our Stock 72

Stock for Compensation Plans 74

Annual Meeting Information 75

Voting Procedures 76

General Information 79

Glossary (inside back cover)

Notice

2023 ANNUAL MEETING OF SHAREHOLDERS

If you owned shares of NorthWestern Corporation common stock at the close of business on February 28, 2023 (the record date), we invite you to attend our virtual annual meeting of shareholders. You are entitled to one vote per share upon each matter presented at the meeting. Only our shareholders, their legal proxy holders as of the record date, or our invited guests may participate in the meeting.

Annual Meeting Proposals

01	Election of Directors	**Vote For** See *page ##*
02	Ratification of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm for 2023	**Vote For** See *page ##*
03	Advisory Vote to Approve Named Executive Officer Compensation *(Say on Pay)*	**Vote For** See *page ##*
04	Advisory Vote on the Frequency of the Advisory Votes on Executive Compensation *(Say When on Pay)*	**Vote For** See *page ##*

Other than these four proposals, we do not anticipate any other business to come properly before the annual meeting.

YOUR VOTE IS IMPORTANT. Our Board strongly encourages you to exercise your right to vote. Voting early helps ensure that we receive a quorum of shares necessary to hold the annual meeting.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS. The Notice of Annual Meeting, Proxy Statement, and 2022 Annual Report are available on the internet at **www.proxyvote.com**.

Details

Date and Time
Friday, April 28, 2023
10:00 a.m. Mountain Time

Record Date
Tuesday, February 28, 2023

Place
Virtual Meeting
www.virtualshareholder meeting.com/NWE2023

How to Vote

Shareholders of Record

By Internet
www.proxyvote.com

By Telephone
1-800-690-6903

By Mail
Complete your proxy card and cast your vote by pre-paid post.

Beneficial Owners
If you hold shares of our stock in the name of a broker, bank, or other nominee (in "street name"), please follow the instructions they provide on how to vote your shares and participate in the annual meeting.

NorthWestern® Energy
Delivering a Bright Future

A message from our CEO

Dear Fellow NorthWestern Corporation Shareholder:

In 2023, we are celebrating the centennial of NorthWestern Public Service — the company that, along with Montana Power (after being acquired by NorthWestern Corporation in 2002), transformed into NorthWestern Energy. As we look back over the last 100 years, much has changed at NorthWestern Energy, but our mission remains the same. We are, and always will be, committed to delivering safe, reliable and innovative energy solutions that create value for our customers, communities, employees, and you, our shareholders.

When Bob Rowe retired as CEO at the end of 2022, I was honored to become president and CEO. We are thankful for his dedication to this company over the last 14 years, and I look forward to continuing our mission in 2023 as we embark on our second century of service. I, along with the help of all of our employees, will keep looking out for our customers, the communities we serve, and the shareholders that are counting on us.

As a shareholder, we encourage you to read through this proxy statement, vote on the proposals before you, and attend the virtual annual meeting. The **2023 Virtual Annual Meeting of Shareholders** will be held on **Friday, April 28, 2023, at 10:00 a.m. Mountain Daylight Time** at *www.virtualshareholdermeeting.com/NWE2023*.

YOUR VOTE COUNTS. Whether or not you plan to attend the virtual annual meeting, we encourage you to vote promptly via internet, telephone, or mail.

Thank you for your continued support of NorthWestern Corporation.

Very truly yours,

Brian Bird
President and Chief Executive Officer

Proxy Summary

Items of Business 6
2022 Executive Pay Overview 6
Corporate Governance Overview 7

Page 5

Proxy Summary
Items of Business
Proposal	Board Recommendation		Page
1	Election of Directors	FOR each director nominee	1
2	Ratification of Deloitte & Touche LLP as the independent registered public accounting firm for 2023	FOR	1
3	Advisory vote to approve named executive officer compensation	FOR	1
4	Advisory vote on the frequency of the advisory votes on executive compensation	every 1 YEAR	1
2022 Executive Pay Overview
Alignment of Pay with Shareholder and Customer Interests
Our executive pay program is designed to align the long-term interests of our executives, shareholders, and customers through the use of the four components summarized in the table below. The components remain mostly unchanged from 2021, with the exception of the fourth component — the ERRP awards — which our Compensation Committee updated in 2022 to align with the market by removing the performance metric. The design of this program and its components are detailed in the Compensation Discussion and Analysis.

		Percent of Total Compensation
Component	Description	CEO	Other NEO Avg.
Base Salary Fixed, paid in cash	Target middle of competitive range of peer group, with adjustments for trade area economics, turnover, tenure, and experience	21%	35%
Annual Cash Incentive Variable, paid in cash	Based on net income, safety, reliability, and customer satisfaction metrics and individual performance	21%	20%
Long-Term Incentive Program Awards Variable, paid in equity	Based on earnings per share, return on average equity and relative total shareholder return performance over a three-year vesting period	46%	36%
Executive Retention / Retirement Program Awards (ERRP) Time-based, paid in equity	Vests over a five-year period and paid following separation from service over five-year period.	12%	9%

The performance-based incentive awards and time-based equity award place a significant percentage of executive compensation at risk — approximately 79 percent of the compensation of our CEO and about 65 percent of the compensation of our other named executive officers (NEOs). Our Board establishes the metrics and targets for these incentive awards based upon advice from the Board’s independent compensation consultant, WTW. With the exception of the change to the ERRP awards (noted above), the 2022 performance metrics did not change from 2021.
We also require our executives to retain meaningful ownership of our stock (from 2x to 6x their annual base salary). This compensation structure encourages our executives to focus on short- and long-term performance and provides a reward to our executives, shareholders, and customers when we achieve our financial and operating objectives. Our CEO to median employee pay ratio for 2022 was 26 to 1.

Performance Against Incentive Targets
With a pending general rate review in Montana, last year was critical in setting the stage for future growth. While we planned for a higher, more sustainable level of operating expense, and issued

	NorthWestern Energy | Proxy Statement | Page 6

Proxy Summary

incremental equity to fund our capital plan while protecting our credit ratings, our earnings were impacted by the challenges associated with the economic climate coming out of the pandemic, the delayed recovery of power purchases at extremely high prices, a significant increase in interest rates, and continued inflation, along with higher depreciation and property taxes from our significant investments in critical infrastructure. In short, our net income declined. For the three-year period ending December 31, 2022, we achieved an average return on equity of 7.8 percent, but our total shareholder return and EPS growth rate were unfavorable, at negative 7.9 percent and negative 5.0 percent, respectively, and thus failed to reach target for our long-term incentive awards that vested in 2022.

As a result of working safely, improving customer satisfaction levels, and providing reliable service, we were able to achieve near target performance for our 2022 annual incentive awards. Further details regarding these awards and how performance is calculated are provided in the Compensation Discussion and Analysis.

2022 Annual Cash Incentive Outcome	96%	Long-Term Incentive Program Vesting in 2022	20%

Shareholder Feedback on Executive Pay
At our 2022 virtual annual meeting, shareholders approved our 2021 NEO pay by 97.6 percent of the votes cast. In light of the overwhelming approval from our shareholders, we have not changed the overall structure of our NEO pay program for 2022. We continue to use the same executive pay components and operate within the general parameters our shareholders previously approved.
Pay Versus Performance
Based on the information in our pay versus performance disclosure, the compensation actually paid (CAP) to our NEOs is less than the compensation disclosed in the Summary Compensation Table. In some respects, this appears to correlate with performance — CAP appeared to increase with increased total shareholder return. With half of our LTIP awards tied to relative total shareholder return, this result is not surprising. In other respects, CAP does not appear to correlate with performance — CAP increased even though net income and our supplemental company selected metric (three-year return on average equity) decreased. This result also is not surprising because these metrics represent a small percentage of incentive compensation.

Corporate Governance Overview
Corporate Governance is a pillar at NorthWestern Corporation, and we believe our governance practices are sound, as demonstrated by our ranking from Moody’s Investor Service as the 5th best utility for governance practices. In addition to the overview summarized here, we provide details of our governance practices in the Corporate Governance section of this proxy statement.
We are nominating 10 individuals for election as director. Nine of the nominees currently serve on our Board, and Sherina Edwards, our new nominee, will begin serving if elected by shareholders at the annual meeting. Each of the nominees is independent, with the sole exception of our CEO. Our Board is diverse from several perspectives (including four of 10 female nominees and two of 10 ethnic minority nominees). Detailed biographies of our nominees are provided later in this proxy statement.
Our Board is led by an independent chair, and our four Board committees – Audit, Compensation,
Governance, and Operations – are chaired by and composed entirely of independent directors.
Last year, shareholders elected our 2022 nominees by an average of
99.5 percent of the votes cast.

NorthWestern Energy | Proxy Statement | Page 7

Items of Business at Annual Meeting

Proposal 1
Election of Directors 9

Proposal 2
Ratification of Appointment of Independent Registered Public Accounting Firm for 2023 11

No receipt needed?

Page 8

	Items of Business
Proposal No. 1 Election of Directors

Our Board is nominating 10 people for election as directors at the annual meeting. All but one of the nominees currently serve as a director of our Board. Elected directors will serve for one year, until the next annual meeting of shareholders (or until a successor is able to serve). Our diverse slate of nominees is listed below, and we provide additional background information and individual qualifications for each nominee in the Corporate Governance—Individual Directors section of this proxy statement, beginning on page 56.

The Board of Directors recommends you vote “FOR” each of the 10 director nominees.
Unless you specifically withhold your authority to vote for the election of directors, the persons named in the accompanying proxy intend to vote “FOR” the election of each of the following director nominees:
Name Occupation	Independent	Age	Director Since	Committee Membership
Brian Bird President and CEO, NorthWestern Energy	No	60	2023	N/A
Anthony Clark Senior Advisor, Wilkinson Barker Knauer, LLP; former Commissioner, FERC and NDPSC (and Chair)	Yes	51	2016	Comp; Gov.
Dana Dykhouse CEO, First PREMIER Bank	Yes	66	2009	Independent Board Chair
Sherina Edwards Former Chief Strategy Officer, Mastec, Inc.	Yes	39	New Nominee	TBD
Jan Horsfall Chief Operations Officer, Sparq Games, Inc.	Yes	62	2015	Operations (Chair); Audit
Britt Ide CEO, Ide Energy & Strategy	Yes	51	2017	Comp.; Gov.
Kent Larson Retired Executive Vice President and Group President, Xcel Energy	Yes	63	2022	Audit; Operations
Linda Sullivan Retired Executive Vice President and CFO, American Water	Yes	59	2017	Audit (Chair); Operations
Mahvash Yazdi President, Feasible Management Consulting	Yes	71	2019	Comp. (Chair); Operations
Jeffrey Yingling Co-Founder, General Partner, Energy Capital Ventures	Yes	63	2019	Audit; Gov. (chair)

NorthWestern Energy | Proxy Statement | Page 9

Items of Business

All nominees have advised the Board that they are able and willing to serve as directors. Although not anticipated, if any nominee becomes unavailable for any reason, the shares represented by the proxies may be voted for such other person or persons as may be determined by the holders of the proxies (unless a proxy contains instructions to the contrary). In no event will the proxy be voted for more than
10 nominees.
Board Nomination Process

Our Board values the diversity of its members. When selecting this slate of nominees, our Board concluded these nominees will provide insight from a number of perspectives based on their diversity with respect to gender, age, ethnicity, skills and background. We believe these varied perspectives expand the Board’s ability to provide relevant guidance to our business.

Our Board also concluded that these individuals bring extensive professional experience from both within and outside our industry. This diversity of experience provides our Board with a broad collective skill set which is advantageous to the oversight of our company. While the industry-specific expertise possessed by certain of the nominees is essential, we also will benefit from the viewpoints of directors with expertise outside our industry.

Over the past several years, our Governance Committee has led our Board through a director succession planning process to allow for a smooth and gradual transition from our longer tenured directors while preserving the culture of the Board. The process includes a review of individual skill sets and tenures of current members and considers additional attributes that could be beneficial for the Board in the future, with a particular focus on company strategy, emerging risks, and a diversity of perspectives.

Our Board recommends a vote “FOR” election of each of the nominees.
Vote Required
Directors will be elected by a favorable vote of a plurality of the shares of voting stock present at the virtual annual meeting or by proxy and entitled to vote, at the virtual annual meeting or by proxy, at the virtual annual meeting. You may vote “FOR” all of the nominees or you may “WITHHOLD AUTHORITY” for one or more of the nominees. Withheld votes will not count as votes cast for the nominee, but will count for purposes of determining whether a quorum is present. Shareholders do not have the right to cumulate their vote for directors. If your shares are held through a broker, bank, or other nominee and you do not vote your shares, your bank, broker, or other nominee may not vote your shares in this proposal, as it is considered a “non-routine” matter. Abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving a plurality of votes; however, under our Majority Plus Resignation Vote Policy described on page 62 of this proxy statement, if a nominee for director receives more “WITHHOLD AUTHORITY” votes than “FOR” votes, such nominee shall immediately tender his or her resignation under the procedures in the policy.

NorthWestern Energy | Proxy Statement | Page 10

		Items of Business
Proposal No. 2 Ratification of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm for 2023

Our Audit Committee oversees the integrity of our accounting, financial reporting and auditing processes. To assist with those responsibilities, the committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm to audit our financial statements for 2023. The Board is asking you to ratify the committee’s decision at the annual meeting. The Board values your input on the committee’s appointment of Deloitte, but approval by shareholders is not required by law. If shareholders do not ratify the appointment of Deloitte, the committee will reconsider its selection. Regardless of the voting result, the committee may appoint a new firm at any time if the committee believes a change would be in the best interests of the company and its shareholders.

The Board of Directors recommends you vote “FOR” the ratification of Deloitte & Touche LLP as the independent registered public accounting firm for 2023.

Deloitte representatives will be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Description of Audit Fees
The table below presents a summary of the fees Deloitte billed us for professional services for the fiscal years ended December 31, 2021 and 2022.

Fee Category	2021 Fees ($)	2022 Fees ($)
Audit fees are fees billed for professional services rendered for the audit of our financial statements, internal control over financial reporting, review of the interim financial statements included in quarterly reports, services in connection with debt and equity securities offerings, and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements. For 2022, this amount includes estimated billings for the completion of the 2022 audit, which Deloitte rendered after year-end.

Audit fees	1,339,144	1,393,630
Audit-related fees	199,300	3,790
Tax Fees	104,733	95,159
All other fees	—	—
Total Fees	1,643,177

Audit-related fees are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” The 2022 audit-related fees concerned Deloitte’s review of the company’s registration statements (and preparation of comfort letters) and our use of certain Deloitte research tools.
Tax fees are fees billed for tax compliance, tax advice and tax planning.
All other fees are fees for products and services other than the services reported above. In fiscal years 2021 and 2022, there were no other fees.

NorthWestern Energy | Proxy Statement | Page 11

Items of Business

Pre-approval Policies and Procedures
SEC rules require public company audit committees to pre-approve audit and non-audit services. Our Audit Committee follows procedures pursuant to which audit, audit-related, tax, and all permissible non-audit services are pre-approved by category of service. The fees are budgeted, and actual fees versus the budget are monitored throughout the year. During the year, circumstances may arise when it may become necessary to engage the independent public accountants for additional services not contemplated in the pre-approved budget. In those instances, we will obtain the specific pre-approval of the
Audit Committee before engaging the independent public accountants. The procedures require the Audit Committee to be informed of each service, and the procedures do not include any delegation of the Audit Committee’s responsibilities to management. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting.
Pursuant to the provisions of the Audit Committee Charter, before Deloitte is engaged to render audit or non-audit services, the Audit Committee must pre-approve such engagement. For 2022, the Audit Committee (or the Chair of the Audit Committee pursuant to delegated authority) pre-approved 100 percent of the audit and tax fees.
Leased Employees
In connection with their audit of our 2022 annual financial statements, more than 50 percent of Deloitte’s work was performed by full-time, permanent employees of Deloitte.
Vote Required
The affirmative vote of the holders of a majority in voting power of the shares of our common stock which are present online at the virtual annual meeting or represented by proxy and entitled to vote thereon is required to ratify the appointment of Deloitte as our independent registered public accounting firm for 2023. If voting instructions are not provided, brokers may vote a client’s proxy in their own discretion on this proposal, as it is considered a “routine” matter. Abstentions will have the same effect as a vote against the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted “FOR” the proposal to ratify the selection of Deloitte to serve as the independent registered public accounting firm for NorthWestern Corporation for the fiscal year ending December 31, 2023.

Audit Committee Report
In the performance of the Audit Committee’s oversight function, and in connection with the December 31, 2022, financial statements, the Audit Committee reviewed and discussed the audited financial statements with management. The Audit Committee has discussed the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee received the written disclosures and the letter from Deloitte & Touche LLP (Deloitte), our independent registered public accounting firm, required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence; and the Audit Committee has discussed with Deloitte the firm’s independence. The compatibility of non-audit services was considered with the auditor’s independence.
Based on its review of the consolidated financial statements and discussions with and representations from management and Deloitte referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC.
Audit Committee
Linda Sullivan, Chair    Jan Horsfall
Kent Larson        Jeffrey Yingling

NorthWestern Energy | Proxy Statement | Page 12

Items of Business
Proposal No. 3 Advisory Vote to Approve Named Executive Officer Compensation

We would like your input as to how we pay our named executive officers, as required by Section 14A of the Exchange Act, through an advisory vote to approve NEO compensation (or a say-on-pay vote). Your vote will provide insight and guidance to us and our Board regarding your sentiment about our executive pay philosophy, policies and practices, as described in this proxy statement. Our Board will consider the guidance received by the say-on-pay vote when determining executive pay for the remainder of 2023 and beyond. We ask you to support our executive pay and vote in favor of the say-on-pay resolution.

The Board of Directors recommends you vote “FOR” the resolution approving named executive officer compensation.

Last year, through the say-on-pay vote, 97.6 percent of the votes cast approved how we pay our named executive officers. In fact, since our first say-on-pay vote in 2011, at least 94 percent of the votes cast have approved our executive pay each year.
We view your voting guidance over the years as strong support for the way we pay our executives. Thus, in 2022, we left intact the executive pay program you previously approved and continued to use the same four components: base salary, annual cash incentive awards, long-term incentive awards, and retention/retirement awards. Generally, we did not change the design of these components. In fact, the only changes for 2022 from the 2021 program you approved, were (1) 3.0 percent base salary increases (the same increase available to some employees); (2) additional increases to certain executives’ target incentives either to align with the market or to reflect increased responsibilities following a recent promotion; (3) a one-time grant of restricted common stock as a promotion award to our incoming CEO; and (4) removal of the performance metric from our retention/retirement awards as we transition to a market-based approach.
If you would like additional information on our executive pay program, we have provided a more detailed discussion in the Compensation Discussion and Analysis section, or CD&A, starting on page 16 of this proxy statement, and the 2022 Executive Pay section, starting on page 35.
Our Human Resources Committee, or Compensation Committee, and our Board believe the company’s overall executive pay program is structured to reflect a strong pay-for-performance philosophy and aligns the long-term interests of our executives and our shareholders. Accordingly, the Board recommends that shareholders approve our executive pay program by voting “FOR” the following advisory resolution:

RESOLVED, that the compensation paid to the company’s named executive officers (as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in the company’s 2023 proxy statement) is hereby APPROVED.
This advisory vote to approve named executive officer pay is not binding on the company. However, we and our Board will take into account the result of the vote when determining future executive pay arrangements.

NorthWestern Energy | Proxy Statement | Page 13

Items of Business

Vote Required
The affirmative vote of the holders of a majority in voting power of the shares of our common stock which are present at the virtual annual meeting or represented by proxy and entitled to vote thereon is required to approve the say-on-pay resolution set forth above. If your shares are held through a broker, bank, or other nominee and you do not vote your shares, your bank, broker, or other nominee may not vote your shares in this proposal, as it is considered a “non-routine” matter. Assuming a quorum is present, broker non-votes or the failure to vote – either by not returning a properly executed proxy card or not voting online at the virtual annual meeting – will have no effect on the outcome of the voting on this proposal. Abstentions will have the same effect as a vote against the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted “FOR” the proposal to approve, on an advisory basis, the pay of the company’s NEOs, as set forth in the company’s 2023 proxy statement.
Proposal No. 4
Advisory Vote on the Frequency of Advisory Votes on Executive Compensation
Based on the input of our shareholders (80 percent in 2011 and 72 percent in 2017), we have been conducting an annual say-on-pay vote since the requirement began. Now, we would like your input again as to how often we should hold a say-on-pay vote – every one, two or three years.
Our Board believes that continuing our say-on-pay vote every year is the appropriate frequency for our company. We are committed to maintaining high standards of corporate governance. We believe that conducting the say-on-pay vote every year will provide a high level of transparency to our shareholders and a frequent, direct opportunity for our shareholders to offer feedback concerning our executive pay programs. For these reasons, our Board is asking you to vote for a say-on-pay vote every “1 YEAR.”

The Board of Directors recommends you vote to hold a Say-on-Pay vote to approve executive pay every “1 YEAR”

You have three choices for how frequently we should conduct our say-on-pay vote – every one, two or three years. You also may abstain from voting. The Board recommends that you vote to conduct the say-on-pay vote every “1 YEAR.” Your vote on this proposal is an advisory vote. It is not binding on our Board. However, as with our two prior votes, the Board will take into account the result of this year’s vote when determining the frequency of future say-on-pay votes. Please note that you are voting for how often you feel the company should conduct a say-on-pay vote. You are not voting to approve or disapprove the Board of Directors’ recommendation.
Vote Required
If your shares are held through a broker, bank, or other nominee and you do not vote your shares, your bank, broker, or other nominee may not vote your shares in this proposal. Assuming a quorum is present, broker non-votes or the failure to vote – either by not returning a properly executed proxy card or not voting in person at the annual meeting — will have no effect on the outcome of the voting on this proposal. Abstentions also will have no effect on the outcome of this proposal. Unless instructed to the contrary in your proxy, the proxy holder(s) will vote the shares represented by your proxy to conduct the say-on-pay vote every “1 YEAR.”
NorthWestern Energy | Proxy Statement | Page 14

Executive Pay

Compensation Discussion and Analysis	16	2022 Director Pay	43
Compensation Committee Report	34	Pay Versus Performance	44
2022 Executive Pay	35	Supplemental Pay Versus Performance Information	47

Page 15

Compensation Discussion and Analysis
The Compensation Discussion and Analysis (CD&A) explains how we pay our executives and how the Compensation Committee of our Board oversees executive pay, including the rationale and processes the Committee used to set executive pay in 2022. The CD&A summarizes the objectives and specific elements of our 2022 pay program, including cash, stock, and post-termination compensation. The CD&A, which may include forward-looking statements, should be read together with the compensation tables and related disclosures that follow it.
This CD&A is organized into the following sections:
Executive Summary
2022 Results
In 2022, we continued to face a number of challenges as we emerged from the COVID-19 pandemic and entered an inflationary environment that required us to efficiently manage our business to achieve operational success. We worked safely and achieved some of our highest ever customer satisfaction ratings, all while providing customers with reliable service. While our peer group average provided negligible shareholder returns of 0.7 percent in 2022, our 8.5 percent shareholder return in 2022 exceeded the peer group average and earned us a 4th place ranking in our 13-member peer group. Meanwhile, our net income fell slightly below expectations and EPS did not meet our expectations due to our need to issue incremental equity in 2022.

2022 Basic Earnings Per Share Our basic EPS declined 9.1 percent to $3.28 in 2022 from $3.61 in 2021.	Total Shareholder Return Our TSR was 8.5 percent for the one-year period ending Dec. 31, 2022, ranking 4th of our 2022 peer group (0.7 percent average).	Dividend Yield Our dividend of $2.52 per share provided a dividend yield of 4.4 percent based on our stock price at the end of 2022.

Safety In 2022, we worked safely, with lost time incident rate below target and total recordable incident rate near target.	Reliability The reliability of our electric and natural gas systems were better than target.	Customer Service In 2022, we achieved our best ever JD Power customer satisfaction scores.

NorthWestern Energy | Proxy Statement | Page 16

Compensation Discussion and Analysis
The overall pay our NEOs received in 2021 is in the bottom half of our 2022 peer group, which is identified on page 18 of this proxy statement. 2021 is the most recent year for which peer group executive compensation is publicly available at this time for our peers. Based on such 2021 compensation data:
•Our NEOs had an average compensation per NEO that was less than all but four of the other 12 companies in our 2022 peer group ($1.65 million for us versus $1.88 million for the peer median) (excluding changes in pension value); and
•Our CEO’s total compensation was approximately 76 percent of the median total compensation (excluding change in pension value) of the CEOs in our 2022 peer group.

Named Executive Officers in 2022
Robert Rowe	Crystal Lail
Chief Executive Officer	Vice President and Chief Financial Officer
Brian Bird	Curtis Pohl
President and Chief Operating Officer	Vice President - Distribution
Heather Grahame
General Counsel and Vice President - Regulatory & Federal Gov't Affairs

Bob Rowe and Heather Grahame retired from their respective positions listed above effective January 1, 2023. Their commitment and contributions to the Company over the years have proven invaluable. We offer our sincere thanks for their dedicated service.

We consider our executive pay program to be instrumental in helping us achieve our business objectives and effective in rewarding our executive officers for their role in achieving strong financial and operational performance. Based on our performance and our compensation outcomes, we are requesting your support of Proposal No. 3—Advisory Vote to Approve Named Executive Officer Compensation.
Our overarching philosophy is that we should structure executive pay to be consistent with our peers and to align the long-term interests of our executives, shareholders, and customers so the pay appropriately reflects performance in achieving financial and non-financial operating objectives. To live up to this philosophy, we believe that a significant portion of an executive’s pay should be at risk in the form of either performance-based incentive awards that are only paid if the individual and company performance targets are met or time-based equity grants.
Our executive pay program is designed to:
•Attract and retain a high-quality executive team by providing competitive pay and benefits that reflect our financial operational size;
•Reward executives for both individual and company performance (based on financial, reliability, customer care, and safety metrics) through performance-based, at-risk pay; and
•Maximize long-term shareholder value by emphasizing financial performance, reliability, safety, and customer satisfaction.

NorthWestern Energy | Proxy Statement | Page 17

Compensation Discussion and Analysis
Our 2022 Peer Group
Our Compensation Committee (a) selects the members of our peer group and periodically examines whether peers continue to meet the criteria for inclusion described below, and (b) uses our peer group for both compensation and performance benchmarking. As part of the peer group selection process, the Compensation Committee receives advice from its independent compensation consultant to create a peer group that includes companies that: (1) maintain a regulated utility industry perspective which emphasizes operational excellence and customer satisfaction as a means to create shareholder value; (2) reflect our labor market for key executive talent and are part of high-cost geographic areas; and (3) have similar revenue, market capitalization and return-based measures of performance.
For 2022, based on these criteria and the advice of its independent compensation consultant, our Compensation Committee did not make any changes to our peer group from 2021.

2022 Peer Group

ALLETE, Inc. (ALE)
Avista Corporation (AVA)
Black Hills Corporation (BKH)
IDACORP, Inc. (IDA)
MGE Energy Inc. (MGEE)
NorthWestern Energy (NWE)
Northwest Natural Holding Co. (NWN)
OGE Energy Corp. (OGE)
ONE Gas Inc. (OGS)
Otter Tail Corporation (OTTR)
PNM Resources Inc. (PNM)
Portland General Electric Company (POR)
Spire Inc. (SR)
Market Capitalization (1)	Revenue (2)

(1)     Market capitalization range of our peer group as of February 9, 2023.
(2)     Range of publicly available trailing twelve months total revenues for our peer group as of February 9, 2023.
Our Pay Practices
Our executive pay program accomplishes our goals by incorporating certain pay practices while avoiding other, more problematic or controversial practices.
What We Do
•Place a significant portion of executive pay at risk by granting incentive awards that are paid, if earned, based on continuing annual and long-term individual and company performance.
•Utilize multiple performance metrics for long-term incentive awards that align executive and shareholder interests.
•Target executive pay around the median of our peers, while also considering trade area economics, turn-over, tenure, experience, and other factors.
What We Don’t Do
•Use employment or golden parachute agreements.
•Provide change in control payments exceeding three times base salary and target bonus. Our only change in control provision appears in our Equity Compensation Plan and provides for the immediate vesting or cash payment of any unvested equity awards upon a change in control.
•Grant stock options. No stock options are currently outstanding, and none have been issued under our Equity Compensation Plan.

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Compensation Discussion and Analysis
•Allow option repricing or liberal share recycling. These practices are expressly prohibited under our Equity Compensation Plan.
•Promise multi-year guarantees for salary increases.
•Provide perquisites for executives that differ materially from those available to employees generally.
•Maintain a non-performance-based top hat plan or separate retirement plan available only to our executive officers. We do maintain an executive retirement / retention program, with five-year cliff vesting of equity awards and a five-year payout period after the recipient’s separation from service.
•Pay tax gross-ups to our executives.
•Pay dividends or dividend equivalents on unvested performance shares or units.
•Allow our executives or directors to hedge company securities.
Pay Package
For 2022, our executive pay package included three components identical to those offered in 2021 — base salary, annual cash incentive award, and one long-term performance-based stock incentive award. Our annual cash incentive and long-term stock incentive awards are performance-based. In 2021, we also had a fourth component — an additional long-term performance-based stock award with time-based vesting and a payout over five years after the recipient’s separation from service. In 2022, we retained that fourth component and its time-based vesting and payout parameters, but removed the performance metric to align with market; our peers offer a non-performance-based supplemental executive retirement plan.
The table below provides a high level summary of our 2022 executive pay package. Please see the Pay Components section later in this CD&A for a more detailed summary of how we pay our executives.

Component	Description	Why we include this component	How we determine amount	Decisions for 2022	Reason for Change
Base Salary	Short-term fixed cash compensation	Provide a base level of compensation for executive talent	Target middle of competitive range of peer group, with adjustments for trade area economics, turnover, tenure, and experience	Executives received the same 3.0 percent increase provided to employees generally, and one NEO received an additional increase to reflect recent promotion	Remain market competitive and provide cost of living adjustment and reflect increased responsibilities
Annual Cash Incentive	Short-term variable cash compensation, based on corporate performance against annually established metrics (financial, safety, reliability, and customer satisfaction) and individual performance	Motivate employees to meet and exceed annual company objectives that are part of our strategic plan	Target middle of competitive range of peer group, with adjustments for trade area economics, turnover, tenure, and experience	Updated performance targets; increased incentive target for one NEO to reflect recent promotion	Reflect increased responsibilities
Performance Unit Awards under Long-Term Incentive Program (LTIP)	Long-term variable, equity compensation, paid following three-year vesting period if financial performance metrics (EPS, ROAE, and TSR) are achieved	Provide market-competitive, performance-based compensation opportunities while aligning interests of executives and shareholders	Market survey of similar peer group roles and responsibilities and assessment of the strategic value of each position	Updated performance targets; increased incentive target for one NEO to reflect recent promotion	Reflect increased responsibilities
Restricted Share Grants under Executive Retention / Retirement Program (ERRP)	Long-term time-based, equity compensation, with a five-year vesting period; paid over five-year period following separation from service	Provide market-competitive, equity compensation opportunity that aligns interests of executives and shareholders, while encouraging retention and the continuity of our strategic plan	Peer group and competitive survey data and judgment on internal equity of positions and scope of responsibilities, as well as an assessment of the strategic value of each position	Removed performance metric; increased target opportunity for one NEO to reflect recent promotion	Remain market competitive and reflect increased responsibilities

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Compensation Discussion and Analysis
Say-on-Pay Results
At our annual meeting in 2022, our shareholders continued to show strong support of our executive pay program, with 97.6 percent of the votes approving the say-on-pay resolution.
Those 2022 voting results occurred after the Compensation Committee took action to approve 2022 pay. Nevertheless, the Compensation Committee and the Board reviewed that feedback from shareholders when establishing executive pay for 2023. The Compensation Committee believes the results from our 2022 annual meeting affirm our shareholders’ continuing support of the company’s approach to executive pay. Thus, the Compensation Committee made no substantive changes to executive pay for 2023.
How We Set Pay
Compensation Committee
The Compensation Committee, composed entirely of independent directors, is responsible for the oversight of:
•Pay, benefits, and other employment matters for executives;
•Stock-based pay plans for employees;
•The election and appointment of executive officers and other corporate officers;
•CEO performance; and
•Director pay.
The Compensation Committee considers several factors when it sets executive pay — all of which ultimately influence our executive pay program.

Align Interests. Provide pay that aligns management (and employee) interests with those of shareholders and customers.	Peer Comparison. Establish overall pay approximating the median of our peer group and applicable position comparisons.	Attract Talent. Set pay that will attract talent from both within and outside the utility industry.

Economic Circumstances. Set pay based on economic circumstances, including turnover and retention considerations.	Pay for Performance. Tie all components of incentive pay to the company’s short-and long-term financial and operational performance.	No Executive Perks. Executives participate in same benefits plans available to all non‑union employees, with no additional perquisites, other than executive physicals.

Our Compensation Committee has the authority to delegate certain responsibilities and has delegated some of the administration of our executive compensation and benefits plans to our Compensation and Benefits Department.
Independent Compensation Consultant
To help determine executive pay, the Compensation Committee retains an independent pay consultant, WTW, for advice regarding the general competitive landscape and trends in executive and director pay. While the Compensation Committee meets with the consultant from time to time, the chair of the Compensation Committee also communicates directly with the consultant in between Committee meetings. The consultant advises the Committee on several matters including (1) competitive analysis (including in relation to our 2022 peer group), (2) incentive plan design, (3) updates on trends in executive and director compensation, (4) peer group composition, and (5) other compensation-related matters as requested by the Committee.

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Compensation Discussion and Analysis
Decision-Making Process and Role of Executive Officers
The Compensation Committee works with WTW to analyze competitive market data to determine appropriate base salary levels, annual incentive target levels, and long-term incentive target levels for all of our executives, paying particular attention to applicable comparisons with our 2022 peer group. When making comparisons to the peer group, the Compensation Committee seeks to establish compensation levels that approximate the median of our peer group. After determining appropriate levels, the Compensation Committee recommends both CEO and executive officer pay to the Board for approval. The CEO is not a member of the Compensation Committee and does not vote on Board matters concerning executive pay.
With respect to our CEO’s pay, the Compensation Committee conducts an annual performance assessment of the CEO and determines appropriate adjustments to all elements of his pay based on his individual performance and the company’s performance. For the other executive officers, the CEO and CFO make recommendations to the Compensation Committee for all elements of pay based on individual performance, market data from our peer group and published survey data. The Compensation Committee reviews, discusses, modifies, and approves, as appropriate, these recommendations.
The diagram below summarizes the Compensation Committee’s annual process for setting executive pay.

July Review and discuss timeline for setting executive pay	October Review materials from independent compensation consultant:
•Executive pay overview •Peer compensation analysis •Preliminary design of annual and long-term incentive opportunities

December Evaluate overall executive pay program:	February Finalize executive pay:
•Review preliminary five-year financial plan •Approve upcoming annual incentive plan grants •Review proposed long-term incentive grants •Approve annual executive retention / retirement grants
•Review final five-year financial plan
•Approve executive pay
•Approve long-term incentive program grants
•Review performance metrics results for prior year and approve payouts for current annual incentive plan and vesting of long-term incentive program

At each of its regularly scheduled meetings throughout the year, the Compensation Committee reviews the company’s performance under all outstanding annual and long-term incentive plans.
Targeted Pay and Competitive Analysis
Pay Philosophy
We target base salary, annual cash incentive awards, and long-term equity grants, as well as total pay, to be market competitive for our executive officers. Our Compensation Committee believes that the best proxy to determine market competitiveness of pay is the median of our peer group, including individual pay components, as well as total pay. However, because comparative data is one of several tools that is used in determining executive officer compensation, competitiveness of compensation may fluctuate based on a number of factors, including:
•The level of achievement of our pre-established performance goals;
•Our TSR compared against our peer group;
•Individual performance and scope of job responsibilities;
•Internal equity considerations;
•Market competitiveness and internal executive turnover; and
•The executive’s industry and position experience and tenure.

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Compensation Discussion and Analysis
To align the long-term interests of our executives, shareholders, and customers, our Compensation Committee uses performance-based incentive awards to place a significant component of each executive’s pay at risk. According to our Compensation Committee’s independent compensation consultant, our relative TSR performance metric that is part of our long-term incentive program is set at a higher level, and is more difficult to achieve, than our peers. This structure encourages our executives to focus on both short- and long-term performance and provides a reward to our executives, shareholders, and customers when we achieve our financial and operating objectives.
The target pay mix for our NEOs generally changed slightly in 2022 from 2021 to increase the amount of at-risk pay (or pay contingent upon performance-based incentives and/or the value of time-based equity grants). As part of the overall 2022 pay package, our Compensation Committee increased (a) the base salary for one NEO to continue a transition that will align compensation with the additional responsibilities provided by a promotion to a more senior position, (b) the base salary for all NEOs by the same percentage increase given to all employees, generally, and (c) target incentives for certain NEOs under our annual incentive plan, long term incentive plan, and executive retention and retirement program to either align with the market or reflect a promotion. In light of these changes, in 2022 at-risk pay increased to 71 percent (from 69 percent in 2021) of target pay for our NEOs.
For our CEO, approximately 79 percent of the overall targeted pay in 2022 (base salary plus targeted annual and long-term incentives) relates to performance-based incentive awards. For our NEOs other than the CEO, that percentage averages 65 percent. The charts below depict the target total pay mix for our CEO and the average of our other NEOs.

CEO PAY MIX	OTHER NAMED EXECUTIVE OFFICER AVERAGE PAY MIX

SHORT-TERM INCENTIVES
LONG-TERM INCENTIVES
21%
Base Salary
2022
46%
Long-Term Incentive Program
21%
Annual Cash Incentive
12%
Executive Retirement / Retention Program
AT-RISK COMPENSATION

SHORT-TERM INCENTIVES
LONG-TERM INCENTIVES
Base Salary
35%
Long-Term Incentive Program
36%
2022
Executive Retirement / Retention Program
9%
Annual Cash Incentive
20%
AT-RISK COMPENSATION

Charts represent target level for each component of compensation.
Independent Compensation Consultant Data and Analysis
As a component of the Compensation Committee’s review of executive pay, the committee’s independent compensation consultant, WTW, provides an analysis of the pay levels of our peer group, as well as published survey data that focuses on the energy and utility industry, which is size-adjusted based on our revenues for appropriate market comparison. The 2022 peer group data is a primary basis for setting pay for our CEO and CFO because these positions are common among our peers. Both the peer group and survey data are analyzed and considered in setting pay levels for the remaining NEOs because these positions or division of responsibilities may not be common among each of our peers.
For long-term incentive purposes, WTW performs its analysis using the published survey data and focuses on companies in the energy services industry, specifically those with annual revenues similar to or less than ours. The Compensation Committee considers the responsibilities of the job performed by each of our executive officers and his or her performance, and adjusts each executive’s targeted pay amounts accordingly. As further detailed below, internal comparison with other officer positions also is considered.

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Compensation Discussion and Analysis
In addition to these efforts, WTW prepares an analysis of market data for energy services executives. The analysis examines the target direct compensation opportunity for energy services executives, including base salary, target annual incentives, and the expected value of long-term incentives. Using regression analysis, WTW size-adjusts the data to reflect our revenue scope.
We also conducted a separate internal analysis of the 2021 executive pay of the 12 other companies in our 2022 peer group. This internal analysis (which was based on proxy statement data) examined base salary, bonus, other annual compensation, equity awards, and non-equity incentive plan compensation (and excluded change in pension value). Using this analysis, our NEOs had average pay of $1.65 million in 2021, which was less than all but four of the 12 other companies in our 2022 peer group; while the peer group median had average pay per NEO of approximately $1.88 million. Our CEO’s total 2021 pay was approximately 76 percent of the median total pay of 2022 peer group CEOs.
These analyses demonstrate that, on average, our highest paid employees are paid at a level that is below the median of our 2022 peer group and industry. We also are cognizant of prevailing economic conditions, internal pay equity, and executive turnover, which our Compensation Committee takes into account when determining executive compensation.
CEO Pay Ratio

We believe executive pay must be internally consistent and equitable to motivate our employees to create shareholder value. We are committed to internal pay equity, and the Compensation Committee monitors the relationship between the pay our executive officers receive and the pay our non-managerial employees receive. The Compensation Committee reviewed a comparison of CEO pay (base salary and incentive pay) to the pay of all our employees (other than our CEO) in 2022. The compensation for our CEO in 2022 was approximately 26 times the median pay of our employees, as compared to 28 times in 2021, using the same methodology.
26:1 CEO Pay Ratio
Our CEO to median employee pay ratio is calculated in accordance with Item 402(u) of Regulation S-K. Although the applicable SEC rules would permit us to use the same median employee, we identified a new median employee for 2022 because that is the same process we have been using since our Compensation Committee first asked us to calculate our CEO pay ratio in 2010, and not because of any changes to our employee population or employee compensation arrangements that would significantly impact our pay ratio.
We identified the new median employee this year by using the same methodology we used to identify last year’s median employee — by examining the 2022 total cash compensation for all individuals (excluding our CEO) who were employed by us on the last day of our payroll year (December 24, 2022). We included all employees, whether employed on a full-time, part-time, or seasonal basis. We did not make any assumptions, adjustments, or estimates with respect to total cash compensation, and we did not annualize the compensation for any full-time employees that were not employed by us for all of 2022. We believe the use of total cash compensation for all employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees (six percent of our employees receive annual equity awards).
After identifying the median employee based on total cash compensation, we calculated annual total compensation for the employee using the same methodology we use for our NEOs as set forth in the 2022 Summary Compensation Table later in this proxy statement and computed the ratio.

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Compensation Discussion and Analysis

CEO to Median Employee Pay Ratio

	CEO		Median Employee
Base Salary	$691,669		$96,248
Stock Awards	$1,940,934		—
Annual Incentive Plan Compensation	$669,175		$1,909
Change in Pension Value and Nonqualified Deferred Compensation Earnings (1)	$0		—
All Other Compensation	$73,794		$32,735
TOTAL	$3,375,572		$130,892

CEO Pay to Median Employee Pay Ratio	26	:	1

(1) These amounts are attributable to a change in the value of each individual’s defined benefit pension account balance and do not represent earned or paid compensation. Pension values are dependent on many variables including years of service, earnings, and actuarial assumptions.

Wealth Accumulation
The Compensation Committee reviews annually the wealth accumulation of our executives, considering all of the elements of total pay each executive officer receives during the prior five-year period, including base salaries, annual cash incentive payouts, the value of long-term incentive awards and any special payments made to an individual executive. The Compensation Committee also reviews the projected value of each executive officer’s accumulated equity grants over the subsequent five-year period based upon various stock appreciation and “stay to normal retirement” scenarios. This is done to analyze not only the amount of pay each executive officer has accumulated to date, but also to better understand how current equity grants may affect the amount of wealth executive officers accumulate in the future.
Pay Components

The primary pay components for our executive officers in 2022 were:
•Base Salary; •Annual performance-based cash incentive awards; and •Long-term performance-based equity incentive awards in the form of performance units and ERRP restricted share units.

The Compensation Committee believes these pay components align the interests of our executives and our shareholders by basing a significant portion of total pay on performance and achievement of our short- and long-term goals. The specific mix among the individual components reflects market comparisons (primarily with respect to the median of our 2022 peer group) and individual position and performance. Base salary represents 21 percent of our CEO’s targeted total pay and, on average, 35 percent of our other NEOs’ targeted total pay. Performance-based awards (annual and long-term incentive) and time-based equity awards represent the remaining portion of targeted pay.
The Compensation Committee also believes that our executive pay program appropriately mitigates the risk associated with incentive-based pay. The Compensation Committee has designed the entire program and the metrics under our annual and long-term performance-based incentive awards to curb inappropriate risk taking. For example, we do not offer guaranteed bonuses. In addition, our annual and long-term performance-based incentive awards utilize multiple performance metrics which vary from plan to plan, and rewards under those plans are aligned with the interests of our shareholders. If our shareholders benefit from our performance, our executive officers are rewarded. Our ERRP restricted share units also benefit our long-term succession and strategic plan by providing for payment only after the recipient leaves employment with us, and then over a five-year period. Furthermore, we have limited severance packages, and our retirement, healthcare, and welfare benefit programs

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Compensation Discussion and Analysis
for executives are generally the same as for all employees and are discussed in the 2022 Executive Pay section. Finally, we maintain robust stock ownership guidelines for our executives. In light of these pay practices, the Compensation Committee believes that our executive pay program appropriately addresses the risks associated with performance-based incentives.
Base Salary
The general guideline for determining salary levels for our executive officers, including the CEO, is to be around the median of our peer group, adjusted for other factors such as trade area economics, turn-over, tenure, and experience. Adjustments from peer group levels are made based on experience in the position, industry experience, and individual performance and responsibilities. While we are cognizant of the competitive range, our primary goal is to compensate our executives at a level that best represents our pay philosophy, whether or not this results in actual pay for some positions that may be higher or lower than the market median. We find that survey results for particular positions can vary from year to year. Thus, we consider market trends for certain positions over a period of several years rather than a one-year period in setting pay for such positions.

The Compensation Committee considers adjustments to base salaries for executive officers on an annual basis. For 2022, the Compensation Committee felt that an increase to the base salaries of our executive officers in line with the increases generally provided to our employees was reasonable in light of the company’s operating results in 2021. In early 2021, we announced that Ms. Lail had been promoted to vice president and CFO. Her base salary increase of 10 percent for 2022 reflected the continued transition of her compensation to match her increased responsibilities. The 2.3% increase for Mr. Pohl was based on a market median analysis. The table to the right sets forth the base salaries for our NEOs. The base salary adjustments for 2022 were effective April 1, 2022.

	Annualized Base Salary		Increase (%)
	2021	2022
Name	($)	($)
Robert Rowe	676,754	697,057	3.0
Brian Bird	500,000	515,000	3.0
Heather Grahame	441,475	454,719	3.0
Crystal Lail	375,000	412,500	10.0
Curtis Pohl	318,076	325,233	2.3
Annual Cash Incentive Awards
The overall design of our 2022 annual cash incentive plan was the same as the 2021 plan. The plan uses financial and operational performance metrics to motivate employees to meet and exceed annual company objectives that are a part of our strategic plan. The performance metrics include targets for net income, reliability, and two metrics related to the social category of our ESG sustainability efforts in the form of employee safety and customer satisfaction targets, which have been part of our plan for numerous years. All regular, non-union employees (including executive officers) participate in the same annual incentive plan; while our union employees participate in a separate, but similar, management-designed program.
Each participating employee has a targeted annual cash incentive award, expressed as a percentage of base salary. Actual payouts for awards reflect the company’s performance against the metrics, as well as the employee’s individual performance. No portion of the annual cash incentive award is guaranteed.
The Compensation Committee calculates the actual payout pursuant to the following four-factor formula:

(1)		(2)		(3)		(4)
Base Salary	x	Individual Target Incentive (% of Base Salary)	x	Plan Funding Percentage (performance vs. metrics)	x	Individual Performance Multiple	=	Individual Payout
For example, the Compensation Committee calculated the annual incentive payout for our CEO in 2022 as follows:

$697,057	x	100%	x	96%	x	1	=	$669,175

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Compensation Discussion and Analysis
(1) Base Salary
Base salary is the first component in the calculation of the annual cash incentive award. Base salary is described in the Base Salary section immediately preceding this Annual Cash Incentive Awards discussion.
(2) Individual Target Incentive
Each year, the Compensation Committee approves an annual incentive target, expressed as a percentage of base salary, for each executive. The target opportunity for our executive officers is derived in part from peer group and competitive survey analysis data and in part by the Compensation Committee’s judgment on the internal equity of the positions, scope of job responsibilities, and individual industry experience and tenure. Potential adjustments to the annual incentive target for the executive officers are considered by the Compensation Committee on an annual basis.

The table to the right shows the 2022 annual incentive target opportunity for our NEOs. In 2022, the Compensation Committee adjusted the target incentive opportunity for Ms. Lail in connection with the ongoing transition of her compensation to match her responsibilities as CFO. The other NEOs remained at 2021 levels after the Compensation Committee determined that the existing target incentive opportunities were generally aligned with the incentive opportunity in the market place.		2022
	Name	Base Salary ($)	Target Incentive Opportunity (% of base salary)	Target Incentive Opportunity ($)
	Robert Rowe	697,057	100%	697,057
	Brian Bird	515,000	75%	386,250
	Heather Grahame	454,719	55%	250,095
	Crystal Lail	412,500	55%	226,875
	Curtis Pohl	325,233	40%	130,093
(3) Plan Funding Percentage
Before each annual incentive plan year begins, management proposes specific performance targets for the plan’s financial and operational measures. The Compensation Committee considers the proposed targets, and the Compensation Committee and the Board approve final targets. Following the end of the plan year, the Compensation Committee reviews data submitted by management regarding company performance against each of the specific performance targets and determines the degree to which each performance measure was met during the year, subject to Board approval. The aggregate percentage of financial and operational measures met during the plan year represents the plan funding percentage for the annual incentive plan.

For our executives, the funding (as a percentage of target) under the annual incentive plan has ranged from 74 percent to 136 percent for the five previous years, as illustrated in the table to the right.
Historical Funding of Annual Cash Incentive (as a percentage of target)
2017	2018	2019	2020	2021
99%	136%	126%	74%	106%

For many years, including 2022, the annual incentive plan has used four categories of performance measures to determine the plan funding percentage – financial, safety, reliability, and customer satisfaction. The relative weightings of these measures are set forth in the graphic to the left.

In order for any awards under the 2022 annual incentive plan to be earned and paid out, the company must attain at least 90 percent of the budgeted net income target, which coincides with the threshold net income target for the plan. This metric for determining performance against our financial goal is derived from our audited financial statements.

In addition, the 2022 annual incentive plan provided that the lost-time incident rate portion of the safety metric would be forfeited in the event of a work-related fatality, unless the Compensation Committee determined that no actions on the part of the employee or the Company contributed to the incident.

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Compensation Discussion and Analysis
Compensation Committee may use discretion in adjusting the plan funding percentage from actual performance due to specific facts and circumstances, such as current economic conditions as well as unusual one-time events that significantly impact financial or non-financial results. The Compensation Committee exercises this discretion only for unusual, non-operational items and did not exercise any such discretion for 2022.
The table below shows the associated performance metrics (including threshold, target, and maximum levels), weighting, and plan payout percentage for each of the 2022 performance measures, which resulted in the plan funding at 96 percent of target for our NEOs.

	2022
	Annual Incentive Plan Information
Performance Measures	Weight (% of Total Plan Payout)	Performance Level				Target % Achieved	Final Funding % of Total
		Threshold	Target	Maximum	Actual Achieved

Financial (55%) (1)
Net Income ($ in millions)	55%	$165.1	$183.5	$201.8	$183.0	98.7	54.3

Safety (15%) (2)
Lost Time Incident Rate	5%	0.57	0.46	0.24	0.59	—	—
Total Recordable Incident Rate	5%	1.78	1.50	1.06	1.57	87.5	4.4
Safety Training Completion	5%	99.0%	99.5%	100.0%	99.9%	140.0	7.0

Reliability (15%) (3)
SAIDI (excluding major event days)	5.0%	117.00	103.00	89.00	101.10	106.8	5.3
SAIDI (including major event days)	5.0%	168.00	122.00	94.00	119.40	104.6	5.2
Gas – Leaks per 100 Miles of Main	2.5%	15.00	10.10	7.60	9.65	109.0	2.7
Gas – Damages per 1000 Locates	2.5%	3.80	3.00	1.30	3.26	83.8	2.1

Customer Satisfaction (15%) (4)
J.D. Power Residential Electric and Gas Survey Performance Ranking	5%	714.00	722.00	726.00	729.40	150.0	7.5
Operational Performance – Customer Survey by Flynn Wright	5%	34.38	38.20	42.02	36.72	80.6	4.0
Reputational Perceptions – Customer Survey by Flynn Wright	5%	33.91	37.67	41.44	34.83	62.2	3.1

				TOTAL FUNDING PERCENTAGE			96
(1)Financial. The net income target is based upon the Board approved budget for the plan year, and the actual achieved is determined by what is reported in our annual report on Form 10-K for the plan year.
(2)Safety. Safety performance regarding Lost Time Incident Rate and Total Recordable Incident Rate is calculated according to Occupational Safety and Health Administration (OSHA) standards. OSHA specifically defines what workplace injuries and illnesses should be recorded and, of those recorded, which must be considered lost time incidents. The threshold level for the safety measures (other than training completion) represents an improvement over our 2021 plan and 10 to 15 percent better than our Edison Electric Institute (EEI) peer group average; the target level is significantly above our peer group average, an improvement over our five-year average, and an improvement over our 2021 plan; and the maximum represents first quartile performance for our EEI peer group and a significant improvement over historical company performance. Safety Training Completion includes completion of assigned safety training for all employees through an internal education portal, and is calculated by dividing the difference of total courses assigned less total courses overdue by the total courses assigned.
(3)Reliability. SAIDI (excluding major event days). System Average Interruption Duration Index (SAIDI) is a system reliability index used by us and participating Institute of Electrical and Electronic Engineers, Inc. (IEEE), utilities to measure the duration of interruptions on a utility’s electric system. SAIDI indicates the total duration of interruption for the average customer during a predefined period of time. The threshold level for SAIDI, excluding major event days, was set at the same level as our 2021 plan; the target level represents the same level as our 2021 plan; and the maximum level is significantly better than the five-year average of first quartile performance of IEEE medium-sized utilities.
    SAIDI (including major event days). The threshold for SAIDI, including major event days, was set at the same level as our 2021 plan; the target level represents a two percent improvement over the company’s 2021 target; and the maximum level is significantly better than first quartile performance of IEEE medium-sized utilities.
    Damages per 1000 Locates. This natural gas reliability metric assesses the effectiveness of the company’s programs to prevent damage to its natural gas system. The threshold level was set at a six percent improvement over the 2021 threshold; the target level was maintained

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Compensation Discussion and Analysis
at the 2021 target, representing a five percent improvement over the company’s 2019 results; and the maximum level represents first quartile average for AGA companies.
    Leaks per 100 Miles of Main. This natural gas reliability metric assesses the overall performance of the company’s natural gas system. The threshold level was set at six percent better than second quartile performance as reported by the AGA; the target level was set at our three-year average and is 37 percent better than AGA second quartile performance; and the maximum level represents first quartile average for AGA companies.
(4)Customer Satisfaction. J.D. Power. One customer satisfaction metric is measured by the broadly utilized J.D. Power residential electric and gas customer satisfaction surveys and studies, which include the following components: communications, corporate citizenship, billing and payment, price, power quality and reliability (electric) or field service (gas) and customer service. The threshold level represents the company’s five-year average and a seven point improvement over the 2021 threshold; the target level is an improvement of one point over our 2021 results; and the maximum level is a five point improvement over our 2021 results.
    Flynn Wright Surveys. The remaining two customer satisfaction metrics are measured based on the results of a 2022 customer tracking survey conducted on our behalf by Flynn Wright, a full service advertising, marketing, public relations, web design, interactive and research advertising agency. For both of these metrics, the threshold level is set 10 percent below target; the target level represents our average score for three waves of surveys from Fall 2020 to Fall 2021; and the maximum level is set at 10 percent above target.
(4) Individual Performance Multiple
After the Compensation Committee determines the plan funding percentage, the committee determines an individual performance multiple for each executive, which is factored into the incentive payout calculation. To make this determination, the Compensation Committee analyzes the total mix of available information, as well as actual performance measured against pre-established goals.
The company’s successes in 2022 were due to the substantial efforts of our executive officers and many other employees across all departments of the company. As a result of the factors noted above, the Compensation Committee determined that it was appropriate to award each NEO (and the other executive officers) the annual cash incentive award as provided by the 2022 annual cash incentive plan, without the addition of any performance multiplier. Actual 2022 annual cash incentive awards for the NEOs are reflected in the table below.

	2022
Name	Base Salary ($)	Target Cash Incentive, as % of Base Salary	Funding Percentage (%)	Individual Performance Multiple	Actual Cash Incentive, as % of Base Salary	Cash Incentive Award ($)
Robert Rowe	697,057	100%	96	1.0	96.0%	669,175
Brian Bird	515,000	75%	96	1.0	72.0%	370,800
Heather Grahame	454,719	55%	96	1.0	52.8%	240,092
Crystal Lail	412,500	55%	96	1.0	52.8%	217,800
Curtis Pohl	325,233	40%	96	1.0	38.4%	124,889

Clawback of Annual Cash Incentive Awards

Although we have not adopted a formal clawback policy, the annual cash incentive awards are specifically made subject to any formal clawback policy that we may adopt in the future. In light of the SEC’s recent adoption of final clawback rules, we will be adopting a formal clawback policy in 2023.

Long-Term Performance-Based Equity Incentive Awards
We have used our Equity Compensation Plan to provide for the award of long-term, performance-based equity incentive awards to our executive officers. These performance-based awards help us achieve our pay philosophy of being market competitive while simultaneously aligning the interests of our executives and shareholders.
The Equity Compensation Plan authorizes several types of stock-based awards, including restricted stock and a variety of performance-based awards. In 2022, the Compensation Committee granted two types of long-term, equity incentive awards to our executives under the Equity Compensation Plan: (1) LTIP performance units with cliff vesting after a three-year performance period; and (2) a smaller award of ERRP restricted share units with cliff

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Compensation Discussion and Analysis
vesting after a five-year restricted period and a payout over five years following the executive’s separation from service with the company. Our 2022 LTIP performance units are performance-based and payable, if and when earned, in shares of our common stock. Our ERRP awards historically have been performance-based, but we intend to transition away from the ERRP awards in 2023 because they are not consistent with our peers or the market. Accordingly, as described in more detail below, our 2022 ERRP awards are similar to our prior ERRP awards, but do not contain a performance measure.
LTIP Performance Units. The Compensation Committee determines the terms and restrictions applicable to grants of LTIP performance units. After the company’s financial results are available for the prior year, the Compensation Committee approves the annual grant of LTIP performance units to our executive officers (and approximately 70 other participants in 2022). The awards of LTIP performance units are intended to provide a link between executive officer compensation and long-term shareholder interests as reflected in changes in our stock price, and to motivate and reward achievement of pre-established corporate financial goals and relative TSR. The Compensation Committee believes that making an annual grant of LTIP performance units motivates our executive officers (and the other participants) to focus on long-term, sustainable improvement in shareholder value. By tying the award payout to financial performance and continued service over a three-year vesting period, the Compensation Committee has ensured that the ultimate value of the award is dependent upon the value of our stock.
During the performance periods summarized in the table below, the performance measures for the LTIP awards included (1) a combined financial metric comprised of ROAE and average EPS growth, contributing 50 percent of the payout, and (2) TSR relative to our peer group, also contributing 50 percent of the payout. The table below shows, for the past five completed performance periods, the overall payout (expressed as a percentage of target).

Historical Funding of LTIP (as a percentage of target)
2016-2018	2017-2019	2018-2020	2019-2021	2020-2022
94.3%	122.2%	50%	72.7%	20%
ERRP Restricted Share Units. In 2011, the Compensation Committee instituted the practice of granting ERRP restricted share units to bring the long-term incentive component of our executives’ compensation in line with the median of our peers, while simultaneously encouraging retention with the five-year cliff vesting component and providing retirement benefits. The ERRP share units also encourage succession planning and continuity of our strategic plan through the five-year payout of vested awards following the executive officer’s separation from service with the company.
The number of ERRP restricted share units that the Compensation Committee has granted annually has been considerably fewer than the grants of performance units. Like the performance units described above, these restricted share units historically were intended to provide a link between executive officer compensation and retirement planning and long-term shareholder interests and to motivate and reward achievement of pre-established corporate financial goals. The Compensation Committee believes that an annual grant of restricted share units motivates our executive officers to focus on long-term, sustainable improvement in our business because (1) vesting of the award was tied to continued service over a five-year period and (2) payout of the vested award occurs over a five-year period following the executive officer’s separation from service with the company. Further details concerning these ERRP awards are provided below in 2022 Executive Retention / Retirement Program Restricted Share Unit Grants.
2022 Long-Term Incentive Program Performance Unit Grants
In February 2022, the Compensation Committee approved grants of LTIP performance units subject to a three-year performance period with cliff vesting at the end of such period. The target long-term equity opportunities for each executive officer are derived from 2022 peer group and competitive survey data and from the Compensation Committee’s judgment on the internal equity of the positions and scope of job responsibilities. To determine the target value of each executive officer’s LTIP performance unit awards, the Compensation Committee considered the range for comparable roles within our peer group, with consideration given to the strategic value of each position. Based on these considerations, in 2022, the Compensation Committee increased the targeted opportunity (expressed as a percentage of base salary) associated with the LTIP awards for Ms. Lail as part of the

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Compensation Discussion and Analysis
continuing transition to align her compensation with the increased responsibilities associated with her 2021 promotion to CFO.
Each executive officer’s targeted opportunity is converted into specific LTIP performance unit grants by dividing the total targeted value (the targeted percentage of base salary) by the weighted average fair value of a share of our stock on the grant date, less the present value of expected dividends. The resulting calculation represents the number of LTIP performance units that were granted and will vest on December 31, 2024, if all performance goals are met at the target performance level.
The target equity opportunities (value at target and number of shares) for the 2022 grants of LTIP performance units are shown in the table below. The table also shows any changes to the target opportunities (expressed as a percentage of base salary) from 2021 to 2022.

		Target LTIP Performance Unit Opportunity for 2022
	2021	2022	2022	2022
Name	Base Salary (%)	Base Salary (%)	Value at Target ($)	LTIP Stock Awards (1)
Robert Rowe	225%	225	1,522,697	29,504
Brian Bird	140%	140	700,000	13,563
Heather Grahame	90%	90	397,328	7,699
Crystal Lail	90%	100	375,000	7,266
Curtis Pohl	60%	60	190,846	3,698

(1) Based on a weighted average grant date fair value of $51.61, which was calculated using the closing stock price of $56.52 on February 10, 2022, less the present value of expected dividends.
After the performance period, the Compensation Committee calculates the actual company performance relative to the performance goals and determines the number of LTIP performance units that vest based on such performance. Depending on performance, the exact number of units that vest will vary from zero to 200 percent of the target award. In addition, the value of the award on payout will depend on the market price of our common stock on the date of payout.
The performance goals for these awards are independent of each other. Vesting of awards also is contingent on maintaining investment grade secured and unsecured credit ratings. The performance measures for the 2022 LTIP awards included (1) a combined financial metric comprised of ROAE and average EPS growth, contributing 50 percent of the payout, and (2) TSR relative to our peer group, also contributing 50 percent of the payout.
In general, based on a market analysis conducted by WTW, our performance levels for relative TSR are established at levels higher than our peers and the market. For example, according to this market analysis, our program requires a first place TSR relative to the thirteen companies in our peer group to earn the maximum performance level, while the average program in the market only requires a third place relative TSR to earn the maximum performance level. We earn target performance for a ranking of sixth, while the market earns target performance for a ranking of eighth; and we earn threshold performance (and a 10 percent payout) for a ranking of 13th, while the market earns threshold performance (and a 50 percent payout) for a ranking of twelfth.
The ROAE and simple average EPS growth levels are tied to management performance as these goals relate to revenue enhancement and cost containment. TSR is determined by our common stock price change and dividends paid over the performance period. We then compare our TSR with the total shareholder returns achieved by our 2022 peers over the same three-year period and determine our ranking.
2022 Executive Retention / Retirement Program Restricted Share Unit Grants
In December 2022, the Compensation Committee determined that it would begin to transition away from ERRP restricted share unit grants because such grants are not aligned with any market practice used by our peers or other companies and would replace the ERRP grants in 2023 with a replacement compensation component. Thus,

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Compensation Discussion and Analysis
for 2022, the Compensation Committee approved modified ERRP restricted share unit grants, which are not subject to a performance component (unlike prior awards), but otherwise remained similar to prior ERRP awards. The 2022 restricted share unit awards are still subject to a five-year cliff vesting period and, once vested, like earlier performance-based ERRP awards, will be paid out following the vesting period in shares of the company’s common stock over a five-year period after a recipient has separated from service with the company.
The Compensation Committee originally designed and implemented the ERRP in lieu of a traditional supplemental executive retirement plan which is not performance-based but is offered by many of our peers and other companies to increase overall competitiveness. The ERRP restricted share units (with or without a performance measure) help to achieve our compensation philosophy of being market competitive while aligning the interests of our executives and shareholders. An ERRP award also promotes retention through the five-year cliff vesting component and benefits succession planning and continuity of our strategic plan through its five-year payout following separation from service.
The long-term equity opportunity for the ERRP is derived from peer group and competitive survey data and from the Compensation Committee’s judgment on the internal equity of the positions and scope of job responsibilities. To determine the value of each executive officer’s ERRP restricted share unit award, the Compensation Committee considered the range for comparable roles within our peer group, with consideration given to each position’s strategic value, and the overall long-term equity opportunity offered to that group. For 2022, the Compensation Committee reviewed the equity incentive opportunities provided to our 2022 peer group to analyze whether the targeted ERRP restricted share unit awards to our executive officers approximated the peer group median. Based on its review, the Compensation Committee determined that no changes were required for the 2022 ERRP restricted share unit awards other than for one of our NEOs, Ms. Lail, whose award was increased by an additional five percent from her 2021 level to reflect the ongoing transition to align her compensation with her increased responsibilities as CFO.
The target equity opportunities for the 2022 ERRP restricted share unit grants to our NEOs, based on a percentage of base salary, are shown in the table below.

			2022 Target ERRP Opportunity
Name		2022 Base Salary ($)	Award % of Base Salary (%)	Value at Grant Date ($)	ERRP Stock Awards (#) (1)
Robert Rowe	(2)	697,057	60	418,233	8,891
Brian Bird		515,000	45	231,766	4,927
Heather Grahame	(2)	454,719	25	113,696	2,417
Crystal Lail		412,500	30	123,762	2,631
Curtis Pohl		325,233	20	65,056	1,383
(1)Based on a grant date fair value of $47.04, which was calculated using the closing stock price of $58.51 on December 13, 2022, less the present value of expected dividends, calculated using a 3.66 percent five-year Treasury rate and assuming quarterly dividends of $0.63 for the five-year vesting period, based on announced planned dividend of $2.52 per share for 2022.
(2)Mr. Rowe and Ms. Grahame retired effective January 1, 2023. On February 16, 2023, the Compensation Committee exercised discretion provided by the ERRP award agreement to waive the continuous service requirement for Mr. Rowe and Ms. Grahame with respect to the 2022 ERRP awards only. Thus, Mr. Rowe’s and Ms. Grahame’s ERRP awards will vest in full upon completion of the five-year vesting period..
Each executive officer’s 2022 award value was converted into specific equity grants by dividing the total potential value of the award by the fair market value of a share of our stock on the grant date. This represents the number of restricted share units that will vest on December 31, 2027. The value of the award on the grant date, as reflected in the table above, is based on the closing market price of our stock on the grant date, less the present value of expected dividends. If vested, the value of the award on payout will depend on the market price of our common stock on the date of payout.

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Compensation Discussion and Analysis
Vesting of 2020 Long-Term Incentive Program Performance Unit Grants in 2022
In February 2020, the Compensation Committee approved grants of LTIP performance units, subject to a three-year performance period. The 2022 LTIP performance unit grants vested on December 31, 2022. The performance goals were independent of each other and equally weighted. The table below summarizes the performance measures which governed these 2022 grants.

Performance Measures — 2020-2022	Threshold	Target	Maximum	Actual
Financial Goals – 50%
ROAE	8.25%	8.70%	9.15%	7.8%
Simple Average EPS Growth	(2.2)%	(0.7)%	0.8%	(5.0)%
Market Goal – 50%
Relative TSR Average vs. Peers	13th	6th	1st	10th
Depending upon actual company performance relative to these performance goals, the exact number of shares that could have vested ranged from zero to 200 percent of the target award. As summarized above in the 2022 Long-Term Incentive Program Performance Unit Grants section, our relative TSR metrics are established at levels higher than our peers according to a market analysis conducted by the Compensation Committee’s independent compensation consultant. At the conclusion of the performance period, the Compensation Committee calculated the company’s performance relative to these goals during the three-year performance period to determine the vesting percentage for the 2020 LTIP performance unit grants.
For the financial goals related to the 2020 LTIP performance unit grants, ROAE was 7.8 and simple average EPS growth was negative 5.0 percent. This financial performance resulted in a 0.0 percent vesting percentage for that half of the program. For our market goal, TSR was negative 7.9 percent, resulting in a ranking of 10th out of 13 with respect to our 2020 peers, and contributing 20.0 percent with respect to that half of the program.
For purposes of our 2020 LTIP, we calculated TSR by comparing the average closing price for a share of common stock of us and our 2020 peers during the period beginning 10 days prior to the end of the performance period and ending 10 days after the performance period plus the cumulative dividends earned during the performance period, to the average closing price of a share of common stock of us and our 2020 peers during the period beginning 10 days prior to the start of the performance period and ending 10 days after the start of the performance period. Our Compensation Committee believes that calculating relative TSR using the 20-day average share price around the beginning and end of the performance period results in a more accurate reflection of return for the period that is less impacted by stock market activity on the first and last days of the performance period.
Based on the calculation of these performance measures, the 2020 LTIP performance unit grants vested at 20.0 percent. The table below sets forth the results with respect to each of the performance measures applicable to the 2020 LTIP performance unit grants and the corresponding contributions to the vesting percentage.

Performance Measures — 2020-2022	Result	Weight	Vesting
Financial Goals – ROAE and Simple Avg. EPS Growth	—	50.0%	—%
Market Goal – TSR	40.0%	50.0%	20.0%
		TOTAL	20.0%
The table below sets forth the number of shares awarded for the 2020 LTIP performance unit grants and the number of shares paid out in 2022 with respect to such grants for our NEOs, based on vesting at 20.0 percent.

	Vesting of 2020 Performance Unit Grants
Name	Units at Grant Date (#)	Vesting Percentage (%)	Units upon Vesting (#)
Robert Rowe	17,755	20.0%	3,551
Brian Bird	6,141	20.0%	1,228
Heather Grahame	5,212	20.0%	1,042
Crystal Lail	1,412	20.0%	282
Curtis Pohl	2,504	20.0%	501

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Compensation Discussion and Analysis
Vesting of 2017 Executive Retention / Retirement Program Grants in 2022
In December 2017, the Compensation Committee approved grants of ERRP restricted share units, subject to a five-year performance period from 2018 to 2022. The 2017 ERRP restricted share unit grants contained a financial performance metric that required the company to achieve net income during any three of the five years during the performance period that exceeded the company’s net income for 2017. As summarized in the following table, the company achieved net income in four of the five performance period years that was higher than its net income for 2017, satisfying the performance metric.

Net Income (millions)
2017	2018	2019	2020	2021	2022
$172.7	$197.0	$202.1	$155.2	$186.8	$183.0
As a result of achieving the financial performance metric, the 2017 ERRP restricted share unit grants vested on December 31, 2022. In accordance with the terms of the grants, the vested restricted share units have been credited to an account for each executive officer to a deferred compensation account. Executives are not entitled to payout of any of the vested units in such account until the executive leaves the company, and following such departure, each unit will be paid out as a share of common stock of the company in five equal annual installments. The table below indicates the number of 2017 ERRP restricted share units which vested on December 31, 2022, for each of our NEOs.

Name	2017 ERRP Restricted Share Units Vested (#)
Robert Rowe	5,862
Brian Bird	2,027
Heather Grahame	1,420
Crystal Lail	699
Curtis Pohl	1,102
Restricted Common Stock Grant
After 14 years of service, our CEO, Bob Rowe, retired effective January 1, 2023. As part of a methodical succession planning process, our Board appointed Brian Bird to become president and CEO, effective upon Mr. Rowe’s retirement. In December 2022, our Board granted Mr. Bird a one-time CEO promotion award of restricted common stock, half of which vests on the third anniversary of the December 13, 2022, grant date and the other half of which vests on the fourth anniversary of the grant date. The table below summarizes the award.

	2022 CEO Promotion Restricted Common Stock Grant
Name	Value at Grant Date ($)	Restricted Common Stock Shares (#) (1)
Brian Bird	$800,022	15,905
(1)Based on a grant date fair value of $50.30, which was calculated using the closing stock price of $58.51 on December 13, 2022, less the present value of expected dividends, calculated using a 3.89 percent five-year Treasury rate and assuming quarterly dividends of $0.63 for 14 quarters, based on announced planned dividend of $2.52 per share for 2022.
Other Pay Policies
Retirement and Other Benefits
Retirement benefits are offered to employees hired prior to January 1, 2009, through tax-qualified company-funded pension plans and to employees through a 401(k) defined contribution plan. Both pension plans and 401(k) plans are common benefits provided in the utility and energy industry. Our executive officers, including the CEO, participate in some or all of these plans, and the terms governing the retirement benefits under these plans are the same as those available to substantially all employees. We do not offer any supplemental retirement benefits to our executive officers other than the ERRP restricted share units described above. Our healthcare, insurance, and other welfare and employee-benefit programs are generally the same for substantially all employees, including the CEO and executive officers. We share the cost of health and welfare benefits with our employees, which is dependent on the benefit coverage option that each employee elects. Our executive officers do not receive any material perquisites or special benefits that differ materially from those available to employees generally.

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Compensation Discussion and Analysis
Severance and Post-Termination Benefits
We provide severance and post-termination benefits to our executive officers under our severance plan. Severance and post-termination benefits are explained in detail under the 2021 Executive Pay—Pay After Employment Ends section, starting on page 39 of this proxy statement.
Non-qualified Deferred Compensation
The company provides a non-qualified deferred compensation plan, which is intended to be an unfunded plan. The 2009 Officer Deferred Compensation Plan (Officer Deferred Plan) allows eligible officers to defer up to 100 percent of certain compensation, including base salary (subject to compliance with Section 409A of the Internal Revenue Code compensation limit), short-term incentive awards and awards earned under our Equity Compensation Plan. There are no company contributions to the Officer Deferred Plan. Participants in the Officer Deferred Plan may elect to have deferrals credited to their account in company stock (in the form of deferred share units issued under the Equity Compensation Plan) or cash investment options that substantially mirror the qualified employee 401(k) plan investment options. The value of each deferred compensation account is adjusted periodically to reflect the gains, losses, and dividends associated with the designated investments. Officer Deferred Plan participants do not pay income taxes on amounts deferred or earnings thereon until those amounts are distributed from the Officer Deferred Plan. A participant’s benefits under the Officer Deferred Plan are fully vested and are payable after terminating employment. Benefits are paid in a lump sum (cash for cash deferrals and stock for stock deferrals) unless a participant elects annual installments.
No Employment Agreements
We currently do not have employment agreements with any of our executives. We generally believe that ongoing employment agreements are not necessary to retain talented executives; however, agreements may be appropriate on a case-by-case basis, such as when an executive begins employment with us. Due to the changing marketplace in which we compete for talent, the Compensation Committee regularly reviews this practice to help ensure that we remain competitive in our industry.
Tax Treatment of Certain Compensation
Section 162(m) of the Internal Revenue Code limits the company’s ability to deduct executive compensation paid to certain NEOs (and, beginning in 2018, certain former executive officers) to $1 million per year.
The Compensation Committee believes that the tax deduction limitation should not compromise our ability to establish and implement incentive programs that support the compensation objectives discussed above. Accordingly, achieving these objectives and maintaining required flexibility in this regard may result in payments of compensation or grants of awards that are not deductible for federal income tax purposes. The Compensation Committee reserves the right to pay compensation that exceeds Section 162(m)’s deductibility limit.
Compensation Committee Report
The Compensation Committee reviewed and discussed the CD&A with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in the proxy statement and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2022.
Compensation Committee
Mahvash Yazdi, Chair
Anthony Clark
Britt Ide

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2022 Executive Pay
In this section, the tables, footnotes, and narratives provide information regarding the compensation, benefits, and equity holdings in the company for the NEOs during the years ended December 31, 2022, 2021, and 2020. Please refer to the Compensation Discussion and Analysis on the previous pages for a description of our executive pay program necessary to gain an understanding of the information disclosed below.
2022 Summary Compensation Table
The table below sets forth the compensation earned by our NEOs during 2022, 2021, and 2020.

Name and Principal Position (1)	Year	Salary ($)	Bonus ($) (2)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compen- sation ($) (5)	Total ($)
Robert Rowe
Chief Executive Officer	2022	691,669	—	1,940,934	669,175	—	73,794	3,375,572
	2021	674,138	—	1,906,246	717,359	77,372	70,252	3,445,367
	2020	687,206	493,397	1,698,500	—	165,530	57,415	3,102,048
Brian Bird
President and Chief Operating Officer	2022	511,019	—	1,731,774	370,800	—	61,218	2,674,811
	2021	494,774	—	850,000	397,500	8,196	62,157	1,812,627
	2020	475,329	204,765	564,353	—	28,446	58,672	1,331,565
Heather Grahame
General Counsel and Vice President - Regulatory & Federal Gov't Affairs	2022	451,204	—	511,041	240,092	—	62,134	1,264,471
	2021	439,769	—	501,825	257,380	—	53,163	1,252,137
	2020	448,293	177,025	468,154	—	—	55,026	1,148,498
Crystal Lail
Vice President and Chief Financial Officer	2022	402,548	—	501,846	217,800	—	62,937	1,185,131
	2021	362,307	—	431,250	198,750	1,954	51,193	1,045,454
Curtis Pohl
Vice President - Distribution	2022	323,334	—	255,910	124,889	—	62,467	766,600
	2021	316,847	—	251,640	134,864	2,553	57,519	763,423
	2020	322,988	92,759	245,757	—	52,154	56,770	770,428
(1)On January 1, 2023, Mr. Rowe retired as CEO, and, as previously announced, Mr. Bird was promoted to president and CEO, succeeding Mr. Rowe. Ms. Grahame also retired on January 1, 2023.
(2)The “Bonus” column reflects a cash incentive award earned pursuant to our annual incentive plan. Typically, this award is reported in the “Non-Equity Incentive Plan Compensation” column. However, in 2020, our Board exercised discretion to make payments under the annual incentive plan even though the performance targets had not been met due to the financial results being impacted by the COVID-19 pandemic, and we reported such discretionary award in the “Bonus” column for 2020.
(3)These values reflect the grant date fair value of these awards as calculated utilizing the provisions of Accounting Standards Codification 718, Stock Compensation, and do not represent earned or paid compensation as the shares are subject to performance and vesting conditions. The values in the table above assume payout at target (100 percent) based on grant date fair value. The exact number of shares issued will vary from zero to 200 percent of the target award, depending on actual company performance relative to the performance goals. See Note 15 to the consolidated financial statements in our 2022 Annual Report on Form 10-K for further information regarding assumptions underlying the valuation of equity awards. The value of awards granted in 2022 for each NEO assuming a maximum payout based on grant date fair value would be $3,463,636 for Mr. Rowe; $2,431,761 for Mr. Bird; $908,387 for Ms. Grahame; $873,759 for Ms. Lail; and $446,764 for Mr. Pohl
(4)These amounts are attributable to a change in the value of each individual’s defined benefit pension account balances during the applicable year and do not represent earned or paid compensation. Pension values are dependent on many variables including years of service, earnings and actuarial assumptions. In 2022, the change in pension value was negative for all NEOs, and, in accordance with SEC rules, we reported a $0 value rather than a negative amount. The actual values for 2022 for our NEOs were $(84,797) for Mr. Rowe; $(13,270) for Mr. Bird; $(49,875) for Ms. Lail; and $(56,118) for Mr. Pohl. Our pension plans were closed prior to Ms. Grahame joining the company; therefore, she is not a participant in a pension plan.
(5)The table on the following page identifies the items included in the “All Other Compensation” column for 2022. Employee benefits include employer contributions, as applicable, for health benefits (medical, dental, vision, employee assistance plan and health savings account), group term life and 401(k) plan, which are generally available to all employees on a nondiscriminatory basis. Life insurance also includes imputed income consistent with IRS guidelines for coverage amounts in excess of $50,000 for each of the NEOs. Mr. Rowe’s and Mr. Pohl’s other income includes paid time off benefit sold back to the company at a rate of 75 percent and imputed income (and related

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2022 Executive Pay

tax gross up) from executive physicals. Ms. Lail’s other income includes paid time off benefit sold back to the company at a rate of 75 percent. Ms. Grahame’s other income includes paid time off benefit sold back to the company at a rate of 75 percent and a non-cash taxable award.

	Health Benefits	Life Insurance	401(k) Contributions	Other Income	Total All Other Compensation
Robert Rowe	$17,126	$10,218	$12,200	$34,250	$73,794
Brian Bird	23,706	3,962	33,550	—	61,218
Heather Grahame	15,656	6,398	33,550	6,530	62,134
Crystal Lail	17,926	1,395	30,500	13,116	62,937
Curtis Pohl	18,726	5,341	33,550	4,850	62,467
2022 Grants of Plan-Based Awards
The following table shows the range of each NEO’s annual and long-term incentive award opportunities granted for the fiscal year ended December 31, 2022. The narrative following the table describes the terms of each incentive award opportunity.

Name	Grant Date	Estimated Future Payouts Under Non-equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards (2) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert Rowe
Annual Cash Incentive	—	348,529	697,057	1,045,586	—	—	—	—	—
Performance Units	2/10/2022	—	—	—	—	29,504	59,008	—	1,522,701
Restricted Share Units	12/13/2022	—	—	—	—	8,891	8,891	—	418,233
Brian Bird
Annual Cash Incentive	—	193,125	386,250	579,375	—	—	—	—	—
Performance Units	2/10/2022	—	—	—	—	13,563	27,126	—	699,986
Restricted Share Units	12/13/2022	—	—	—	—	4,927	4,927	—	231,766
Restricted Stock Award	12/13/2022	—	—	—	—	—	—	15,905	800,022
Heather Grahame
Annual Cash Incentive	—	125,048	250,095	375,143	—	—	—	—	—
Performance Units	2/10/2022	—	—	—	—	7,699	15,398	—	397,345
Restricted Share Units	12/13/2022	—	—	—	—	2,417	2,417	—	113,696
Crystal Lail
Annual Cash Incentive	—	113,438	226,875	340,313	—	—	—	—	—
Performance Units	2/10/2022	—	—	—	—	7,266	14,532	—	374,998
Restricted Share Units	12/13/2022	—	—	—	—	2,631	2,631	—	123,762
Curtis Pohl
Annual Cash Incentive	—	65,047	130,093	195,140	—	—	—	—	—
Performance Units	2/10/2022	—	—	—	—	3,698	7,396	—	190,854
Restricted Share Units	12/13/2022	—	—	—	—	1,383	1,383	—	65,056
(1)    Reflects possible payout range of 2022 performance units and restricted share units awards. The performance units granted on February 10, 2022, have a weighted average grant date fair value of $51.61. The restricted share units granted on December 13, 2022, have a weighted average grant date fair value of $47.04.
(2)    These values reflect the grant date fair value of these awards as calculated utilizing the provisions of Accounting Standards Codification 718, Stock Compensation, and do not represent earned or paid compensation as the shares are subject to performance and vesting conditions. The values in the table above reflect grant date fair value assuming payment at target. See Note 15 to the consolidated financial statements in our 2022 Annual Report on Form 10-K for further information regarding assumptions underlying the valuation of equity awards.

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2022 Executive Pay
Non-equity Incentive Plan Awards
Non-equity incentive plan compensation includes amounts earned under the NorthWestern Energy 2022 Annual Incentive Plan. Such amounts relate to 2022 performance and were actually paid in mid-March 2023. The Compensation Committee reviewed 2022 performance against plan targets and approved a plan payout of 96 percent, as discussed in the Compensation Discussion and Analysis—Pay Components—Annual Cash Incentive Awards section, starting on page 25 of this proxy statement.
Equity Incentive Plan Awards
As previously discussed in the Compensation Discussion and Analysis—Pay Components—Long-Term Performance-Based Equity Incentive Awards section in this proxy statement, the Board approved granting performance units and time-based restricted share units in 2022 under the Equity Compensation Plan. The values of the stock awards included in the table on the previous page reflect the grant date fair value of these awards as calculated utilizing the provisions of Accounting Standards Codification 718, Stock Compensation, and do not represent earned or paid compensation as the shares are subject to performance and vesting conditions. For the 2022 performance unit awards, the exact number of shares issued upon vesting will vary from zero to 200 percent of the target award, depending on actual company performance relative to the performance goals. In addition, the value of a performance unit award (if earned) and a restricted share unit award on the vesting date, based on the fair market value of our stock on that future date, likely will differ from the value on the grant date, which is based on the fair market value of a share of our stock and, with respect to a performance unit award, is based on the target amount for such award. See Note 15 to the consolidated financial statements in our 2022 Annual Report on Form 10-K for further information regarding assumptions underlying the valuation of equity awards.
Percentage of Salary Compared to Total Compensation
For 2022, base salary for the NEOs accounted for approximately 21 to 35 percent of total direct compensation (i.e., salary plus targeted annual and long-term incentive compensation), while incentive compensation accounted for approximately 65 to 79 percent of total direct compensation, assuming achievement of a target level of performance for each NEO.
2022 Stock Vested
The table below shows the number of shares acquired and the dollar amounts realized during 2022 pursuant to the vesting of prior equity-based awards.

	Stock Awards
Name	Number of LTIP Shares Acquired on Vesting (#) (1)	Value Realized on LTIP Vesting ($)	Number of ERRP Shares Acquired on Vesting (#) (2)	Value Realized on ERRP Vesting ($)	Total Shares Acquired on Vesting (#)	Total Value Realized ($)
Robert Rowe	3,551	210,716	5,862	347,851	9,413	558,567
Brian Bird	1,228	72,881	2,027	120,282	3,255	193,164
Heather Grahame	1,042	61,856	1,420	84,263	2,462	146,119
Crystal Lail	282	16,758	699	41,479	981	58,236
Curtis Pohl	501	29,717	1,102	65,393	1,603	95,110
(1)     LTIP Shares vested consist of performance units for the 2020-2022 performance period that vested on December 31, 2022, at a performance level of 20 percent. We determined the value realized for the vesting of these shares using the fair market value of our common stock on the December 31, 2022, vesting date, which was $59.34.
(2)     ERRP Shares vested consist of restricted share units for the 2017-2022 performance period that vested on December 31, 2022. We determined the value realized for the vesting of these restricted share units using the fair market value of our common stock on the December 31, 2022, vesting date, which was $59.34. All of the restricted share units are deferred until the recipient departs NorthWestern. Upon departure, the restricted share units are paid out as shares of common stock in five annual installments.

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2022 Executive Pay

Outstanding Equity Awards at 2022 Fiscal Year-End
The table below contains information regarding outstanding equity-based awards, including the potential dollar amounts realizable with respect to the awards for each NEO. Dividends are not paid or accrued on any unvested awards.

			Stock Awards
	Type of Award	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1) (2) (3)
Robert Rowe
	ERRP	12/13/2022	8,891	527,592
	LTIP	2/10/2022			29,504	1,750,767
	ERRP	12/14/2021			9,380	556,609
	LTIP	2/11/2021			29,689	1,761,745
	ERRP	12/22/2020			8,976	532,636
(4)	ERRP	12/18/2019			6,414	380,607
(4)	ERRP	12/13/2018			6,976	413,956
Brian Bird
	Restricted	12/13/2022	15,905	943,803
	ERRP	12/13/2022	4,927	292,368
	LTIP	2/10/2022			13,563	804,828
	ERRP	12/14/2021			3,465	205,613
	LTIP	2/11/2021			13,853	822,037
	ERRP	12/22/2020			2,587	153,513
(4)	ERRP	12/18/2019			1,849	109,720
(4)	ERRP	12/13/2018			2,011	119,333
Heather Grahame
	ERRP	12/13/2022	2,417	143,425
	LTIP	2/10/2022			7,699	456,859
	ERRP	12/14/2021			2,550	151,317
	LTIP	2/11/2021			7,747	459,707
	ERRP	12/22/2020			1,952	115,832
(4)	ERRP	12/18/2019			1,395	82,779
(4)	ERRP	12/13/2018			1,474	87,467
Crystal Lail
	ERRP	12/13/2022	2,631	156,124
	LTIP	2/10/2022			7,266	431,164
	ERRP	12/14/2021			2,166	128,530
	LTIP	2/11/2021			6,679	396,332
	ERRP	12/22/2020			1,260	74,768
(4)	ERRP	12/18/2019			638	37,859
(4)	ERRP	12/13/2018			694	41,182
Curtis Pohl
	ERRP	12/13/2022	1,383	82,067
	LTIP	2/10/2022			3,698	219,439
	ERRP	12/14/2021			1,470	87,230
	LTIP	2/11/2021			3,721	220,804
	ERRP	12/22/2020			1,406	83,432
(4)	ERRP	12/18/2019			1,005	59,637
(4)	ERRP	12/13/2018			1,093	64,859
(1)    The performance units granted in February 2021 and 2022 will vest, if at all, on December 31, 2023 and 2024, respectively, subject to the satisfaction of the applicable performance and market criteria and generally subject to the recipient’s continued employment through such date. Based on performance through December 31, 2022, we are below target for payout of the 2021 and 2022 grants. As required by the SEC’s disclosure rules, the number of units and payout value shown for the 2021 grants and the 2022 grants assume a target level of performance (100 percent).
(2)    Values were calculated based on a $59.34 closing price of our common stock on December 30, 2022.
(3)    The performance-based restricted share units granted under the ERRP in December 2020 and 2021 will vest, if at all, on December 31, 2025 and 2026, respectively, subject to the satisfaction of the applicable performance criteria and generally subject to the recipient’s continued employment through such date. The 2022 ERRP award does not have any performance criteria and will vest on December 31, 2027, subject to the recipient’s continued employment through such date. As described earlier, the Compensation Committee waived the continued employment provision with respect to the awards granted to Mr. Rowe and Ms. Grahame.
(4)    The ERRP awards granted in 2018 and 2019 will not meet the performance metrics associated with the awards and will not vest. However, such awards are presented in this table because they will not be forfeited until the Board takes formal action with respect to such awards following conclusion of the respective performance periods.

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2022 Executive Pay
Pay After Employment Ends
We have two separate defined benefit pension plans that cover employees hired prior to January 1, 2009. The NorthWestern Energy Pension Plan is applicable to employees who began their employment in Montana, and the NorthWestern Corporation Pension Plan is applicable to employees who began their employment in South Dakota or Nebraska. The table below summarizes for each of our NEOs the years of credited service, present value of accumulated benefit, and any payments during the last fiscal year.
2022 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Robert Rowe (1)	NorthWestern Energy Pension Plan	14.00	865,172	—
Brian Bird	NorthWestern Corporation Pension Plan	19.08	269,271	—
Heather Grahame (1)	—	—	—	—
Crystal Lail	NorthWestern Corporation Pension Plan	19.93	105,903	—
Curtis Pohl	NorthWestern Corporation Pension Plan	36.39	479,524	—
(1)    Mr. Rowe and Ms. Grahame retired effective January 1, 2023. Ms. Grahame joined the company after the pension plans were closed to new entrants and therefore is not eligible to participate.

We calculated the present value of accumulated benefits assuming benefits commence at age 65 and using the discount rate, mortality assumption, and assumed payment form consistent with those disclosed in Note 14 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022. While we calculated the present values in the table above assuming that benefits commence at age 65, the table to the right summarizes the cash balance available if the individual had terminated service as of December 31, 2022.
Name	Cash Balance ($)
Robert Rowe	764,226
Brian Bird	291,646
Heather Grahame	—
Crystal Lail	152,610
Curtis Pohl	537,832

Under the NorthWestern Energy Pension Plan, a participant’s account grows based upon (1) contributions we make once per year, and (2) interest credits at the rate of six percent per year. Our contributions range from (a) three percent to 12 percent for eligible compensation, plus (b) 1.5 percent to six percent for eligible compensation above one-half of the taxable social security wage base. Upon termination of employment, an employee who is at least 50 years old with five years of service may begin receiving a monthly annuity or defer receiving benefits until he or she is required to take a minimum distribution.
Under the cash balance formula of the NorthWestern Corporation Pension Plan, a participant’s account grows based upon (1) annual pay credits, and (2) annual interest credits based on the average federal 30-year Treasury Bill rate for November of the preceding year. Pay credits range from three percent to 7.5 percent for compensation below the taxable wage base, and such amounts are doubled for compensation above the taxable wage base. Upon termination of employment, an employee (or if deceased, his or her beneficiary) may elect to (a) defer receiving benefits until he or she is required to take a minimum distribution or (b) receive an early retirement benefit of either (i) a lump sum payment equal to the cash balance in the account or (ii) a monthly annuity if age 55 or greater. Messrs. Bird and Pohl currently are eligible for the lump sum early retirement option and the monthly annuity early retirement option.
For both pension plans, credited years of service are based on actual hire date, and pensionable earnings include base pay only. Mercer Human Resources Consulting, the actuary for our pension plans, calculated the present value of accumulated benefits using participant data provided by us.
Non-qualified Deferred Compensation
We implemented a deferred compensation plan in 2009. Mr. Rowe is the only NEO who has deferred compensation into the plan, although he did not elect to defer any compensation in 2022. The deferred compensation plan is discussed in the Compensation Discussion and Analysis—Other Pay Policies—Non-qualified Deferred Compensation section of this proxy statement.

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2022 Executive Pay

Our executive officers receive annual grants under our ERRP program. Pursuant to the terms of the ERRP award agreement, when a grant vests, our executive officers receive restricted share units, which we credit to an account for each executive officer to a deferred compensation account. These restricted share units are not deferrals under our deferred compensation plan; however, the restricted share units are similar to deferred compensation because an executive officer cannot access the units until he or she is no longer our employee. For more details about our ERRP program, please refer to the Compensation Discussion and Analysis—Pay Components—Long-Term Performance-Based Equity Incentive Awards section in this proxy statement.
The table below summarizes the participation in the deferred compensation plan and our ERRP program by our NEOs in 2022.

	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($) (1)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance on December 31, 2022 ($) (2)
Robert Rowe (3)	—	359,072	474,725	—	11,477,285
Brian Bird	—	124,231	27,525	—	666,409
Heather Grahame	—	86,984	19,682	—	476,526
Crystal Lail	—	41,825	3,828	—	92,681
Curtis Pohl	—	67,881	15,439	—	373,791
(1)    All registrant contributions in 2022 relate to the ERRP program and are reported as compensation to such executive officer in the Summary Compensation Table on page 35. None of the earnings were reported as compensation to such executive officer in the Summary Compensation Table.
(2)    Reflects the following amounts for each of the following executive officers related to the ERRP program that were reported as compensation to such executive officer in the prior Summary Compensation Tables: Mr. Rowe, $1,500,818; Mr. Bird, $495,638; Ms. Grahame, $357,495; Ms. Lail, $41,608; and Mr. Pohl, $280,762.
(3)    Mr. Rowe’s elective contributions under the deferred compensation plan are $4,584,407, in the aggregate, all of which were reported as compensation in the Summary Compensation Table for prior years.
Termination or Change in Control Arrangements
We do not have any severance agreements or golden parachute agreements. However, we do provide a Key Employee Severance Plan to certain employees, including our NEOs, covering involuntary terminations without cause, and our Equity Compensation Plan which includes change-in-control provisions. Details regarding these arrangements follow.
Key Employee Severance Plan
Our NEOs participate in our Key Employee Severance Plan. The Compensation Committee believes that it is appropriate for us to have a severance plan to provide a consistent means of addressing severance situations.
The Key Employee Severance Plan does not provide for change in control payments, but it does provide for the payment of severance benefits in the event an officer is terminated involuntarily without cause. Cause generally is defined in the Key Employee Severance Plan as (1) fraud, misappropriation of corporate property or funds, or embezzlement; (2) malfeasance in office, misfeasance in office which is willful or grossly negligent, or nonfeasance in office which is willful or grossly negligent; (3) failure to comply with our Code of Conduct; (4) illegal conduct, gross misconduct, or dishonesty, in each case which is willful and results (or is reasonably likely to result) in substantial damage to the company; or (5) willful and continued failure by the employee to perform substantially his/her duties. Involuntary termination does not include a termination resulting from a participant’s death or disability.
The severance benefits payable to our NEOs under the Key Employee Severance Plan consist of:
•Severance Payment: A lump-sum cash payment equal to two times annual base pay plus two times targeted annual cash incentive;
•Interrupted Annual Bonus: A lump-sum cash payment equal to the amount of the annual cash incentive, pro-rated to the end of the month prior to separation of service and based on actual performance;

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2022 Executive Pay
•Welfare Benefits: Reimbursement of Consolidated Omnibus Budget Reconciliation Act (COBRA) premiums paid by the participant during the 24-month period following the participant’s termination date; and
•Outplacement Services: Up to $12,000 of outplacement services during the 12-month period following the participant’s termination date.
The table below shows the amount of potential cash severance that would have been payable, based on an assumed termination date of December 31, 2022, under the Key Employee Severance Plan, including the amount that each NEO would be entitled to be reimbursed for outplacement expenses and reimbursement of costs for continuing coverage and other benefits under our group health, dental, and life insurance plans. Severance benefits are not provided in connection with terminations for cause.

Name	Base Salary ($)	Targeted Annual Incentive ($)	2x Base Salary + 2x Targeted Annual Incentive ($)	Interrupted Annual Bonus ($) (1)	COBRA Premiums ($) (2)	Outplacement Services ($)	Amount of Potential Severance Benefit ($)
Robert Rowe (3)	697,057	697,057	2,788,228	638,969	35,193	12,000	3,474,390
Brian Bird	515,000	386,250	1,802,500	354,063	34,490	12,000	2,203,053
Heather Grahame (3)	454,719	250,095	1,409,629	229,254	38,075	12,000	1,688,958
Crystal Lail	412,500	226,875	1,278,750	207,969	35,193	12,000	1,533,912
Curtis Pohl	325,233	130,093	910,652	119,252	34,490	12,000	1,076,394
(1)    Calculated at 100% of target and prorated for 11 of 12 months pursuant to the terms of the Key Employee Severance Plan.
(2)    Amounts calculated using COBRA premiums in effect as of December 31, 2022.
(3)    Mr. Rowe and Ms. Grahame retired effective January 1, 2023 and are no longer eligible to receive benefits under the Key Employee Severance Plan.
Equity Compensation Plan Change in Control Provision
All outstanding equity awards were granted under our Equity Compensation Plan. In a change in control situation, the plan provides that either the vesting of awards will accelerate so that awards will vest as to the shares that otherwise would have been unvested, or the Compensation Committee will arrange or otherwise provide for the payment of cash or other consideration to participants in exchange for the satisfaction and cancellation of outstanding awards.

The table to the right shows the amount of potential stock value that would have been received, based on (i) an assumed change in control date of December 31, 2022, (ii) outstanding equity awards at target payout, and (iii) a closing stock price on December 30, 2022, of $59.34. For a termination of service that does not involve a change in control, death, disability, or retirement, all outstanding equity awards granted under the Equity Compensation Plan are forfeited.
Name	Value of Accelerated Stock Vesting ($)
Robert Rowe	5,923,912
Brian Bird	3,451,214
Heather Grahame	1,497,386
Crystal Lail	1,265,960
Curtis Pohl	817,468
ERRP Restricted Share Units
Awards under our ERRP, as discussed in the Compensation Discussion and Analysis—Pay Components—Long-Term Performance-Based Equity Awards section in this proxy statement, if vested, will be paid out in shares of common stock of the company over a five-year period following the participant’s separation of service.
Death, Disability, and Retirement Benefits
Our executives are covered by the standard death and disability benefits that are available to substantially all employees. In addition, upon the death, disability, or retirement of a recipient of a performance or restricted share unit award, such recipient (or his or her executor or administrator) is entitled to receive a pro-rata portion of the award based on the number of full months such recipient was employed by the company, and the remaining portion of the award is forfeited. In the case of death or disability, the pro rata portion is based on the target award. In the case of retirement, the pro rata portion will be paid at the end of the performance period based upon the

NorthWestern Energy | Proxy Statement | Page 41

2022 Executive Pay

level of satisfaction of the applicable performance goals. An award under the ERRP vests in full upon the death or disability of the recipient. As previously described, the 2022 ERRP awards for Mr. Rowe and Ms. Grahame will vest in full at the conclusion of the five-year vesting period notwithstanding their retirements effective January 1, 2023.
Assuming that our NEOs terminated their employment as a result of death, disability or retirement on December 31, 2022, each NEO would have received the same payout of the earned annual cash incentive award for 2022 that is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 35. Similarly, each NEO would have received the same payout of long-term incentive compensation for the LTIP performance units whose three-year performance period ended December 31, 2022, as reflected in the “Stock Awards - Value Realized” LTIP Vesting column in the 2022 Stock Vested Table on page 37. The reason for the same payouts is that the individual would have been employed throughout the entire performance period for the awards.
For the remaining outstanding grants of LTIP performance units and for the outstanding grants of ERRP restricted share units, the table below and continuing on the following page shows the original grants, the percentage of the original grants that would vest, and the vesting value of those grants, assuming (a) the applicable NEO terminated his or her employment as a result of death, disability or retirement on December 31, 2022, (b) the applicable goals for such performance units were subsequently satisfied at target levels, and (c) the price of the Company's Common Stock was $59.34 (the closing price on December 30, 2022) at the time payouts of such performance units and restricted share units occurred.

				Future Vesting Date	Assumed 12/31/22 Death / Disability			Assumed 12/31/22 Retirement
					Original Grant (#)	Percent to Vest (%)	Vesting Value ($) (1)	Original Grant (#)	Percent to Vest (%)	Vesting Value ($) (1)
Robert Rowe	(2)
Chief Executive Officer		ERRP		12/31/2026	8,891	100.0%	527,592	8,891	—%	—
		LTIP		12/31/2023	29,504	33.3%	583,589	29,504	33.3%	583,589
		ERRP		12/31/2025	9,380	100.0%	556,609	9,380	20.0%	111,322
		LTIP		12/31/2022	29,689	66.7%	1,175,084	29,689	66.7%	1,175,084
		ERRP	(3)	12/31/2024	8,976	100.0%	532,636	8,976	40.0%	213,054
		ERRP	(3)	12/31/2023	6,414	100.0%	380,607	6,414	60.0%	228,364
		ERRP		12/31/2022	6,976	100.0%	413,956	6,976	80.0%	331,165
						TOTAL	$4,170,072		TOTAL	$2,642,578
Brian Bird
President and Chief Operating Officer		ERRP		12/31/2026	4,927	100.0%	292,368	4,927	—%	—
		LTIP		12/31/2023	13,563	33.3%	268,276	13,563	33.3%	268,276
		ERRP		12/31/2025	3,465	100.0%	205,613	3,465	20.0%	41,123
		LTIP		12/31/2022	13,853	66.7%	548,299	13,853	66.7%	548,299
		ERRP	(3)	12/31/2024	2,587	100.0%	153,513	2,587	40.0%	61,405
		ERRP	(3)	12/31/2023	1,849	100.0%	109,720	1,849	60.0%	65,832
		ERRP		12/31/2022	2,011	100.0%	119,333	2,011	80.0%	95,466
						TOTAL	$1,697,121		TOTAL	$1,080,400
Heather Grahame	(2)
General Counsel and Vice President - Regulatory & Federal Gov't Affairs		ERRP		12/31/2026	2,417	100.0%	143,425	2,417	—%	—
		LTIP		12/31/2023	7,699	33.3%	152,286	7,699	33.3%	152,286
		ERRP		12/31/2025	2,550	100.0%	151,317	2,550	20.0%	30,263
		LTIP		12/31/2022	7,747	66.7%	306,625	7,747	66.7%	306,625
		ERRP	(3)	12/31/2024	1,952	100.0%	115,832	1,952	40.0%	46,333
		ERRP	(3)	12/31/2023	1,395	100.0%	82,779	1,395	60.0%	49,668
		ERRP		12/31/2022	1,474	100.0%	87,467	1,474	80.0%	69,974
						TOTAL	$1,039,731		TOTAL	$655,148
.

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2022 Executive Pay

(continued)			Future Vesting Date	Assumed 12/31/22 Death / Disability			Assumed 12/31/22 Retirement
				Original Grant (#)	Percent to Vest (%)	Vesting Value ($) (1)	Original Grant (#)	Percent to Vest (%)	Vesting Value ($) (1)
Crystal Lail
Vice President and Chief Financial Officer	ERRP		12/31/2026	2,631	100.0%	156,124	2,631	—%	—
	LTIP		12/31/2023	7,266	33.3%	143,721	7,266	33.3%	143,721
	ERRP		12/31/2025	2,166	100.0%	128,530	2,166	20.0%	25,706
	LTIP		12/31/2022	6,679	66.7%	264,353	6,679	66.7%	264,353
	ERRP	(3)	12/31/2024	1,260	100.0%	74,768	1,260	40.0%	29,907
	ERRP	(3)	12/31/2023	638	100.0%	37,859	638	60.0%	22,715
	ERRP		12/31/2022	694	100.0%	41,182	694	80.0%	32,946
					TOTAL	846,538		TOTAL	519,349
Curtis Pohl
Vice President - Retail Operations	ERRP		12/31/2026	1,383	100.0%	82,067	1,383	—%	—
	LTIP		12/31/2023	3,698	33.3%	73,146	3,698	33.3%	73,146
	ERRP		12/31/2025	1,470	100.0%	87,230	1,470	20.0%	17,446
	LTIP		12/31/2022	3,721	66.7%	147,276	3,721	66.7%	147,276
	ERRP	(3)	12/31/2024	1,406	100.0%	83,432	1,406	40.0%	33,373
	ERRP	(3)	12/31/2023	1,005	100.0%	59,637	1,005	60.0%	35,782
	ERRP		12/31/2022	1,093	100.0%	64,859	1,093	80.0%	51,887
					TOTAL	$597,647		TOTAL	$358,910
(1)    Values were calculated based on a $59.34 closing price of our common stock on December 30, 2022.
(2)    Mr. Rowe and Ms. Grahame retired effective January 1, 2023.
(3)    The ERRP awards vesting on December 31 in 2023 and 2024 will not meet the performance metrics associated with the awards and will not vest. However, such awards are presented in this table because they will not be forfeited until the Board takes formal action with respect to such awards following conclusion of the respective performance periods.
2022 Director Pay
Compensation to our non-employee directors in 2022 consisted of cash and stock. Each Board member receives an annual cash retainer and an annual unrestricted stock award; our Board chair receives a higher cash retainer and stock award to reflect the additional duties as Board chair. In addition, each committee chair receives an additional annual cash retainer to reflect the additional duties as committee chair, and each committee member receives an annual committee member cash retainer.
The Board established its compensation levels for 2022 based upon the analysis and advice of the Compensation Committee’s independent compensation consultant, WTW, who reviewed the competitive market data concerning Board compensation from peer company comparisons and provided recommendations to the Board. The table below presents the 2022 compensation schedule for our non-employee directors (which was unchanged from the prior year and will remain unchanged in 2023).

2022 Non-Employee Director Compensation Schedule	Cash ($)	Shares (#)
New Member Initial Stock Grant	—	1,000
Board Chair Annual Retainer (1)	150,000	3,750
Board Member Annual Retainer	50,000	2,750
Committee Chair Annual Retainer	10,000	—
Committee Member Annual Retainer	10,000	—
(1) The Board chair does not receive the Board Member annual cash and stock retainers.
The company also reimburses non-employee directors for the cost of participation in approved continuing education programs and the expense of traveling for Board and committee meetings. Employee directors are not compensated for service on the Board, and non-employee directors are not eligible to participate in our retirement plans.

NorthWestern Energy | Proxy Statement | Page 43

2022 Director Pay
Non-employee directors may elect to defer up to 100 percent of any qualified cash or equity-based compensation that would be otherwise payable to them, subject to compliance with NorthWestern’s 2005 Deferred Compensation Plan for Non-Employee Directors (director deferred plan) and Section 409A of the Internal Revenue Code. For those directors who defer their compensation under the director deferred plan, the meeting fee or retainer, as applicable, is the value utilized to determine the amount of deferred compensation. The deferred compensation may be invested in deferred stock units of the company’s common stock or in designated investment options that substantially mirror the qualified employee 401(k) plan options. Based on the election of the non-employee director, other than on account of death, he or she shall receive a distribution either in a lump sum or in approximately equal installments over a designated number of years (not to exceed 10 years). Distributions of deferred share units will be equal to one share of the company’s common stock for each unit. The value of each deferred compensation account is adjusted periodically to reflect the gains, losses, and dividends associated with the designated investments.
The table below sets forth the compensation received by our non-employee directors in 2022.

	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Total ($)
Dana Dykhouse, Board Chair	150,000	213,113	363,113
Anthony Clark	70,000	157,702	227,702
Jan Horsfall, Operations Chair	80,000	156,283	236,283
Britt Ide	70,000	156,283	226,283
Kent Larson (2)	29,167	119,854	149,021
Linda Sullivan, Audit Chair (3)	80,000	159,830	239,830
Mahvash Yazdi, Compensation Chair	80,000	159,830	239,830
Jeffrey Yingling, Governance Chair	80,000	159,830	239,830
(1)    The values for stock awards reflect the grant date fair value of the awards, calculated utilizing the provisions of Accounting Standards Codification 718, Stock Compensation. The grant date fair value of annual stock awards made during 2022 was (a) $58.12 per share for deferred awards elected by Directors Clark (40%), Sullivan, Yazdi, and Yingling, (b) $56.83 for undeferred awards received by Directors Clark (60%), Dykhouse, Horsfall, and Ide; and (c) $55.85 per share for Larson, as he was awarded his sign-on and pro-rated grants at the time of his election. The 2022 stock awards were deferred by Directors Clark (40%), Sullivan, Yazdi and Yingling under the deferred compensation plan described above. The total deferred share units outstanding as of December 31, 2022 (rounded down to the nearest whole number), are as follows: Mr. Clark – 15,448, Ms. Sullivan – 18,836, Ms. Yazdi – 8,132 and Mr. Yingling – 10,668.
(2)    Mr. Larson joined our Board on July 28, 2022.
(3)    Ms. Sullivan deferred (under the Director Deferred Plan) all of her fees earned or paid in cash for 2022.
Pay Versus Performance
Compensation Actually Paid Table
As required by recent changes to SEC rules, we are providing the following information about the relationship between executive compensation and certain measures of financial performance of our Company. SEC rules prescribe the disclosure included in this section; however, the information does not necessarily align with how the Company or the Compensation Committee view the link between the Company's performance and the pay of its NEOs. The Compensation Discussion and Analysis, beginning on page 16, provides additional information about our pay-for-performance philosophy and how we align executive compensation with our performance. As described in more detail in our CD&A, the Company's annual incentive awards and a large portion of the long-term incentive awards that comprise a significant portion of an executive's compensation are directly linked to performance. Payouts of these portions of an executive's compensation are placed at risk and require the accomplishment of specific results that are designed to benefit our shareholders and the Company, both in the long and short term. While the Company utilizes several performance measures to align executive compensation with Company performance, not all Company measures are presented in the Pay Versus Performance table on the following page. Moreover, the Company generally seeks to incentivize long-term performance and therefore does not specifically align the Company's performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year.

NorthWestern Energy | Proxy Statement | Page 44

Pay Versus Performance
The table below presents a comparison of total compensation as reported in our Summary Compensation Table and compensation actually paid (CAP) as determined in accordance with the calculations required by Item 402(v) of Regulation S-K for our principal executive officer (PEO) and the average of our other NEOs. As illustrated in the table, CAP was considerably less than the total compensation when calculated for the Summary Compensation Table. The CAP table also compares our compensation to our TSR, our peer group’s TSR, our net income, and our ROAE.

Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (1) (2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($) (1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (1) (2)	Value of Initial Fixed $100 Investment Based on		Net Income ($ thousands)	Company Selected Measure (4)	SUPPLEMENTAL MEASURE:
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (3)			3-Year Return on Average Equity (4)
2022	3,375,572	2,901,940	1,472,753	1,397,422	94.09	98.78	183,008	N/A	7.4%
2021	3,445,367	1,956,387	1,116,582	813,038	86.70	97.38	186,840	N/A	8.5%
2020	3,102,048	(436,596)	985,536	220,071	84.94	82.85	155,215	N/A	(12.9)%
(1)    In all years, Robert Rowe was our PEO. For 2022, our other NEOs were Brian Bird, Crystal Lail, Heather Grahame and Curtis Pohl. For 2021, our other NEOs were Brian Bird, Crystal Lail, Heather Grahame, Curtis Pohl and Bobbi Schroeppel. For 2020, our other NEOs were Brian Bird, Heather Grahame, Curtis Pohl and Bobbi Schroeppel.
(2)     The amounts shown for CAP have been calculated in accordance with SEC rules and do not reflect compensation actually earned, realized or received by the Company's NEOs. These amounts reflect the Summary Compensation Table total with certain adjustments as described in the tables below. The following tables set forth the adjustments made during each year represented in the table above to arrive at CAP to our PEO and non-PEO NEOs during 2022, 2021, and 2020.

Adjustments to Determine CAP for PEO	2022	2021	2020
Summary Compensation Table (SCT) Total	$3,375,572	$3,445,367	$3,102,048
Adjustments to arrive at CAP
Deduction for change in pension values reported in the SCT	$—	$(77,372)	$(165,530)
Increase for "Service Cost" for Pension Plans	$30,723	$44,145	$54,333
Increase for "Prior Service Cost" for Pension Plans	$—	$—
Deduction for stock awards amounts reported in the SCT	$(1,940,934)	$(1,906,246)	$(1,698,500)
Fair value of current year equity awards at year-end	$2,554,097	$1,253,305	$1,267,128
Change in value of prior years' awards unvested at year-end	$(1,152,262)	$(749,144)	$(628,926)
Change in value of prior years' awards that vested during current year	$34,744	$(53,668)	$(2,367,149)
Deduction of value of prior years' awards that were forfeited during year	$—	$—	$—
Dividends	$—	$—	$—
Total adjustments	$(473,632)	$(1,488,980)	$(3,538,644)
CAP Total	$2,901,940	$1,956,387	$(436,596)

Adjustments to Determine Average CAP for Non-PEO NEOs	2022	2021	2020
Summary Compensation Table (SCT) Total	$1,472,753	$1,116,582	$985,536
Adjustments to arrive at CAP
Deduction for change in pension values reported in the SCT	$—	$(2,842)	$(29,693)
Increase for "Service Cost" for Pension Plans	$9,746	$10,230	$9,606
Increase for "Prior Service Cost" for Pension Plans	$—	$—	$—
Deduction for stock awards amounts reported in the SCT	$(750,143)	$(451,752)	$(370,377)
Fair value of current year equity awards at year-end	$916,343	$296,729	$273,952
Change in value of prior years' awards unvested at year-end	$(259,428)	$(145,623)	$(135,161)
Change in value of prior years' awards that vested during current year	$8,151	$(10,286)	$(513,792)
Deduction of value of prior years' awards that were forfeited during year	$—	$—	$—
Dividends	$—	$—	$—
Total adjustments	$(75,331)	$(303,544)	$(765,465)
CAP Total	$1,397,422	$813,038	$220,071
(3)    Please see page 18 for a listing of the members of our peer group.
(4)    Other than net income, we do not use a single-year financial measure to link CAP to our NEOs for the most recently completed fiscal year. We use several multi-year performance measures as listed in the Most Important Performance Measures table on page 47. We have supplemented the information provided in the CAP table with one of these multi-year measures — return on average equity over a three-year period.

NorthWestern Energy | Proxy Statement | Page 45

Pay Versus Performance
Relationship Between CAP and Performance Metrics
The charts below depict pay versus performance by illustrating the directional relationship between CAP and the two performance metrics presented in the CAP Table, as well as the supplemental performance metric presented next to the CAP Table.

CAP vs. Total Shareholder Return (including Peer Group TSR)

Thousands
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$-
$(500)
$97.38
$98.78
$2,902
$94.09
$1,956
$84.94
$86.70
$1,397
$813
$82.85
$(437)
$220
2020
2021
2022
PEO CAP
NEO CAP
NWE TSR
Peer TSR

As illustrated by the graphic to the left, as our TSR increased from 2020 to 2022, so to did the CAP to our PEO and our other NEOs. Indeed, there appears to be a high correlation between CAP and TSR. In 2020, the value of a $100 investment in our common stock actually declined to approximately $83 over the course of the year, and the CAP to our PEO turned out to be a negative number. When our TSR increased over the next two years (2021 and 2022), the CAP showed a similar increase.

CAP vs. Net Income
Net Income does not appear to have the same correlative relationship with CAP as TSR does. As illustrated in the graphic to the right, CAP increased considerably from 2020 to 2021 with a corresponding increase to net income. However, CAP again increased in 2022, even though net income declined. This can be explained through an examination of our compensation program. Our long-term equity incentive awards make up the largest percentage of the compensation package provided to our executives, and those awards use TSR as a primary metric. We use net income as a metric in our annual cash incentive, but that annual incentive is a smaller percentage of the overall compensation package.

Thousands
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$-
$(500)
186,840
183,008
155,215
$2,902
$1,956
$1,397
$813
$(437)
$220
2020
2021
2022
Thousands
PEO CAP
NEO CAP
Net Income

SUPPLEMENTAL INFORMATION — CAP vs. Return on Average Equity

Thousands
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$-
$(500)
8.5%
7.4%
-12.9%
$2,902
$1,956
$1,397
$813
$(437)
$220
2020
2021
2022
PEO CAP
NEO CAP
ROAE

Like net income, ROAE does not appear to have the same correlative relationship with CAP. The pattern in the graphic to the left nearly mirrors the pattern in the net income graphic above, and our compensation program provides the explanation. While ROAE is a metric we use in our long-term equity incentive awards, it is a secondary metric and does not drive the performance under those awards as much as TSR does. Thus, ROAE contributes less to the CAP to our executives.

NorthWestern Energy | Proxy Statement | Page 46

Pay Versus Performance
Important Metrics
The four items listed alphabetically below represent the most important metrics we used to determine CAP for 2022, as further described in our CD&A within the Annual Cash Incentive Awards and Long-Term Performance-Based Equity Incentive Awards sections.

Most Important Performance Measures
Earnings Per Share (3-year period)	Net Income	Relative Total Shareholder Return (3-year period)	Return on Average Equity (3-year period)
Supplemental Pay Versus Performance Information
Our Compensation Committee has designed our pay program to align pay with performance. Our executives are rewarded for providing value to shareholders and for performing relative to our 2022 peer group.
Value Provided to Shareholders
In 2022, we provided exceptional value to our shareholders with a one-year TSR of 8.5 percent, exceeding the TSR for our peer group of 0.7 percent and the S&P Utility Index of 1.6 percent during that same time period. However, over the past three years, our cumulative TSR has lagged providing a TSR of negative 7.9 percent (as calculated as required by our LTIP) despite a ROAE of 7.8 percent over that same three-year period. Our average EPS growth over the past three years has followed suit, declining 5.0 percent.
The results we achieved for our shareholders are consistent with the results obtained under our incentive plans. With respect to our annual cash incentive plan for 2022, we exceeded our operational targets. Our customer satisfaction results rose to a new all-time high level, our safety performance was near target, and reliability was above target. Additionally, our financial target approximated our plan with net income at 98.7 percent of target. As a result, due to our operational successes, the Board funded our annual cash incentive plan at 96.0 percent of target for 2022. More details are provided in the annual cash incentive plan discussion in this proxy statement.
The grants of long-term performance units that were made in 2020 pursuant to the LTIP vested on December 31, 2022. The performance measures associated with those grants were measured over a three-year vesting period and were tied to EPS growth, ROAE, and relative TSR. The company had mixed results over the three-year vesting period with respect to the LTIP metrics, attaining negative 5.0 percent average EPS growth, 7.8 percent ROAE, and our relative TSR was 10th highest of our 13-member 2020 peer group. Based on these results, we failed to achieve our LTIP targets, and the LTIP awards paid out at 20.0 percent of target.
The chart below shows the total return on an investment of $100 made over that same three-year vesting period and highlights our stock performance as compared to our 2022 peer group using the same methodology required by the CAP table.

THREE-YEAR TSR

NorthWestern Energy | Proxy Statement | Page 47

Supplemental Pay Versus Performance Information
Performance Relative to Our Peers
Relative to our 2022 peers, our CEO pay is highly aligned with performance. For the three-year period ending December 31, 2022, our negative 5.9 percent TSR ranked ninth in our 13-member 2022 peer group (assuming reinvestment of dividends), while our CEO’s compensation also was the ninth highest of our 2022 peer group (based on the three most recently available years of compensation data as disclosed in the proxy statement summary compensation tables of our peers). In addition, the aggregate compensation provided to our NEOs and the pay multiple of our CEO to the second highest paid NEO both trail the median of our 2022 peer group. For purposes of this discussion on this and the following two pages, “pay” and “compensation” are calculated as total compensation as disclosed in the Summary Compensation Table, less change in pension value.
The pay-for-performance charts and tables in this section reflect relative values for CEO pay and TSR that are expressed as a percentile of the range between the highest and lowest values. Data points within the shaded pay-for-performance alignment band reflect an alignment of pay and performance. Data points to the left and above the band suggest lower pay for higher performance; while those to the right and below the band suggest higher pay for lower performance.
These charts and tables demonstrate our strong CEO pay for performance alignment over the past three years. Our CEO is generally being compensated at a lower level than the CEOs of most of our 2022 peers, which is aligned with our lower performance. Over the most recent year, our CEO fell on the low end of the pay spectrum relative to our peers despite better TSR performance for shareholders than many of our peers.

CEO PAY FOR PERFORMANCE VS. 2022 PEERS
1-YEAR	3-YEAR

Relative 1-Year CEO Pay*		Relative 1-Year TSR*		Relative 3-Year CEO Pay*		Relative 3-Year TSR*
OGE Energy Corp.	100%	PNM Resources Inc.	100%	PNM Resources Inc.	100%	Otter Tail Corporation	100%
ONE Gas Inc.	86%	Spire Inc.	98%	OGE Energy Corp.	85%	MGE Energy Inc.	71%
PNM Resources Inc.	81%	Avista Corp.	95%	Spire Inc.	61%	PNM Resources Inc.	61%
Portland General Electric	77%	NorthWestern Energy	93%	ONE Gas Inc.	61%	Avista Corp.	60%
Spire Inc.	75%	ONE Gas Inc.	90%	Portland General Electric	54%	OGS	56%
Otter Tail Corporation	64%	Black Hills Corporation	72%	IDACORP, Inc.	52%	Black Hills Corporation	51%
Black Hills Corporation	58%	OGE Energy Corp.	66%	Black Hills Corporation	51%	Portland General Electric	49%
IDACORP, Inc.	47%	ALLETE, Inc.	66%	Otter Tail Corporation	49%	Northwest Natural Holding	43%
Avista Corp.	42%	IDACORP, Inc.	63%	NorthWestern Energy	33%	NorthWestern Energy	41%
NorthWestern Energy	36%	MGE Energy Inc.	53%	Northwest Natural Holding	28%	Spire Inc.	39%
Northwest Natural Holding	30%	Portland General Electric	45%	Avista Corp.	24%	ALLETE, Inc.	33%
ALLETE, Inc.	12%	Northwest Natural Holding	12%	ALLETE, Inc.	13%	IDACORP, Inc.	31%
MGE Energy Inc.	—%	Otter Tail Corporation	—%	MGE Energy Inc.	—%	OGE Energy Corp.	—%

*Relative CEO pay and relative TSR are expressed as a percentile of the range between the highest and lowest values of actual CEO pay and actual TSR.
Source: CEO Pay for the one-year period is the 2021 total compensation and for the three-year period is the 2019-2021 total compensation, as published in the 2020, 2021, and 2022 proxy statement Summary Compensation Tables for each respective company. We have excluded any change in pension value from the total compensation calculation because its inclusion could lead to inconsistent comparisons from company to company based upon differing pension plan provisions, length of employee tenure, and other factors. TSR is from S&P Global Market Intelligence for the one- and three-year periods ended December 31, 2022, and assumes reinvestment of dividends.

NorthWestern Energy | Proxy Statement | Page 48

Supplemental Pay Versus Performance Information
As with our CEO’s total compensation package, the total compensation provided to our NEOs as a whole relative to our peers demonstrates a strong pay-for-performance alignment for our shareholders. As shown in the charts below, the aggregate compensation provided to our NEO group lags the median aggregate compensation provided to the NEOs of our 2022 peer group. The summary also depicts that the multiple of our CEO’s compensation compared with our next most highly compensated NEO lags our 2022 peer group median.

AGGREGATE NEO PAY VS. 2022 PEERS	PAY MULTIPLE OF CEO TO SECOND HIGHEST PAID NAMED EXECUTIVE OFFICER

Source: Total compensation (excluding change in pension value) as published in the proxy statement summary compensation table for each respective company. We excluded change in pension value because its inclusion could lead to inconsistent comparisons from company to company based upon differing pension plan provisions, length of employee tenure, and other factors. For companies that had more than five NEOs, our analysis includes only the top five total compensation amounts for such NEO group.

NorthWestern Energy | Proxy Statement | Page 49

The Modern Fuel
Natural Gas
Natural Gas

Corporate Governance

Governance Overview	51
Board of Directors	52
Board Diversity	53
Director Nominees	56
Director Succession Planning	61
Board Independence	63
Board Committees	64
ESG Sustainability	68
Other Governance Practices	68

Page 50

Corporate Governance
Governance Overview
Our Board oversees the business of the company. It establishes overall policies and standards for us and reviews the performance of our management. The Board operates pursuant to our Corporate Governance Guidelines that establish the company’s corporate governance philosophy and the policies and practices we follow while governing the company and its affiliates. In addition to our Corporate Governance Guidelines, the principal documents which establish our primary corporate governance practices are listed below and can be found on our website at NorthWesternEnergy.com under About Us / Investors / Corporate Governance.

•Certificate of Incorporation •Bylaws •Audit Committee Charter •Compensation Committee Charter •Governance Committee Charter •Operations Committee Charter •Corporate Governance Guidelines
•Code of Conduct and Ethics
•Code of Ethics for the Chief Executive Officer and Senior Financial Officers
•Corporate Political Contributions Policy
•Insider Trading Policy
•Related Persons Transactions Policy
•Complaint Procedures for the Audit Committee of the Board

We are committed to strong corporate governance. As governance standards have evolved, we have enhanced our governance practices as appropriate to best serve the interests of our shareholders. Our commitment to corporate governance best practices has been nationally recognized. Moody’s Investment Services rated our governance practices as 5th best among 50 publicly traded North American utility and power companies in 2019. Our proxy disclosures have been recognized by Corporate Secretary magazine and the NYSE Governance Services. Our 2014 and 2019 proxy statements received Corporate Secretary’s Best Proxy Statement (mid-cap) award, and our 2014 proxy statement also received NYSE's Exemplary CD&A award. We also have been a finalist for Corporate Secretary’s Best Proxy Statement in 2012, 2013, 2016, 2017, and 2018.

What We Do

•Annual election of all directors.
•Majority vote plus resignation standard in uncontested elections. If a director receives more “WITHHOLD AUTHORITY” votes than “FOR” votes, the director must submit a resignation for the Board to consider.
•Allow shareholders owning 25 percent of our shares to call a special meeting.
•Independent board. Our Board is comprised entirely of independent directors, except our CEO.
•Independent Board Chair.
•Independent Board committees. Each of our Board committees (audit, compensation, governance, and operations) is made up solely of independent directors.
•Committee authority to retain independent advisors. Each of our Board committees has the authority to retain independent advisors, which will be paid for by the company.
•Code of Conduct and Ethics. We are committed to operating with honesty and integrity and maintaining the highest level of ethical conduct. Our Code of Conduct and Ethics applies to all employees, as well as the Board. We also have a separate Code of Ethics for the Chief Executive Officer and Senior Financial Officers concerning financial reporting and other related matters.
•Robust stock ownership guidelines for executive officers (2x to 6x) and directors (5x).
•Annual Board Evaluation. Historically, our Board has completed a self-evaluation. The Board believes conducting an annual evaluation is an important exercise that increases accountability to shareholders, identifies areas for growth, highlights best practices, enhances efficiency, and promotes good governance. In 2022, our Board engaged an independent consultant to help conduct the evaluation.

NorthWestern Energy | Proxy Statement | Page 51

Corporate Governance

What We Don’t Do

•Poison pill. We do not have a shareholders rights plan or poison pill.
•Hedging of company securities. We do not allow our directors, executives, or employees to hedge company securities.
•Corporate political contributions. We do not make contributions to candidates for political office, political parties, or committees, or political committees organized to advance political candidates.
•Supermajority voting. We do not have supermajority voting provisions in our certificate of incorporation or bylaws, except to approve (or amend provisions concerning) certain business combinations or mergers.

Board of Directors
Currently, our Board has nine members and has invited a 10th individual to join our Board, subject to election by shareholders. Thus, we have nominated 10 individuals this year. Our bylaws authorize a Board consisting of five to 11 directors, as determined by our Board. Board members are elected at each annual meeting to serve for approximately one year, until the next annual meeting of shareholders (or until a successor is able to serve). If any director is not elected or is unable to complete his or her term, the Board may choose a substitute to fill the vacant position for the remainder of that term or reduce the number of directors on the Board.
Our Board acts as a coherent team within an environment that allows individual insights to contribute to group consensus. Our Board focuses on long-term company success and maintains an effective dialogue with management through constructive relationships which provide timely and appropriate deliberation.
Each director who has been on our Board more than one year has exceeded the stock ownership requirements established by our Corporate Governance Guidelines and continues to hold stock in excess of the ownership requirements. For a summary of our stock ownership guidelines, please see the Stock Information / Who owns our stock / Stock Ownership Guidelines section. Most of our directors are or have been recognized as a Governance Fellow or Leadership Fellow by the National Association of Corporate Directors (NACD) and five of our eight directors are NACD Directorship CertifiedTM.
Our Board is actively engaged both inside and outside of the boardroom. Our Board members have knowledge and insight that enable them to provide guidance concerning our business, with particular focus on corporate strategy, ESG matters, operational and financial performance, succession planning, executive compensation, risk management and operating performance. They seek and participate in learning opportunities to stay abreast of the latest industry and corporate governance developments affecting their role as directors.
Most of our Board meetings, including the annual meeting, are held throughout our service territory. This has benefits for not only our board members, but employees and community leaders as well. Doing this allows our Board to better understand the company culture and gain a broader understanding of various areas of our company by affording non-management employees a chance to attend board meetings, interact with our directors, and highlight their work through in-person presentations to the Board. It also offers several opportunities for our Board members, including attending receptions of community leaders in the areas we serve, and meeting with employees. These opportunities are intended to educate our Board about the communities we serve, live in, and work in, and the concerns and successes of our employees.
Our Board considers attendance at Board and Shareholder meetings and participation of directors in determining continued service on the Board. Attendance and participation is reviewed as part of an annual evaluation process. The Board held five meetings in 2022. Each of our directors attended 100 percent of the meetings of the Board and of each committee on which he or she served. The company encourages its directors to attend the annual meeting of shareholders and expects them to attend whenever reasonably possible. At our last annual meeting of shareholders in April 2022, all directors were in attendance for the virtual meeting.

NorthWestern Energy | Proxy Statement | Page 52

Corporate Governance
Board Diversity
Our Board values the diversity of its members. When considering director nominees, our Board strives to identify nominees that will provide insight to our Board from a number of perspectives, with equal importance placed on gender, age, ethnicity, skills and background, as well as location of residence. Our Board believes diversity is important because varied perspectives expand the Board’s ability to provide relevant guidance to our business. 2020 Women on Boards previously has recognized our Board’s gender diversity. As depicted below, our slate of 10 director nominees demonstrates diversity.

Our individual Board members also have varied expertise and bring extensive professional experience from both within and outside our industry. This diversity of experience provides our Board with a vast collective skill set which is advantageous to the Board’s oversight of our company. While the industry-specific expertise possessed by certain Board members is essential, we also benefit from the viewpoints of our directors with expertise outside our industry. A high level overview of the skills and backgrounds of our director nominees is below.
Director Skills Matrix
During 2022, our Board engaged in an extensive process to revitalize the skills matrix it uses to assist its Board succession planning process. The Board realized that the utility of its skills matrix had diminished over time due to a lack of definitions for the skills. This deficiency led to a matrix that illustrated a homogenous Board, rather than highlighting the diverse backgrounds and experience represented by individual Board members.
Core Competencies
This year, we revitalized how we evaluate the skills of our highly diverse board. The first stage of the revitalization process began with the recognition that our Board requires certain competencies for each of its members — strategic executive leadership; integrity and ethics; and board service and governance. Rather than including these competencies within the matrix (which would lead to another homogenous depiction), we separated these skills into a separate group of core competencies.
Our Board believes that each of our director nominees possesses the following qualifications.

Strategic Executive Leadership.
Experience as an executive officer and/or senior leader in business or public service helps us develop strategic direction, drive change and growth, and enable a healthy corporate culture.

Integrity and Ethics. Unblemished integrity and ethics are key to our directors representing the interests of shareholders and our company before a wide array of audiences. We believe our directors must reflect our corporate values.
Board Service and Governance. Experience on other public, private and non-profit boards provides essential comparison points for our operations and governance.

NorthWestern Energy | Proxy Statement | Page 53

Corporate Governance
Defined Skills with Two-Tiered Ranking
In the second stage of the skills matrix revitalization process, our Board refreshed the skills reflected in the matrix to reflect the characteristics that have been important in recent corporate strategy discussions, Board and committee meeting areas of focus, and Board candidate searches. After further defining the competencies best suited to reflect and achieve the Company vision, the Board rated its members with respect to each of these skills, with a twist — a two-tiered ranking system.
Instead of simply designating which skills each Board member may possess, our Board wanted to emphasize the uniqueness of each director’s primary areas of expertise, while also recognizing their other areas of proficiency. A two-tiered ranking system identifies areas of expertise and proficiency and immediately illustrates the unique diversity and skills our Board has worked hard to assemble, while also depicting the whole value brought to the Board by its members.

Director Skills Matrix
Financial Executive. High level, public company financial experience (principal financial officer, principal accounting officer, or public accountant or auditor) or a background in strategic financial and capital markets assists board oversight of our financial reporting, internal controls, and capital structure.

Utility Operations. Executive operational leadership experience in the energy or utility industry or in-depth knowledge of electric and natural gas transmission and distribution systems, energy markets, or electric generation facilities enables effective direction of operational improvements.

Regulatory and Public Policy. Positions in the public utility regulatory arena, experience in other regulated industries or areas, and/or a public policy background involving interactions with the government, policymakers, and government agencies helps guide our regulated utility strategies.

Risk Management / Oversight. Experience identifying, assessing, managing, and mitigating business and financial risk factors – including environmental, social, and governance (ESG) – and/or management responsibility of enterprise risk management enhances our Board’s oversight capabilities.

Human Capital Management. Leadership experience with attracting, motivating, and retaining high-performing employees helps us enhance our work environment through workforce diversity, worker health and safety, compensation, and company culture.

Technology and Security. Understanding business and operations technology – including financial systems, grid operations, critical infrastructure, and customer information systems – and the potential for physical and cyber threats to these systems helps guide our strategy and development.

Innovation and Transformation. Experience leading or managing change and driving innovation within an organization assists us as we evolve with our industry.
Customers and Communities. Direct experience within the local business and political environment of our customer and employee base permits our Board to understand the needs and interests of our customers and communities. Expertise in marketing and customer service helps oversee the public image we cultivate.

Denotes extensive experience, knowledge, and/or expertise and indicates a primary qualification supporting the Director’s nomination.	Denotes an area in which the director has a demonstrated proficiency and indicates an ancillary qualification supporting the director’s nomination.

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Corporate Governance
Nasdaq Director Diversity Disclosure
Nasdaq Board Diversity Rules
Nasdaq Stock Market LLC (Nasdaq) Rule 5605 requires each Nasdaq-listed company to either have a diverse board or explain why it does not. To be a diverse board, Rule 5605 requires the board to have one “diverse” director by the time of the company’s annual meeting in 2023 and two diverse directors by the 2025 annual meeting.
Nasdaq Rule 5606 requires each Nasdaq-listed company to disclose its board diversity on an annual basis pursuant to a template Nasdaq has provided for such disclosure that may not be modified by the company. Although Rule 5606 mandates a specific template for the form of required disclosure, it also allows additional diversity disclosure.
Nasdaq Diversity
Nasdaq opted to follow the United States Census Bureau’s classifications of underrepresented demographics to define diversity. While Nasdaq’s use of a common standard for diversity likely will lead to uniform disclosures, we believe the classifications neglect various underrepresented minorities in the United States.
To be “diverse,” Rule 5605 requires (a) at least one director who self identifies as female, and (b) at least one other director who self-identifies as an underrepresented demographic. The underrepresented demographics include: African American or Black; Alaskan Native or Native American; Asian; Hispanic or Latinx; Native Hawaiian or Pacific Islander; LGBTQ+; and anyone identifying with two or more demographics. We agree with these classifications. However, Nasdaq’s White classification (which is not an underrepresented demographic) includes a person having origins in the Middle East or North Africa. While the Nasdaq and the U.S. Census Bureau do not include Middle Eastern or North African individuals as an underrepresented demographic, other classification systems do.
Based on the Nasdaq Rule 5605, our current Board includes three directors who self identify as females. Thus, we currently meet the Rule’s 2023 requirement for one diverse director. However, we do not currently meet the Rule’s 2025 diversity requirement of two diverse directors because our director of Middle Eastern descent (who has an incredible life story) does not satisfy Nasdaq’s underrepresented demographics classification. However, our slate of 10 nominees this year, if elected by shareholders, would meet the Rule’s 2025 diversity requirement.
Nasdaq Rule 5606 Disclosure Concerning Current Directors

NorthWestern Corporation Board Diversity Matrix (as of March 14, 2023)
Total Number of Directors	9
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	6	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	6	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did not disclose Demographic Background	0

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Corporate Governance

Director Nominees
We have nominated 10 individuals — our nine current directors and one new nominee — for election to a one-year term on our Board. The biographies of these individuals follow.

Brian Bird Director since 2023 Age 60
President and Chief Executive Officer, NorthWestern Corporation

Biography: Mr. Bird is the President and Chief Executive Officer of NorthWestern Corporation (since January 2023). Prior to that he served as NorthWestern’s President and Chief Operating Officer (February 2021 to December 2022) and Chief Financial Officer (December 2003 to February 2021).

Mr. Bird is a member of the Board of Directors of Energy Insurance Mutual Limited (since January 2023), a provider of insurance and risk management services to utilities and the energy services industry. He also shares his leadership and financial experience as a member of the Board of Directors for Feeding South Dakota (Treasurer), Sioux Empire United Way (2021 Campaign Chair), North Central Electric Association (Past President), and University of Idaho Utility Executive Course. Previously, he served on the Federal Reserve Board 9th District Advisory Council.

Why have we nominated Mr. Bird? Our Board concluded that Mr. Bird is qualified to serve as a Board member because of his extensive experience with our company over the past twenty years in three, high-profile leadership positions, including President and Chief Executive Officer, President and Chief Operating Officer, and Chief Financial Officer. While at NorthWestern he has led our finance function, our utility operations, and our enterprise risk management function. He also lives in our service territory, providing a personal understanding of issues facing our customers and communities. In addition, his leadership roles at NorthWestern demonstrate expertise in public utility regulatory matters and technology and security issues and proficiencies in human capital management and innovation and transformation.

Skill Highlights:
Financial Executive
Utility Operations
Regulatory and Public Policy
Risk Management / Oversight
Technology and Security
Customers and Communities
Non-Independent Director
NorthWestern Committees:
None
Other Public Boards:
None

Anthony Clark Director since 2016 Age 51
Senior Advisor, Wilkinson Barker; former Commissioner, FERC and NDPSC

Biography: Mr. Clark is a Senior Advisor with Wilkinson Barker Knauer, LLP (since 2016), a law firm providing advice and representation over a range of industries including energy, emerging technologies, media, and telecommunications. Prior to that he had a distinguished career as a public servant, serving as a Commissioner with the Federal Energy Regulatory Commission (2012-16) and a Commissioner with the North Dakota Public Service Commission (2001-12, including five years as its Chair). While serving as a Commissioner in North Dakota, Mr. Clark was an active member of the National Association of Regulatory Utility Commissioners (NARUC), serving as its President and in other prominent NARUC roles.

Why have we nominated Mr. Clark? Our Board concluded that Mr. Clark is qualified to serve as a Board member because of his 15+ years of experience as a federal and state utility regulator. He has in-depth knowledge of the regulatory, public policy and market dynamics that impact current and future opportunities for electric and natural gas utilities. His extensive experience at the nexus of complex federal and state jurisdictional issues, including the development of electricity markets, market oversight and enforcement and permitting of large energy infrastructure projects is important for our company. In addition, as a former resident in and adjacent to our South Dakota service territory, he brings a personal understanding of issues facing our customers and communities.

Skill Highlights Utility Operations Regulatory and Public Policy Independent Director NorthWestern Committees Compensation, Governance Other Public Boards None

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Corporate Governance

Dana Dykhouse Director since 2009 Age 66
Chief Executive Officer, First PREMIER Bank

Biography: Since 1995, Mr. Dykhouse has served as the Chief Executive Officer of First PREMIER Bank, a $3 billion regional bank headquartered in Sioux Falls, South Dakota, with bank locations across eastern South Dakota. He also has served the public in a variety of executive leadership roles in community and professional organizations and non-public company boards promoting economic development in South Dakota.

Why have we nominated Mr. Dykhouse? Our Board concluded that Mr. Dykhouse is qualified to serve as a Board member because of his executive experience leadership experience in the heavily regulated banking industry, and reputation as a respected civic leader in South Dakota. Mr. Dykhouse has 40+ years of experience in the financial services industry and is considered financially literate under Nasdaq rules. For the past 30+ years, he has served as a chief executive officer navigating the heavily regulated banking industry, which offers comparative insights to the regulatory challenges we face. As a prominent civic leader and advocate for the State of South Dakota, he provides a local perspective on the issues relevant to our service area that spans the eastern one-third of South Dakota. In addition, his career demonstrates proficiencies in risk management and oversight, human capital management, and innovation and transformation.

Skill Highlights Financial Executive Regulatory and Public Policy Customers and Communities Independent Director NorthWestern Committees None, Board Chair Other Public Boards None

Sherina Edwards Director since New Nominee Age 39
Former Chief Strategy Officer, MasTec, Inc.

Biography: Ms. Edwards is the former Chief Strategy Officer for MasTec (NYSE: MTZ), a Fortune 500 utility infrastructure company (2022). She previously served as President and CEO of INTREN, a subsidiary of MasTec (2020-21). Prior to that, her utility regulatory background includes positions as an energy and utilities regulatory partner at the Quarles & Brady law firm (2018-20) and as a Commissioner on the Illinois Commerce Commission (2013-17). In 2016, she was appointed by President Barack Obama and U.S. Secretary of Transportation Anthony Foxx as Co-Chair of the U.S. Department of Transportation’s Voluntary Information-Sharing System Working Group, where she provided recommendations on the protection of proprietary and security-sensitive information.

Ms. Edwards is a member of the board of directors of SouthWest Water Company, an American-owned regulated water and wastewater utility serving over half a million residential and business customers in seven states (AL, CA, FL, LA, OR, SC, and TX); (b) Midland States Bancorp, Inc., a community-based financial holding company headquartered in Effingham, Illinois, and the sole shareholder of Midland States Bank, and (c) Resource Innovations, Inc., a woman led company offering software-enabled clean energy solutions for utilities, as well as commercial, industrial, and residential energy consumers.

Why have we nominated Ms. Edwards? Our Board concluded that Ms. Edwards is qualified to serve as a Board member because of her utility regulatory expertise and her leadership regarding innovation and transformation. Her experience as a state regulatory commissioner and a lawyer concerning state and federal regulatory strategies and innovation will help our Board oversee our regulatory relationships, and her leadership driving change as a chief strategy officer will help us evolve with our industry. In addition, through her career, she has developed proficiencies in the areas of utility operations, human capital management, and technology and security.

Skill Highlights Regulatory and Public Policy Innovation and Transformation Independent Director NorthWestern Committees N/A Other Public Boards None

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Corporate Governance

Jan Horsfall Director since 2015 Age 62
Chief Operations Officer at Sparq Games, Inc.

Biography: Mr. Horsfall is the Chief Operations Officer at Sparq Games, Inc., a 3.0 blockchain-based company which enables college athletes and collectives to benefit from the latest name, image, likeness (NIL) policy now governing college sports. He also is the Managing Partner (since 2019) of Red Surfboard, LLC, a business consultant practice focused on the sports, energy, agriculture, and consumer technology sectors. He also founded VoterVac (since 2015), an active marketing agency that takes a consumer-packaged goods, direct-response approach to targeting political voters.

He sits on the board of advisors for Huvr, Inc., a virtual marketplace and technology platform connecting travelers from around the world to local geographic experts in global destinations real time..

Why have we nominated Mr. Horsfall? Our Board concluded that Mr. Horsfall is qualified to serve as a Board member because of his expertise in the areas of technology and security, innovation and transformation, and customers and communities. The expertise he has developed over his career brings an entrepreneurial intellect to our Board and an intense understanding of leading edge technology and innovation in the energy and other sectors. Mr. Horsfall bolstered his understanding of technology and security issues by obtaining a CERT Certificate in Cybersecurity Oversight (issued by the CERT Division of the Software Engineering Institute at Carnegie Mellon University) in 2017. His marketing background (current roles at Red Surfboard and VoterVac and prior prominent marketing roles at Universal Lubricants, Lycos, Valvoline) provides valuable insights for our interactions with the customers and communities we serve. In addition, Mr. Horsfall is financially literate under Nasdaq rules and has a developed proficiency in risk management and oversight.

Skill Highlights Technology and Security Innovation and Transformation Customers and Communities Independent Director NorthWestern Committees Audit, Operations (Chair) Other Public Boards None

Britt Ide Director since 2017 Age 51
Chief Executive Officer, Ide Energy & Strategy

Biography: Ms. Ide is the Chief Executive Officer of Ide Energy & Strategy (since 2011), an energy and strategy consulting company. Previously she served as the interim Chief Executive Officer of the Big Sky Chamber of Commerce (2016) and Senior Counsel at Idaho Power Company.

She is the lead independent director of the Board of Directors of Atlis Motor Vehicles (Nasdaq: AMV) (since 2021), an electric work truck and battery innovator, and on the Board of Directors of TechoSylva, a private equity backed software company helping utilities and fire agencies with wildfire prediction and risk analysis. She previously served (2021-22) as a director of the CleanTech Acquisition Corporation (formerly Nasdaq: CLAQ) (until its merger with Nauticus Robotics, Inc., in September of 2022) and the Big Sky Chamber of Commerce. She was appointed to Montana’s Clean Power Plan advisory council and as an ambassador for the Clean Energy Education & Empowerment Initiative, a U.S. Dept. of Energy, Massachusetts Institute of Technology and Stanford University collaboration.

Why have we nominated Ms. Ide? Our Board concluded that Ms. Ide is qualified to serve as a Board member because of her experience and insight as a strategic consultant in the utility and energy industry and her involvement with related innovative and developing technologies. She is experienced in risk management and oversight (particularly ESG matters) and how companies integrate sustainability into their strategies and a national speaker on matters including how corporations balance climate solutions with business requirements. As a resident of our service territory, she also brings a local perspective on relevant regulatory, political, and community issues. In addition, she has demonstrated proficiency in the areas of utility operations and regulatory and public policy matters.

Skill Highlights
Risk Management / Oversight
Innovation and Transformation
Customers and Communities

Independent Director

NorthWestern Committees
Compensation, Governance

Other Public Boards
Atlis Motor Vehicles

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Corporate Governance

Kent Larson Director since 2022 Age 63
Retired Executive Vice President and Group President, Xcel Energy, Inc.

Biography: In 2020, Mr. Larson concluded a 38-year career with Xcel Energy, Inc., an electric and natural gas utility holding company, retiring as its Executive Vice President and Group President, following a series of progressive leadership roles with the company. He directed overall operations for Xcel Energy, including overseeing $45 billion of assets, a $5 billion annual capital budget, $3.5 billion annual operating and fuel budget, and 8,000 employees, as well as providing strategic direction and leadership to the company’s generation, transmission, distribution, gas, energy trading and supply chain businesses.

He currently serves on the board of directors of Adolfson & Peterson Construction Company, a construction company, and Quanta Services West, a utility construction company and subsidiary of Quanta Services. He previously served on the board of directors of Regions Hospital, a hospital based in St. Paul, Minnesota, providing specialty care across the Twin Cities and western Wisconsin.

Why have we nominated Mr. Larson? Our Board concluded that Mr. Larson is qualified to serve as a Board member because of his expertise and extensive career leading all facets of utility operations for Xcel Energy. Due to his experience, he possesses a keen understanding of the risks facing utilities and how to oversee, manage, and mitigate those risks, and he was responsible for interfacing with Xcel Energy’s communities, including South Dakota. His involvement in all areas of the operations of a large utility has developed proficiencies in the areas of finance, regulatory and public policy, human capital management, technology and security, and innovation and transformation.

Skill Highlights Utility Operations Risk Management / Oversight Customers and Communities Independent Director NorthWestern Committees Audit, Operations Other Public Boards None

Linda Sullivan Director since 2017 Age 59
Retired Executive Vice President and Chief Financial Officer of American Water

Biography: Ms. Sullivan is the retired Executive Vice President and Chief Financial Officer (CFO) of American Water Works Company, Inc., the largest publicly traded U.S. water and wastewater utility company (2014-19). There, she also led operational responsibilities for technology, cyber and physical security, supply chain, research and development, and environmental compliance. Prior to that, Ms. Sullivan served in progressive leadership roles at the Edison International Companies for 22 years, ascending to Senior Vice President and CFO of Southern California Edison (2009-14). Early in her career, she was a Senior Auditor with Arthur Andersen, LLP. Ms. Sullivan has been a Certified Public Accountant since 1991 (inactive) and a Certified Management Accountant since 1995.

Ms. Sullivan is a member of the Board of Directors of PPL Corporation, a leading U.S. energy company focused on providing electricity and natural gas safely, reliably and affordably to 3.5 million customers in the U.S. (NYSE: PPL), serving on its compensation and finance committees (since January 2023) and AltaGas Ltd., a North American energy infrastructure business (TSE: ALA), serving on its audit (chair since March 2022) and human resources and compensation committees. She previously served on the Financial Advisory Board of the U.S. Environmental Protection Agency and other non-profit boards supporting underserved communities.

Why have we nominated Ms. Sullivan? Our Board concluded that Ms. Sullivan is qualified to serve as a Board member because of her experience as a financial executive, extensive expertise in the utility industry, and expertise with technology, cyber security and risk management oversight. Through her experience as an external auditor of utilities and progressive leadership roles (including chief financial officer) for utilities, she has developed expertise in financial reporting, internal controls, and capital structure, as well as risk management and oversight. Her experience also led to an intimate understanding of utility operations. She is an audit committee financial expert under SEC standards and financially literate under Nasdaq rules. Her career has led to proficiencies in matters concerning regulatory and public policy, human capital management, technology and security, innovation and transformation, and customers and communities.

Skill Highlights
Financial Executive
Utility Operations
Risk Management / Oversight
Technology and Security

Independent Director

NorthWestern Committees
Audit (Chair), Operations

Other Public Boards
AltaGas, Ltd.
PPL Corporation

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Corporate Governance

Mahvash Yazdi Director since 2019 Age 71
President, Feasible Management Consulting

Biography: Ms. Yazdi is the President of Feasible Management Consulting, a company that provides strategic consulting in energy, innovation, technology, and telecommunication (since 2012). She is the former Senior Vice President of Business Integration and Chief Information Officer (1997-2012) of Edison International and Southern California Edison.

Ms. Yazdi is on the board of Anterix, Inc. (Nasdaq: ATEX), a telecommunication company with the largest licensed 900MHZ spectrum in the United States. She is the Chair of Prologis (NYSE: PLD) Energy Advisory Board, focusing on transportation and energy for one of the world’s largest logistic companies and also is a member of the Advisory Board of Infosys Corporation. Ms. Yazdi also serves in a strategic advisory role for Energy Capital Ventures.

Why have we nominated Ms. Yazdi? Our Board concluded that Ms. Yazdi is qualified to serve as a Board member because of her executive experience with a large public utility and expertise in the areas of human capital management, technology and security, and innovation and transformation. As a nationally recognized former chief information officer, she possesses cyber security expertise with extensive experience leading transformation and technology implementation, such as smart meter and smart grid programs. In the utility/power industry, she was charged with setting strategies and leading people to achieve greater growth, efficiency and performance. In addition, through her accomplished career, she has developed proficiencies in the areas of regulatory and public policy and risk management and oversight.

Skill Highlights
Utility Operations
Human Capital Management
Technology and Security
Innovation and Transformation

Independent Director

NorthWestern Committees
Compensation (Chair), Operations

Other Public Boards
Anterix, Inc.

Jeffrey Yingling Director since 2019 Age 63
Co-Founder, General Partner, Energy Capital Ventures

Biography: Mr. Yingling is a Co-Founder and General Partner of Energy Capital Ventures, a strategic venture fund formed to invest in early stage energy companies (since 2020). Immediately prior to forming this fund, Mr. Yingling concluded an investment banking career with over 30 years involved in the power and utility sector. Most recently, he served as Senior Advisor in Investment Banking at Guggenheim Securities, specializing in power, energy and renewables (2017-20). Prior to that, he held various roles at J.P. Morgan Securities, including as Managing Director and Head of Midwest Investment Banking, and at Morgan Stanley, Dean Witter Reynolds, and The First Boston Corporation.

Mr. Yingling is a member of the board of directors of LendingPoint Consolidated, Inc., a data and technology platform that originates unsecured personal loans both direct to consumer online and at the point of sale . He previously served on the board of directors of Navigant Consulting, Inc. (formerly NYSE: NCI) (2018-19), before it was acquired by another company.

Why have we nominated Mr. Yingling? Our Board concluded that Mr. Yingling is qualified to serve as a Board member because of his 35+ years of financial, managerial, and strategy experience acquired from senior executive and management-level positions at leading international financial institutions and in the professional service sector, particularly with respect to the power and energy industry. He is financially literate under Nasdaq rules. Mr. Yingling’s investment banking career and current position with Energy Capital Ventures has also provided him with expertise with respect to innovations and transformations occurring within the utility industry and managing the associated risks, as well as a developed proficiency concerning technology issues.

Skill Highlights Financial Executive Risk Management / Oversight Innovation and Transformation Independent Director NorthWestern Committees Audit, Governance (Chair) Other Public Boards None

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Corporate Governance

Director Succession Planning
Over the past several years, our Governance Committee has led our Board through a director succession planning process. The Governance Committee initiated the process to allow for a smooth and gradual transition from our directors who were nearing 15 years of service to new directors with the right skills for our company’s future, while preserving the culture of the Board.
The process began with a review of the individual skill sets of current members and consideration of additional skills that could be beneficial for the Board in the future, with a particular focus on the company’s strategy and emerging risks. The Governance Committee also reviewed the tenure of each existing Board member and discussed potential timing for inviting new members to join the Board. The Governance Committee then developed a general transition timeline and assembled a list of potential candidates who were identified through a combination of personal relationships, industry knowledge, and research. This foundational work regarding director succession planning has proved beneficial with the retirement of eight directors since April 2016.
The Governance Committee reviews the director succession planning process periodically to meet the Board’s and the Company’s ongoing needs.
Nomination of New Directors
In July of 2022, our CEO, Bob Rowe, announced his retirement, effective January 1, 2023. Our Board then announced it had appointed Brian Bird (at that time, our president and chief operating officer) to succeed Mr. Rowe as CEO and as a member of the Board, effective January 1, 2023. The Board is recommending Mr. Bird for election by our shareholders at the 2023 annual meeting. His biography appears above with our other director nominees.
Through ongoing discussions and as part of its succession planning process (as described above), at the beginning of 2022, the Board identified a need for additional utility operational expertise. The Governance Committee then assembled a pool of candidates with executive experience operating a utility (along with other helpful and complementary skills) based on recommendations from independent directors, our CEO, and our (at the time) chief operating officer.
After meeting with several potential director candidates, the Board determined Kent Larson possessed the skills and qualities, including utility operations, that would enhance the Board’s collective skill set. Mr. Larson was first recommended by one of our independent directors and our (at the time) CEO. Thus, in July 2022, our Board increased its size to nine members and elected Mr. Larson to serve as a director until the 2023 annual meeting, at which time he would be considered for re-election to the Board by the shareholders; his biography appears above with our other director nominees.
During the same timeframe, while meeting with potential director candidates, the Board concluded that Sherina Edwards, initially recommended by an independent director, possessed utility regulatory and executive operational skills that would be beneficial to our Board. Thus, the Board has nominated Ms. Edwards to serve on our Board, subject to election by shareholders at the 2023 annual meeting. We are delighted that Ms. Edwards accepted our Board’s invitation and recommend that you vote “For” her election at the annual meeting. Her biography appears above with our other director nominees.
With the recommendation of adding Ms. Edwards to the Board, the Board has approved increasing the size of our Board to 10 directors (from the current nine), effective at the time of annual meeting. If our shareholders do not support all of our director nominees, our Board may act to reduce the size of our Board rather than fill any resulting vacancy.

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Corporate Governance

Director Candidate Evaluation
Our Governance Committee evaluates each director candidate to determine whether the Board should recommend such candidate as a director nominee. In considering new individuals for nomination as directors, the Governance Committee is authorized to engage third-party advisers, including search firms to assist in the identification and evaluation of candidates if necessary, however, typically solicits recommendations from its current directors
Our goal is to maintain a diverse Board that operates cohesively and challenges management in a constructive way. The Governance Committee has not established specific minimum qualifications for director nominees or set forth specific qualities or skills that the Governance Committee believes are necessary for one or more directors to possess. Instead, in considering director candidates, the Governance Committee considers the diversity of our Board (with equal importance placed on gender, age, ethnicity, skills and background, as well as location of residence) and takes into account whether the Board as a whole has the skills, experience, and background that add to and complement the range of skills, experience, and background of each director, based on the following: integrity, accomplishments, business acumen, experience and education, commitment, representation of shareholders, industry knowledge, independence, and financial literacy. With the exception of the company’s CEO, all of our directors are independent, as required by our Corporate Governance Guidelines.
When nominating persons to serve on our Board, the Governance Committee considers individuals who can add value to the strategic policymaking and oversight responsibilities of the Board. A director’s ability and available time to contribute to the Board and his or her participation on other boards also are considered because we believe these factors enhance the quality of the Board’s decision-making, its oversight of management, and our business overall. The Governance Committee believes that the nominees for election at this year’s annual meeting collectively possess the experience, skills, and attributes necessary to lead the company to a long and successful future.
Our Governance Committee also has the responsibility for considering nominees for directors properly recommended by shareholders. A shareholder who wishes to submit a candidate for consideration at the annual meeting of shareholders must notify our corporate secretary in writing not less than 90 days and no more than 120 days prior to the first anniversary date of the preceding year’s annual meeting. The shareholder’s written notice must include information about each proposed nominee, including name, age, business address, principal occupation and other information required in proxy solicitations. The nomination notice also must include the nominating shareholder’s name and address, the number of shares of our common stock beneficially owned by the shareholder and any arrangements or understandings between the nominee and the shareholder. The shareholder also must furnish a statement from the nominee indicating that the nominee wishes and is able to serve as a director.
The manner in which the Governance Committee evaluates candidates recommended by shareholders is generally the same as candidates from other sources. It also will seek and consider information concerning the relationship between the recommending shareholder and the candidate to determine if the candidate can represent the interests of all of the shareholders. The Governance Committee will not evaluate a candidate recommended by a shareholder unless the shareholder notice states that the potential candidate has indicated a willingness to serve as a director, to comply with the expectations and requirements for Board service publicly disclosed by NorthWestern and to provide all of the information required to conduct an evaluation.
Director Resignation Vote Policy
The Board has in place a Majority Plus Resignation Vote Policy for the election of directors. The policy provides that, in an uncontested election, any nominee for director who receives a greater number of “WITHHOLD AUTHORITY” votes from his or her election than votes “FOR” such election (or a Majority Withheld Vote) shall promptly offer his or her resignation following certification of the shareholder vote.
Under this policy, the Governance Committee shall promptly make a recommendation to the Board regarding the resignation offer and possible responses based on the circumstances that led to the Majority Withheld Vote, if known. The Board must act on the Governance Committee’s recommendation within 90 days following certification of the shareholder vote. Thereafter, the Board will promptly disclose its decision-making process and decision

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Corporate Governance

regarding whether to accept the director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Current Report on Form 8-K.
Any director who tenders his or her resignation pursuant to this policy shall not participate in the Governance Committee’s recommendation or Board action regarding whether to accept the resignation offer. However, if each member of the Governance Committee receives a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote shall appoint a committee among themselves to consider the resignation offers and recommend to the Board whether to accept them. If the only directors who did not receive a Majority Withheld Vote in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers, with each director recusing himself or herself from consideration of his or her resignation offer.
Board Independence
Independent Board Chair
Our Board has placed the responsibilities of Chair with an independent member of the Board. We believe this provides optimum accountability between the Board and our management team. In our view, it is beneficial to have an independent Chair whose sole responsibility is leading our Board members as they provide leadership to our executive team.
Our Chair is responsible for providing leadership to the Board and facilitating communication among the directors; setting the Board meeting agendas in consultation with the CEO; presiding at Board meetings, executive sessions and shareholder meetings; and serving as an ex-officio member of each Board committee. This delineation of duties allows the CEO to focus his attention on managing the day-to-day business of the company. We believe this structure provides strong leadership for our Board, while positioning our CEO as the leader of the company in the eyes of our customers, employees, and other stakeholders.
Each regularly scheduled Board and committee meeting provides the opportunity for executive sessions of the non-employee directors without management in attendance. These executive sessions are chaired by our Board Chair or the independent Chair of the respective committee.
Determination of Independence and Family Relationships
All of our directors are independent, with the sole exception of our CEO. A director is considered independent if he or she qualifies as “independent” under (1) Nasdaq standards and any applicable laws and (2) he or she (a) has never been an employee of the company or any of its subsidiaries, (b) is not a close relative of any management employee of the company, (c) provides no services to the company, and is not employed by any firm providing major services to the company, other than as a director, and (d) receives no compensation from the company other than director fees and benefits. The Board’s determination of independence is based upon a review of the questionnaires submitted on an annual basis by each director, the company’s relevant business records, publicly available information and the applicable SEC and Nasdaq requirements.
Based on its review, the Board determined that all of the existing non-employee directors (Messrs. Clark, Dykhouse, Horsfall, Larson and Yingling and Mses. Ide, Sullivan, and Yazdi) and our new nominee, Ms. Edwards, are independent as defined in the listing standards noted above. Our final director, Mr. Bird, is an executive officer of the company and, therefore, is not independent.
In addition to the independence assessment of our slate of nominees, our Board reviewed the family relationships of our current directors and executive officers to determine the existence of any family relationships not more remote than first cousins. Based on this review, our Board determined that no such family relationships exist, except current directors Dana J. Dykhouse and Jan R. Horsfall are first cousins.

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Corporate Governance

Board Committees

We have four Board committees composed solely of independent directors, each with a different independent director serving as chairperson of the committee. Our Board committees are:
•Audit;
•Nominating and Governance;
•Human Resources (Compensation); and
•Safety, Environment, Technology and Operations (Operations).
COMMITTEES 100% INDEPENDENT
Our Board holds its committee meetings sequentially (i.e., committee meetings do not overlap with one another). As a result of holding sequential meetings, each of our Board members is able to attend each committee meeting. We believe this practice is highly beneficial to our Board as a whole and the company in general because each of our Board members is aware of the detailed work conducted by each Board committee. This practice also affords each of our Board members the opportunity to provide input to the committee members before a committee reaches any conclusions.

Audit Committee

“The Audit Committee has an uncompromising focus on the integrity of financial information and a robust approach to enterprise risk management. To help ensure direct and candid communication, the Committee meetings have broad participation by company management and the Board. In addition, the Committee conducts private and separate executive sessions with the chief audit and compliance officer, company management, external auditors and the Committee itself.”
Linda Sullivan,
Audit Committee Chair
Members
Linda Sullivan (Chair)
Jan Horsfall
Kent Larson
Jeffrey Yingling

	Meetings in 2022	5
Audit Committee Primary Responsibilities
The Primary Responsibilities of our Audit Committee are to provide oversight of:
•The company’s accounting and financial reporting processes;
•The audit and integrity of the company’s financial statements;
•The company’s compliance with legal and regulatory requirements;
•The independent auditor’s qualifications and independence;
•The company’s internal audit function and independent auditors;
•The Audit Committee Report for the company’s proxy statement;
•Significant financings and dividend policy and dividend payment recommendations;
•Enterprise risk management (ERM) and the Company’s compliance with legal and regulatory requirements; and
•Such other duties as directed by the Board.
Audit Committee Financial Expertise, Financial Literacy, and Independence
The Board determined that each member of the Audit Committee is financially literate within the meaning of Nasdaq listing standards and is independent, as defined in the listing standards of the Nasdaq and the SEC regulations. The Board also determined that Ms. Sullivan qualifies as an audit committee financial expert under the applicable SEC regulations.

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Corporate Governance

Audit Committee Report
The Audit Committee Report is included on page 1 of this proxy statement.
Audit Committee Charter
The Audit Committee operates pursuant to a charter that is reviewed annually and was last amended in October 2021. The Charter is available on our website at NorthWesternEnergy.com under About Us / Investors / Corporate Governance.

Governance Committee

“Corporate governance is paramount at NorthWestern. We believe strong governance leads to investor and other stakeholder confidence in the company and are proud of the national recognition our governance practices continue to receive.”
Jeffrey Yingling,
Governance Committee Chair
Members
Jeffrey Yingling (Chair)
Anthony Clark
Britt Ide

Meetings in 2022	5
Governance Committee Primary Responsibilities
Our Nominating and Governance Committee (Governance Committee) primary responsibilities are:
•Nominating and qualifying Board members, including recommending nominees for the Board and succession planning regarding current Board members;
•Determining the composition of the Board and its committees;
•Overseeing public image, including ESG and diversity and inclusion matters;
•Reviewing public policy and public image matters, including government relations and community support;
•Monitoring a process to assess Board effectiveness; and
•Developing and implementing corporate governance principles.
The Governance Committee also reviews and oversees our position on corporate social responsibilities, such as public policy issues that significantly affect us, and our shareholders, customers, and other key stakeholders.
Governance Committee Independence
Each member of our Governance Committee meets the independence requirements under the Nasdaq corporate governance listing standards.
Governance Committee Charter
The Governance Committee operates pursuant to a charter that is reviewed annually and was last amended in October 2020. The Charter is available on our website at NorthWesternEnergy.com under About Us / Investors / Corporate Governance.

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Corporate Governance

Compensation Committee

“Our compensation philosophy is designed to align the interests of our shareholders, customers, employees, and regulators. But, the pandemic has had a profound and lasting impact on how we work. We demonstrate care for our employees by providing flexibility and meaningful work in an equitable workplace with competitive compensation and offering development, engagement, health, and safety.”
Mahvash Yazdi,
Compensation Committee Chair
Members
Mahvash Yazdi (Chair)
Anthony Clark
Britt Ide

Meetings in 2022	5
Compensation Committee Primary Responsibilities
Our Human Resources Committee (Compensation Committee) acts on behalf of and with the concurrence of the Board with respect to:
•Compensation, benefits and other employment matters for executives;
•Stock-based compensation plans for employees;
•The election and appointment of executive officers and other officers;
•The assessment of the performance of the CEO;
•Succession planning for the CEO, executives and other officers; and
•The compensation of non-employee members of the Board.
As discussed in the Compensation Discussion and Analysis section of this proxy statement, the Compensation Committee also considers input on executive compensation from our CEO and CFO. Our Compensation Committee has delegated some of the administration of our executive compensation and benefits plans to our Compensation and Benefits Department.
Compensation Committee Independence
Each member of our Compensation Committee is a “non-employee” director within the meaning of Rule 16b-3 under the Exchange Act and independent under the standards of the Nasdaq.
Compensation Committee Report
The Compensation Committee Report is included at page 34 of this proxy statement.
Compensation Committee Charter
We call this committee the Human Resources Committee because its responsibilities extend beyond the realm of compensation to other human resources and employee issues. The Human Resources Committee operates pursuant to a charter that is reviewed annually and was last amended in October 2021. The Charter is available on our website at NorthWesternEnergy.com under About Us / Investors / Corporate Governance.
Independent Compensation Consultant
The Compensation Committee has directly retained WTW as its independent, external compensation consultant for the last several years. WTW is an independent consulting firm that provides services in the areas of executive compensation and benefits and has specific expertise in evaluating compensation in the utility industry. WTW reports directly to the Compensation Committee and, at the Compensation Committee’s request, provides an annual evaluation and analysis of trends in both executive compensation and director compensation. WTW also evaluates other compensation issues at the direct request of the Compensation Committee.

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Corporate Governance

The Compensation Committee evaluated the following six factors to assess independence and conflicts of interest before it engaged WTW to do work in 2022:
1. The provision of other services to the company by WTW.
2. The amount of fees received from the company by WTW, as a percentage of the firm's total revenues.
3. The policies or procedures of WTW that are designed to prevent conflicts of interest.
4. Any business or personal relationship of a member of the Compensation Committee with the regular members of the WTW executive compensation team serving the company.
5. Any stock of the company owned by the regular members of the WTW executive compensation team serving the company.
6. Any business or personal relationships between the executive officers of the company and the regular members of the WTW executive compensation team serving the company.
The Compensation Committee also obtained a representation letter from WTW addressing these six factors and certain other matters related to its independence. Based on the Compensation Committee’s evaluation of these factors and the representations from WTW, the Compensation Committee concluded that WTW is an independent adviser and has no conflicts of interest with us.

Safety, Environmental, Technology, and Operations Committee

“After the advent of the Safety, Environmental, Technology and Operations Committee three years ago, we've been able to delve much deeper into the critical issues within these areas that are so important to a public utility. We want our employees to return home safely every day, after serving as stewards of critical infrastructure for our communities and using technology to improve the efficiencies of our operations.”
Jan Horsfall,
Operations Committee Chair
Members
Jan Horsfall (Chair)
Kent Larson
Linda Sullivan
Mahvash Yazdi

Meetings in 2022	4
Operations Committee Primary Responsibilities
Our Board has delegated to our Safety, Environmental, Technology, and Operations Committee (Operations Committee) the following areas of oversight:
•Safety;
•Environmental compliance practices;
•Security (including physical and cyber security, and business continuity);
•Operations; and
•Innovation, including emerging or competing technologies and alternative energy resources.
Operations Committee Independence
Each member of our Operations Committee is independent.
Operations Committee Charter
The Operations Committee was created in early 2020 to allow the Board, through this committee, to devote more time to safety, environmental, technology, and operations matters. The Operations Committee operates pursuant to a charter that is reviewed annually and was last amended in October 2021. The Charter is available on our website at NorthWesternEnergy.com under About Us / Investors / Corporate Governance.

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Corporate Governance

ESG Sustainability
At NorthWestern Energy, we are guided by our commitment to sustainability and our robust environmental, social and governance (ESG) policies and practices. Sustainability means meeting today’s needs while planning for tomorrow’s as well. We have focused our ESG efforts on providing safe, reliable and innovative energy solutions that sustain and create value for our customers, communities, employees and investors. We are honored to have been named by Newsweek as one of America’s Most Responsible Companies for 2023. This distinction focuses on a holistic view of corporate responsibility that considers all three pillars of ESG and is based upon quantitative data from more than 30 key performance indicators and a corporate social responsibility reputation metric derived from an extensive survey of United States residents.

Over the past 100 years, we have maintained our commitment to provide our customers with reliable and affordable electric and natural gas service while also being good stewards of the environment. We have an obligation to ensure sustainable long-term strategies and practices to meet today’s needs while preparing for tomorrow’s demands.
In early 2022, we took our commitment a step further and announced our plan to reach net-zero emissions by 2050. By accomplishing this, we will continue to serve our customers with reliable, affordable energy, while deploying new, clean technology as it becomes available and cost effective.
Our ESG progress is highlighted in our 2022 Sustainability Report which is available on our website at NorthWesternenergy.com/about-us/environmental-social-governance. This report provides transparency into the social, environmental and economic impacts of our Company and offers further insight into how we view sustainability. It also includes Sustainability Accounting Standards Board and Task Force on Climate-Related Financial Disclosures aligned reporting. Our website and these ESG reports and related website content are not incorporated by reference into this proxy statement.
Other Governance Practices
Code of Conduct
Our Board adopted a Code of Conduct and Ethics (Code of Conduct) which it reviews annually and requires each employee to certify annually. Our Code of Conduct embodies the standards that form our culture and sets forth expectations of conduct for all of our officers, directors, and employees, including all full- and part-time employees and certain persons that provide services on our behalf. Our Code of Conduct focuses on our corporate vision, mission and values. You may review our Code of Conduct on our website at NorthWesternEnergy.com under About Us / Investors / Corporate Governance. We intend to post on our website any amendments to, or waivers from, our Code of Conduct. In addition, our Board adopted a separate Code of Ethics for the Chief Executive Officer and Senior Financial Officers that applies to our principal executive officer, principal financial officer, and principal accounting officer or controller (or persons performing similar functions), which includes complaint procedures that specifically apply to this separate code. Our Board also annually reviews this separate code of ethics, which is available on our website at the location noted above. We intend to post on our website any amendments to, or waivers from, this special code of ethics.

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Corporate Governance

Risk Oversight of the Company
Our Audit Committee is primarily responsible for overseeing the company’s risk management processes on behalf of the full Board by monitoring company processes for management’s identification, control, response, and disclosure of key strategic, operational, financial, regulatory, compliance, employee, and security risks. The Audit Committee receives reports from management at least quarterly regarding the company’s assessment of risks and reports regularly to the full Board, which also considers the company’s risk profile. The Audit Committee and the full Board focus on the most significant risks facing the company and review the corporate risk appetite in evaluating strategic alternatives and business development opportunities. The Compensation Committee oversees risks in human capital and compensation plans, the Governance Committee oversees risks in corporate governance and social responsibilities, and the Operations Committee addresses risks regarding environmental, health, security (cyber and physical), operational and safety matters.
The Board oversees the company’s risk management, and our CEO and executive Enterprise Risk Management Committee act to ensure that our enterprise risk management and business continuity programs (ERM) achieve their objectives. In addition, the Audit Committee ensures that the company’s key risks are reviewed in the various responsible committees on at least an annual basis. While management is responsible for the day-to-day risk management processes, we have structured our ERM reporting relationship through our Chief Audit and Compliance Officer who has a direct reporting relationship to the Audit Committee. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our Board leadership structure supports this approach.
Cyber and Physical Security Oversight
Our company provides critical infrastructure to meet the needs of states, communities, and customers we serve. We recognize the importance of maintaining the trust and confidence of our customers, employees, regulators, and shareholders, and our Board devotes significant time and attention to oversight of cyber and physical security risk. From 2016 to early 2020, our Audit Committee had oversight responsibilities concerning cyber and physical security, as well as steps taken by management to understand and mitigate such risks. In early 2020, our Board established the Operations Committee and moved cyber and physical security oversight to this new committee. Our Board and Operations Committee each receive regular reporting on cyber and physical security topics, and cyber security was the focus of four of our previous NACD-provided director education sessions.
Transactions with Related Persons
Our Audit Committee has adopted a written Related Persons Transaction Policy. The policy requires that any related person transaction be reviewed and approved by the Audit Committee based on its consideration of all available relevant facts and circumstances. The Audit Committee approves a related person transaction only if it determines in good faith that such transaction is in, or is consistent with, the best interests of the company and its shareholders. Specifically, the Audit Committee considers whether (1) the transaction is on terms comparable to those that could be obtained in arms-length dealing with an unrelated third party, (2) there are business reasons to enter into the transactions, (3) the transaction could impair the independence of a director, and (4) the transaction would present an improper conflict of interest. No material related person transactions were identified during 2022.
Under the policy, a “related person” is an officer, director, director nominee, or five percent or more shareholder of the company (as well as any immediate family member of such individuals or any entity which is owned or controlled by any of such individuals); and a “related person transaction” is a transaction involving (1) the company, (2) a related person and (3) an aggregate annual amount in excess of $120,000.
The policy also provides ratification procedures for approval of transactions that have been commenced or consummated prior to any knowledge by the Audit Committee or the Company of the involvement of a related person and for the annual review of ongoing related person transactions to ensure that such transactions continue to remain in the best interests of the company and its shareholders. The policy is available on our website at NorthWesternEnergy.com under About Us / Investors / Corporate Governance.

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Corporate Governance

Hedging and Pledging Our Securities
Our Insider Trading Policy prohibits all of our directors, officers, and employees from engaging in certain transactions involving our securities, including hedging or other monetization transactions and publicly traded options. Specifically, the policy prohibits transactions involving publicly traded options, such as puts, calls, and other derivative securities, as well as hedging and monetization transactions, such as zero-cost collars and forward sales contracts. Our policy aims to align the interests of a director, officer, or employee with our and our shareholders’ interests and prohibits publicly traded option and hedging and monetization transactions because such transactions could create the appearance that a director, officer, or employee is trading on material non-public information, is focused on short-term performance, or otherwise misaligned. The Insider Trading Policy also prohibits our directors, officers, and employees from pledging any of our securities as collateral for a loan, unless pre-cleared by our general counsel. None of our directors or executive officers have pledged any of our securities as collateral for a loan. The policy is available on our website at NorthWesternEnergy.com under About Us / Investors / Corporate Governance.
Political Contributions Policy
As a public utility, we are subject to various laws and regulations at the federal, state, and local levels; and changes to these laws can affect our business, employees, communities and shareholders. Accordingly, we are committed to being an active and responsible corporate citizen.
We use our resources, through legally permissible participation in the political process, to advance matters of public policy that are consistent with our values, our legal obligations, and our Code of Conduct. We also encourage our employees to be active in civic and community activities, including by participating in the political and democratic process.
We have a formal political contributions policy. We do not make (and our policy prohibits) corporate contributions to candidates for political office, political parties, or committees, or political committees organized for the advancement of political candidates, whether federal, state, or local.
State and local ballot initiatives and referenda on important policy issues do have the potential to impact our business and our stakeholders. Accordingly, the policy permits corporate contributions in connection with such matters, as well as lobbying efforts and contributions to trade and local associations. In addition, the policy allows individual employees to make personal contributions to political action committees. The policy is available on our website at NorthWesternEnergy.com under About Us / Investors / Corporate Governance.
Communications with Our Board
You may contact our Board, Board Chair or independent directors, individually or as a group, by sending your communication to our corporate secretary at the address provided below. The corporate secretary will forward any communication received to the intended recipient.
NorthWestern Corporation
3010 West 69th Street
Sioux Falls, South Dakota 57108
Attn: Corporate Secretary

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Stock Information

Who Owns Our Stock	72	Stock for Compensation Plans	74

Page 71

Stock Information
Who Owns our Stock
Our common stock is currently our only class of voting securities. The number of shares noted in the table below are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of option, warrant, or right.
Stock Ownership by Directors and Executives
The following table provides information as of December 31, 2022, with respect to the beneficial ownership of shares of our common stock owned by our current non-employee directors, our NEOs, and by all of our directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Unrestricted Shares of Common Stock Beneficially Owned Directly (#)	Unrestricted Shares of Common Stock Beneficially Owned Indirectly (#)	Deferred Stock Units (#)	Total Shares of Common Stock Beneficially Owned (#)	Percent of Common Stock (%)
Anthony Clark	1,900	—	15,448	17,348	*
Dana Dykhouse	37,750	—	—	37,750	*
Jan Horsfall	4,425	—	—	4,425	*
Sherina Edwards	—	—	—	—	*
Britt Ide	111	—	9,839	9,950	*
Kent Larson	2,146	—	—	2,146	*
Linda Sullivan	74	—	18,836	18,910	*
Mahvash Yazdi	1,990	—	8,132	10,122	*
Jeffrey Yingling	1,000	—	10,668	11,668	*
Robert Rowe	5,331		192,396	197,727	*
Brian Bird	98,449	—	11,230	109,679	*
Heather Grahame	21,330	—	8,030	29,360	*
Crystal Lail	8,044	—	1,561	9,605	*
Curtis Pohl	16,076	—	6,299	22,375	*
Directors and Executive Officers as a Group (18 persons)	233,154	—	327,610	560,764	*
*Less than one percent
Stock Ownership Guidelines
We believe it is important that our interests are aligned with the interests of our shareholders. Accordingly, our Board has established robust stock ownership guidelines for our non-employee directors and executive officers. Our stock ownership guidelines are set forth in our Corporate Governance Guidelines on our website at NorthWesternEnergy.com under About Us / Investors / Corporate Governance.
Under our stock ownership guidelines and as shown on the table on the next page, each non-employee director must retain at least five times the value of his or her annual cash Board member or Board chair retainer in common stock or deferred stock units within five years of commencing service on our Board. For executives, the stock ownership guidelines range from two to six times base salary as summarized in the table on the following page. Each executive is restricted, absent a hardship and prior Board approval, from selling stock until his or her guideline amount is achieved and must continue to maintain the required ownership level once it is obtained.
Our Board instituted stock ownership guidelines to require its members and our executives to hold a meaningful financial stake in the company to align our interests with those of our shareholders. As summarized in the table on the following page, all of our directors and NEOs have satisfied the applicable stock ownership guideline, with the

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Stock Information
exceptions of Mr. Kent Larson, who was appointed to the Board on July 28, 2022, and Ms. Crystal Lail, who became a NEO for the first time in 2021 upon her promotion to vice president and CFO.

Satisfaction of Stock Ownership Guidelines
	Pay Subject to Multiple ($)	Multiple Required	Stock Ownership Requirement ($)	Number of Shares and DSUs Owned (#)	Value of Shares and DSUs Owned ($) (1)	Percent of Guideline Achieved as of Dec. 31, 2022 (1)
Directors
Anthony Clark	50,000	5x	250,000	17,348	1,029,430	412%
Dana Dykhouse, Board Chair	150,000	5x	750,000	37,750	2,240,085	299%
Jan Horsfall	50,000	5x	250,000	4,425	262,580	105%
Britt Ide	50,000	5x	250,000	9,950	590,433	236%
Kent Larson (2)	50,000	5x	250,000	2,146	127,344	51%
Linda Sullivan, Audit Chair	50,000	5x	250,000	18,910	1,122,119	449%
Mahvash Yazdi, Compensation Chair	50,000	5x	250,000	10,122	600,639	240%
Jeffrey Yingling, Governance Chair	50,000	5x	250,000	11,668	692,379	277%
Executives
Robert Rowe	697,057	6x	4,182,342	197,727	11,733,120	281%
Brian Bird	515,000	5x	2,575,000	109,679	6,508,352	253%
Heather Grahame	454,719	3x	1,364,157	29,360	1,742,222	128%
Crystal Lail (3)	412,500	4x	1,650,000	9,605	569,961	35%
Curtis Pohl	325,233	3x	975,699	22,375	1,327,733	136%
(1)Value of shares and DSUs owned and percent of percent of guideline achieved are calculated as of December 31, 2022, using the closing stock price from December 30, 2022, of $59.34.
(2)Mr. Larson joined our Board on July 28, 2022. As of the date of this Proxy Statement, he satisfies his stock ownership guideline.
(3)Ms. Lail became subject to the 4x stock ownership guideline in February 2021 when we promoted her to vice president and CFO.

Largest Shareholders
The table below sets forth information regarding whom we know to be the beneficial owners of more than five percent of our issued and outstanding common stock. The information reflected in the table is based solely on a review of statements filed with the SEC pursuant to Sections 13(d), 13(f), and 13(g) of the Exchange Act as of February 28, 2023.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (#)	Percent of Common Stock (%)
BlackRock, Inc. (1)	8,761,422	15.20
55 East 52nd Street, New York, NY 10022
The Vanguard Group (2)	6,266,775	10.85
100 Vanguard Blvd., Malvern, PA 19355
American Century Investment Management, Inc. (3)	3,750,620	6.49
4500 Main Street, 9th Floor, Kansas City, MO 64111
(1)    Reflects shares beneficially owned by BlackRock, Inc. as of December 31, 2022, according to a statement on Schedule 13G/A filed with the SEC on January 23, 2023, which indicates that the beneficial owner, a holding company or control person in accordance with Rule 13d-1(b), has sole voting power with respect to 8,644,255 shares and sole dispositive power with respect to 8,761,422 shares. The beneficial owner holds shared voting or dispositive power with respect to none of the shares. The Schedule 13G/A certifies that the securities were acquired in the ordinary course and not with the purpose or with the effect of changing or influencing the control of NorthWestern Corporation.
(2)    Reflects shares beneficially owned by The Vanguard Group, as of December 30, 2022, according to a statement on Schedule 13G/A filed with the SEC on February 9, 2023, which indicates that the beneficial owner, an investment adviser in accordance with Rule 13d-1, has sole voting power with respect to 0 shares and sole dispositive power with respect to 6,146,900 shares. The beneficial owner has shared voting power with respect to 70,183 shares and shared dispositive power with respect to 119,875 shares. The Schedule 13G/A certifies that the

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Stock Information
securities were acquired in the ordinary course and not with the purpose or with the effect of changing or influencing the control of NorthWestern Corporation.
(3)    Reflects shares beneficially owned by American Century Investment Management, Inc., American Century Companies, Inc., and Stowers Institute for Medical Research, as of December 31, 2022, according to a statement on Schedule 13G filed with the SEC on February 8, 2023, which indicates that the beneficial owners – respectively, an investment adviser in accordance with Rule 13d-1, a parent holding company or control person in accordance with Rule 13d-1(b), and a parent holding company or control person in accordance with Rule 13d-1(b) – has sole voting power with respect to 3,634,096 shares and sole dispositive power with respect to 3,750,620 shares. The beneficial owner has shared voting or dispositive power with respect to none of the shares. The Schedule 13G certifies that the securities were acquired in the ordinary course and not with the purpose or with the effect of changing or influencing the control of NorthWestern Corporation.
Stock for Compensation Plans
The table below presents summary information about our Equity Compensation Plan, as of the close of business on December 31, 2022:
a.The aggregate number of shares of our common stock subject to outstanding stock options, warrants, and rights, including unvested performance units and unvested restricted share units;
b.The weighted average exercise price (or grant date fair value) of those outstanding stock options, warrants, and rights; and
c.The number of shares that remain available for future option grants, excluding the number of shares to be issued upon the exercise of outstanding options, warrants, and rights.
For additional information regarding our long-term incentive plans and the accounting effects of our stock-based compensation, please see Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)		Weighted average exercise price of outstanding options, warrants, and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	293,692	(2)	$50.22	(3)	828,486	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	293,692				828,486
(1)     Consists of the Equity Compensation Plan, which is the company’s only equity compensation plan.
(2)     Consists of (a) 194,407 unvested performance units, with a weighted average grant date fair value of $51.04, granted to employees who participate in our LTIP, and (b) 99,285 unvested restricted share units, with a weighted average grant date fair value of $48.62, granted to executive officers under our ERRP. For descriptions of our LTIP and ERRP, please see the Compensation Discussion and Analysis section.
(3)    Amount represents the weighted average grant date fair value of the outstanding awards reflected in column (a).
(4)    Awards under the Equity Compensation Plan can take the form of stock options, share appreciation rights, restricted and unrestricted share awards, deferred share units, and performance awards.

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Annual Meeting Information

Attending the Virtual Annual Meeting 76
Voting Details 76
General Information 79

Page 75

Annual Meeting Information
Attending the Virtual Annual Meeting
Annual Meeting Details
We will hold our virtual Annual Meeting of Shareholders for NorthWestern Corporation on April 28, 2023, at 10:00 a.m. Mountain Daylight Time at www.virtualshareholdermeeting.com/NWE2023.
Only shareholders of record or their legal proxy holders as of the record date and our invited guests may participate in the virtual annual meeting. If you wish to attend the virtual annual meeting and your shares are held in street name at a brokerage firm, bank, or other nominee, you will need to have the 16-digit control number that can be found on your notice.
A webcast of the Annual Meeting will be available on our website at NorthWesternEnergy.com under About Us / Investors / Presentations, Webcasts & Reports through April 28, 2024.
Electronic Access to Proxy Statement and Annual Report
The proxy statement, annual report, voting card, and voting instructions are available at www.proxyvote.com where you can also cast your vote and request to receive future proxy materials in printed form by mail or electronically by email. These materials will be available for one year following the annual meeting. You will need the control number provided on your notice to access the electronic materials.
Available Information
On or about March 14, 2023, we mailed to our shareholders either (1) a Notice of Internet Availability of Proxy Materials or (2) a copy of our proxy statement, a proxy card, and our 2022 Annual Report.
We file annual, quarterly, and current reports, proxy statements and other information with the SEC. These filings are available through a website maintained by a third-party and accessible through our company website at NorthWesternEnergy.com under About Us /Investors / Financials / SEC Filings. Our public filings also are available to the public from document retrieval services and the website maintained by the SEC at www.sec.gov.
Voting Procedures
Appointment of Proxy Holders
Our Board asks you to appoint our independent Board Chair, Dana Dykhouse, and our President and CEO, Brian Bird, as your proxy holders to vote your shares at the annual meeting. You make this appointment by voting the proxy card provided to you or by using one of the voting methods described below.
If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this proxy statement. If you sign and date your proxy card, but do not provide direction, they will vote your shares as recommended by our Board.
We are not aware of any matters to be brought before the annual meeting other than the matters described in the notice of annual meeting accompanying this proxy statement. The persons named in the form of proxy solicited by our Board will vote all proxies that have been properly executed, and if any matters not set forth in the notice of annual meeting are properly brought before the meeting, such persons will use their best judgment to vote on such matters.

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Annual Meeting Information
Record Date and Voting
All shareholders of record as of the close of business on the record date, February 28, 2023, are entitled to receive notice of and to vote, online or by proxy, at the virtual annual meeting or any postponement or adjournment of the annual meeting. If you owned shares of our common stock at the close of business on the record date, you are entitled to one vote per share upon each matter presented at the annual meeting. The company does not have any other outstanding class of voting stock. Shareholders whose shares are held in an account at a brokerage firm, bank, or other nominee (i.e., in “street name”) will need to obtain a proxy from the broker, bank, or other nominee that holds their shares authorizing them to vote at the annual meeting.

:
Voting on the Internet. You may vote by proxy on the internet up until 11:59 p.m. Eastern Daylight Time the day before the annual meeting. The website for internet voting is www.proxyvote.com. Easy-to-follow prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote on the internet, you can request electronic delivery of future proxy materials.

)
Voting by Telephone. You may vote by proxy by telephone at 1 (800) 690-6903 until 11:59 p.m. Eastern Daylight Time the day before the annual meeting by using the toll-free number listed on your proxy card or voting instruction form. Easy-to-follow prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

+
Voting by Mail. Mark, sign and date your proxy card or voting instruction form and return it in the postage-paid envelope provided. Your proxy card or voting instruction form must be received far enough in advance of the annual meeting to allow sufficient time for processing.

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Voting online during the Virtual Annual Meeting. If you attend the virtual annual meeting and wish to vote online during the meeting, you will need the 16-digit control number that can be found on your Annual Meeting Notice.

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Revoking Your Proxy or Your Voting Instructions to Your Proxy Holders. If you are a record holder of our common stock, you can change your vote at any time before your proxy is voted at the annual meeting by voting another time using one of the methods described above or by attending the annual meeting and voting online during the meeting. You also may revoke your proxy by delivering a notice of revocation to our corporate secretary at NorthWestern Corporation, 3010 West 69th Street, Sioux Falls, South Dakota 57108, prior to the vote at the annual meeting. If your shares are held in street name, you must contact your broker, bank, or other nominee to revoke your proxy.

Quorum
At the close of business on the record date, there were 59,769,441 shares of NorthWestern Corporation common stock outstanding and entitled to vote at the annual meeting. Each outstanding share is entitled to one vote.
A quorum, which is a majority of the outstanding shares as of the record date, is necessary to hold a valid annual meeting. A quorum will be present at the annual meeting if the holders of a majority of the shares of our common stock outstanding and entitled to vote on the record date are present online at the virtual meeting or represented by proxy. Abstentions and broker non-votes are included for determining whether a quorum is present. If a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned to solicit additional proxies.
Broker Non-Votes
Under Nasdaq rules, certain shareholder nominees (such as brokers) have the discretion to vote shares on routine matters, such as the ratification of the appointment of our independent registered public accounting firm, when they do not receive voting instructions from the beneficial owner. They do not have authority to vote on non-routine matters (such as the election of directors, the advisory vote to approve NEO compensation, and the advisory vote

NorthWestern Energy | Proxy Statement | Page 77

Annual Meeting Information
on the frequency of advisory votes on executive compensation) unless they receive instruction from the beneficial owner.
A “broker non-vote” occurs when your broker submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker does not have authority to vote on that proposal and has not received voting instructions from you. Broker non-votes are not counted as votes for or against the proposal in question or as abstentions, and are not counted to determine the number of votes present for the particular proposal.
Under Nasdaq rules, if your broker holds shares in your name and delivers this proxy statement to you, the broker is entitled to vote your shares on Proposal 2 — Ratification of Independent Registered Public Accounting Firm even if the broker does not receive voting instructions from you. Without your instructions, the broker is not entitled to vote your shares on Proposal 1 — Election of Directors, Proposal 3 — Advisory Vote to Approve Named Executive Officer Compensation, or Proposal 4 — Advisory Vote to Approve Frequency of Advisory Votes on Executive Compensation. We encourage you to provide instructions to your broker, bank, or other nominee. This ensures your shares will be voted at the annual meeting.
Required Vote and Method of Counting
The required vote and method of counting votes for the various business matters to be considered at the annual meeting are described in the table below. If you sign and return your proxy card without indicating your vote, your shares will be voted “FOR” each of the nominees for director, “FOR” ratification of Deloitte & Touche LLP as our independent registered public accounting firm, “FOR” the advisory vote to approve NEO compensation, for every “1 YEAR” on the advisory vote on the frequency of advisory votes on executive compensation, and in accordance with the recommendations of our Board on any other matters properly brought before the annual meeting for a vote.

Item of Business	Board Recommendation	Voting Approval Standard	Effect of Abstention	Effect of Broker Non-Vote
Proposal 1: Election of Directors	FOR election of each director nominee
If a quorum exists, the nominees with the most “FOR” votes are elected.

If a Nominee receives more “WITHHOLD AUTHORITY” votes than “FOR” votes, the Nominee must submit resignation for consideration by the Governance Committee and final Board decision.
			No effect	No effect
Proposal 2: Ratification of Deloitte & Touche LLP as the independent registered public accounting firm for 2023	FOR	If a quorum exists, the majority of votes present online at the meeting or represented by proxy and entitled to vote.	Vote against	Not applicable; broker may vote shares without instruction
Proposal 3: Advisory vote to approve named executive officer compensation (Say on Pay)	FOR
If a quorum exists, the majority of votes present online at the meeting or represented by proxy and entitled to vote.
This advisory vote is not binding on the Board, but the Board will consider the vote results when making future executive compensation decisions.
			Vote against	No effect
Proposal 4: Advisory vote on the frequency of the advisory votes on executive compensation (Say When on Pay)	For every 1 YEAR
If a quorum exists, the plurality of votes present in person or represented by proxy and entitled to vote.
This advisory vote is not binding on the Board, but the Board will consider the vote results when determining the frequency of future Say-on-Pay votes.
			No effect	No effect

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Annual Meeting Information
Method and Cost of Soliciting and Tabulating Votes
The Board is providing these proxy materials to you in connection with the solicitation by the Board of proxies to be voted at our virtual annual meeting. NorthWestern will pay the cost of the solicitation, which will be made primarily by the use of mail and the internet. Proxies also may be solicited in person or by telephone, facsimile, or similar means by our directors, officers, or employees without additional compensation.
We will, on request, reimburse shareholders who are brokers, banks, or other nominees for their reasonable expenses in sending proxy materials and annual reports to the beneficial owners of the shares they hold of record. Broadridge Financial Solutions, Inc., will be the proxy tabulator.
Assistance
If you need assistance with voting your proxy or have questions regarding our annual meeting, please contact:

Travis Meyer Director Corporate Finance and Investor Relations Officer (605) 978-2945	or	Emily Folsom Assistant Corporate Secretary (605) 978-2871
No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. You should not assume that the information contained in this proxy statement is accurate as of any date other than the date of this proxy statement, and the mailing of this proxy statement to shareholders shall not create any implication to the contrary.
General Information
Householding; Receipt of Multiple Notices
Under the rules of the SEC, a single Notice of Internet Availability of Proxy Materials or set of annual reports and proxy statements may be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. In accordance with a notice sent to certain shareholders who shared a single address, only one annual report and proxy statement were sent to that address unless any shareholder at that address requested that multiple sets of documents be sent. However, if any shareholder who agreed to householding wishes to receive a separate annual report or proxy statement for 2023 or in the future, he or she may call (800) 542-1061 or write to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717, and the company will deliver promptly upon such written or oral request a separate Notice of Internet Availability of Proxy Materials or annual report or proxy statement. Shareholders sharing an address who wish to receive a single set of reports may do so by contacting their banks, brokers, or other nominees, if they are beneficial holders, or by contacting Broadridge at the address above, if they are record holders.
Future Shareholder Proposals and Director Nominations
Shareholder Proposals for Inclusion in Next Year’s Proxy Statement. To be considered for inclusion in the proxy statement for our annual meeting to be held in 2024, shareholder proposals submitted under Exchange Act Rule 14a-8 must be received by the corporate secretary of NorthWestern Corporation not later than November 14, 2023. Such proposal must comply with all applicable SEC requirements that a shareholder must meet in order to have a shareholder proposal included in the company’s proxy statement.

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Annual Meeting Information
Other Shareholder Proposals for Presentation at the 2024 Annual Shareholders’ Meeting. For nominations of persons for election as a director or for any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly from the floor of the 2024 Annual Meeting, the company’s bylaws require that notice must be given to the corporate secretary of NorthWestern Corporation between December 29, 2023 and January 28, 2024.
Universal Proxy Card. To comply with the universal proxy rules, shareholders who intend to solicit proxies of director nominees for the 2024 Annual Meeting must provide notice to the corporate secretary of NorthWestern Corporation that sets forth the information required by Rule 14a-19 under the Exchange Act, as well as the information specified below, between December 29, 2023 and January 28, 2024.
Shareholder proposals should be delivered or mailed to and received by the Company at its principal executive offices in accordance with the dates set forth above and addressed to the corporate secretary of NorthWestern Corporation at 3010 West 69th Street, Sioux Falls, South Dakota, 57108.
To be in proper written form, a shareholder’s notice for both annual and special meetings must set forth:
(1)     as to each person whom the shareholder proposes to nominate for election as a director, (a) the name, age, and business and residence address of the person, (b) the principal occupation or employment of the person, (c) the class or series and number of shares of capital stock of the company that are owned beneficially or of record by the person, (d) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities and Exchange Act of 1934, as amended (Exchange Act) and the rules and regulations promulgated thereunder, and (e) the written consent of each proposed nominee to being named as a nominee and to serve as a director if elected;
(2)     as to any other business that the shareholder proposes to bring before the meeting, (a) a brief description of the business desired to be brought before the meeting, (b) the text of the proposal or business (including the text of any resolutions proposed for consideration, and, in the event that such business includes a proposal to amend the bylaws of the company, the language of the proposed amendment), (c) the reasons for conducting such business at the meeting, and (d) any material interest of such shareholder in the business being proposed and the beneficial owner, if any, on whose behalf the proposal is being made; and
(3)     as to the shareholder giving this notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (a) the name and record address of such shareholder and any such beneficial owner, (b) the class or series and number of shares of capital stock of the company that are owned beneficially or of record by such shareholder and beneficial owner, (c) a description of all arrangements or understandings between such shareholder and any such beneficial owner and each proposed nominee and any other persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (d) a representation that such shareholder is a shareholder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the persons and/or conduct the business being proposed as described in the notice, and (e) a representation of whether such shareholder or any such beneficial owner intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (ii) otherwise to solicit proxies from shareholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a shareholder with respect to an annual meeting if the shareholder has notified the company of his or her intention to present a proposal at such annual meeting in compliance with Regulation 14A (or any successor thereof) promulgated under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the company to solicit proxies for such annual meeting. The company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the company.

NorthWestern Energy | Proxy Statement | Page 80

Proxy Statement Glossary
The list below defines the various terms, abbreviations, and acronyms used in this proxy statement.

AGA	American Gas Association
Board	Board of Directors of NorthWestern Corporation
CAP	Compensation actually paid, as determined in accordance with the calculations required by Item 402(v) of Regulation S-K
CD&A	Compensation Discussion and Analysis
CEO or PEO	Chief Executive Officer
CFO	Chief Financial Officer
COBRA	Consolidated Omnibus Budget Reconciliation Act
Code of Conduct	Code of Conduct and Ethics
Company	NorthWestern Corporation d/b/a NorthWestern Energy
Compensation Committee	Human Resources Committee
Deloitte	Deloitte & Touche LLP
Director Deferred Plan	NorthWestern Corporation 2005 Deferred Compensation Plan for Non-Employee Directors
Equity Compensation Plan or Plan	NorthWestern Corporation Amended and Restated Equity Compensation Plan
(f/k/a NorthWestern Corporation Amended and Restated 2005 Long-Term Incentive Plan), effective May 1, 2021, and approved by shareholders on April 22, 2021
EPS	Earnings per share
ERM	Enterprise Risk Management and Business Continuity Programs
ERRP	Executive Retention / Retirement Program
ESG	Environmental, social, and governance
Exchange Act	Securities and Exchange Act of 1934, as amended
Executive Officer	The Named Executive Officers and other executives responsible for company policy, strategy and operations. For 2022, there were nine executive officers serving on our executive team.
Governance Committee	Nominating and Governance Committee
Key Employee Severance Plan	NorthWestern Corporation Key Employee Severance Plan, effective Oct. 19, 2016
LTIP	Long-Term Incentive Program
NACD	National Association of Corporate Directors
Named Executive Officer
Anyone who served as CEO or CFO during 2022, and the three other most highly compensated individuals, other than the CEO and CFO, who were serving as executive officers at the end of 2022. Our named executive officers for 2022 are identified in the Compensation Discussion and Analysis section of this proxy statement.

Nasdaq	The Nasdaq Stock Market LLC
NorthWestern, our, us, or we	NorthWestern Corporation d/b/a NorthWestern Energy
NYSE	New York Stock Exchange
Officer Deferred Plan	NorthWestern Corporation 2009 Officer Deferred Compensation Plan
OSHA	Occupational Safety and Health Administration
Our	NorthWestern Corporation d/b/a NorthWestern Energy
PCAOB	Public Company Accounting Oversight Board
Record Date	February 28, 2023
ROAE	Return on average equity
SAIDI	System Average Interruption Duration Index
SEC	Securities and Exchange Commission
TSR	Total shareholder return

Montana Operational Support Office 11 East Park Street Butte, Montana 59701 (406) 497-1000	South Dakota / Nebraska Operational Support Office 600 Market Street West Huron, South Dakota 57350 (605) 353-7478	Corporate Support Office 3010 West 69th Street Sioux Falls, South Dakota 57108 (605) 978-2900

Connect With Us:

NorthWestern Energy.com

VOTING CARD
[Front Side]

NORTHWESTERN CORPORATION 3010 W. 69TH STREET SIOUX FALLS, SD 57108
VOTE BY INTERNET
Before the Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/NWE2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY, 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NORTHWESTERN CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	For All	Withhold All	For All Except	To withold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following nominees:	☐	☐	☐
Vote on Directors 1. Election of Directors Nominees:
01) Brian Bird 02) Anthony Clark 03) Dana Dykhouse 04) Sherina Edwards 05) Jan Horsfall	06) Britt Ide 07) Kent Larson 08) Linda Sullivan 09) Mahvash Yazdi 10) Jeffrey Yingling
The Board of Directors recommends that you vote FOR Proposal 2:					For	Against	Abstain
2. Ratification of Deloitte & Touche LLP as the independent registered public accounting firm for 2023.					☐	☐	☐
The Board of Directors recommends that you vote FOR Proposal 3:
3. Advisory vote to approve named executive officer compensation.					☐	☐	☐
The Board of Directors recommends that you vote for 1 YEAR on Proposal 4:				1 Year	2 Years	3 Years	Abstain
4. Advisory vote on the frequency of the advisory votes on executive compensation.				☐	☐	☐	☐

Please sign exactly as name(s) appear(s) on this Proxy. Joint owners should each sign personally. Corporation Proxies should be signed by an authorized officer. When signing as executors, administrators, trustees, etc., give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

VOTING CARD
[Back Side]

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

PLEASE VOTE PROMPTLY BY INTERNET, PHONE OR MAIL.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report with 10-K Wrap are available at www.proxyvote.com.

NORTHWESTERN CORPORATION
3010 W. 69TH STREET, SIOUX FALLS, SD 57108

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON April 28, 2023

The undersigned hereby appoints Dana Dykhouse and Brian Bird, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the 2023 Annual Meeting of Shareholders of NORTHWESTERN CORPORATION to be held virtually at www.virtualshareholdermeeting.com/NWE2023 on Friday, April 28, 2023, at 10:00 a.m. Mountain Daylight Time, or at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, and to vote all shares of common stock of the Company which the undersigned may be entitled to vote at said Meeting as directed on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED WITH RESPECT TO EACH ITEM AS RECOMMENDED BY THE BOARD OF DIRECTORS. THE PROXIES ALSO ARE AUTHORIZED TO VOTE UPON ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, UTILIZING THEIR OWN DISCRETION.

Continued and to be signed on the reverse side